EXHIBIT 10.25

                                CREDIT AGREEMENT

                                     between

                            CFI MORTGAGE CORPORATION
    (to be known as Bankers Direct Mortgage Corporation as of July 1, 1997),
                                   as BORROWER

                             BANK ONE, TEXAS, N.A.,
                            as ADMINISTRATIVE AGENT,

                                       and

                                CERTAIN LENDERS,
                                   as LENDERS

                                   $50,000,000

                                  June 30, 1997

                                    BANK ONE.

                      PREPARED BY HAYNES AND BOONE, L.L.P.

TABLE OF CONTENTS

 SECTION 1. DEFINITIONS AND REFERENCES ......................................1
 1.1 Definitions ............................................................1
 1.2 Time References .......................................................15
 1.3 Other References ......................................................15
 1.4 Accounting Principles .................................................15
 SECTION 2. BORROWING PROVISIONS ...........................................16
          2.1    Commitments ...............................................16
          2.2    Borrowing Request .........................................16
          2.3    Funding ...................................................16
          2.4    Wet Borrowings ............................................17
          2.5    Terminations ..............................................18

 SECTION 3. PAYMENT TERMS ..................................................18
          3.1    Notes .....................................................18
          3.2    Payment Procedures ........................................18
          3.3    Scheduled Payments ........................................19
          3.4    Prepayments ...............................................t9
          3.5    Order of Application ......................................20
          3.6    Sharing ...................................................21
          3.7    Interest Rates ............................................21
          3.8    Interest Periods ..........................................23
          3.9    Basis Unavailable or Inadequate for LIBOR .................23
          3.10   Additional Costs ..........................................23
          3.11   Change in Governmental Requirements .......................24
          3.12   Funding Loss ..............................................24
          3.13   Foreign Lenders, Participants, and Purchasers .............25
          3.14   Fees ......................................................25

 SECTION 4. COLLATERAL PROCEDURES ..........................................25
          4.1    Eligible Collateral .......................................25
          4.2    Borrowing Base ............................................25
          4.3    Collateral Delivery .......................................26
          4.4    Bailee and Administrative Agent. ..........................26
          4.5    Shipment for Sale .........................................26
          4.6    Shipment for Correction ...................................27
          4.7    Release of Collateral .....................................27

 SECTION 5.  CONDITIONS PRECENDENT..........................................27

 SECTION 6. REPRESENTATIONS AND WARRANTIES..................................28
          6.1    Purpose of Credit .........................................28
          6.2    About the Companies .......................................28
          6.3    Authorization and Contravention ...........................29
          6.4    Binding Effect ............................................29
          6.5    Fiscal Year ...............................................29
          6.6    Current Financials ........................................29
          6.7    Debt ......................................................29
          6.8    Solvency ..................................................29
          6.9    Litigation ................................................29
          6.10   Transactions with Affiliates ..............................30
          6.11   Taxes .....................................................30
          6.12   Employee Plans ............................................30
          6.13   Property and Liens ........................................30
          6.14   Intellectual Property .....................................30
          6.15   Environmental Matters .....................................30
          6.16   Government Regulations ....................................31
          6.17   Insurance .................................................31
          6.18   Appraisals ................................................31
          6.19   Full Disclosure ...........................................31

SECTION 7. AFFIRMATIVE COVENANTS ...........................................31
          7.1    Reporting Requirements ....................................32
          7.2    Use of Proceeds ...........................................33
          7.3    Books and Records .........................................33
          7.4    Inspections ...............................................33
          7.5    Taxes .....................................................33
          7.6    Expenses ..................................................33
          7.7    Maintenance of Existence, Assets, and Business ............34
          7.8    Insurance .................................................34
          7.9    Appraisals ................................................34
          7.10   INDEMNIFICATION ...........................................34

 SECTION 8. NEGATIVE COVENANTS .............................................35
          8.1    Debt ......................................................35
          8.2    Liens .....................................................35
          8.3    Loans, Advances, and Investments ..........................36
          8.4    Distributions .............................................37
          8.5    Merger or Consolidation ...................................37
          8.6    Liquidations and Dispositions of Assets ...................38
          8.7    Use of Proceeds ...........................................38
          8.8    Transactions with Affiliates . ............................38
          8.9    Employee Plans ............................................38
          8.10   Compliance with Governmental Requirements and Documents....38
          8.11   Government Regulations ....................................38
          8.12   Fiscal Year Accounting ....................................38
          8.13   New Businesses ............................................38
          8.14   Assignment ................................................38
          8.15   Strict Compliance .........................................38

                             SCHEDULES AND EXHIBITS

                Schedule 2                -     Lenders and Commitments
                Schedule 4.1              -     Eligibility Conditions
                Schedule 4.2              -     Borrowing--Base Calculations
                Schedule 4.3              -     Collateral Procedures
                Schedule 5                -     Closing Conditions
                Schedule 6.2              -     Companies
                Schedule 6.9              -     Litigation and Judgments
                Schedule 6.10             -     Affiliate Transactions

                Exhibit A                 -  Warehouse Note
                Exhibit B                 -  Guaranty
                Exhibit C-I               -  Security Agreement
                Exhibit C-2               -  Financing Statement
                Exhibit C-3               -  Shipping Request
                Exhibit C-4               -  Bailee Letter for Investors
                Exhibit C-5               -  Bailee Letter for Pool Custodian
                Exhibit C-6               -  Trust Receipt and Agreement
                Exhibit C-7               -  Release Request
                Exhibit D- I              -  Borrowing Request
                Exhibit D-2               -  Collateral-Delivery Notice
                Exhibit D-3               -  Borrowing-Base Report
                Exhibit D-4               -  Take-Out Report
                Exhibit D-5               -  Management Report
                Exhibit D-6               -  Compliance Certificate
                Exhibit D-7               -  Collateral-Conversion Notice
                Exhibit E                 -  Opinion of Counsel
                Exhibit F                 -  Assignment and Assumption Agreement

                                CREDIT AGREEMENT

          THIS AGREEMENT is entered into as of June 30, 1997, between CFI MORTGAGE CORPORATION, a Florida corporation (to be known as Banker's Direct Mortgage Corporation as of July 1, 1997) ("BORROWER"), the Lenders described below, and BANK ONE, TEXAS, N.A., as Administrative Agent for Lenders.

                       (see SECTION 1.1 for defined terms)

          Borrower originates, acquires, markets, and sells Mortgage Loans and has requested Lenders to commit to provide Borrowings to finance Borrower's Mortgage Loan origination and acquisition until those Mortgage Loans are sold in the secondary market. Borrower proposes to grant to Administrative Agent for Lenders first-priority Liens upon, among other things, the Mortgage Collateral delivered to Administrative Agent under this agreement. Lenders have agreed upon the terms of this agreement to provide those Borrowings up to the lesser of EITHER the total Commitments OR the Borrowing Base.

          ACCORDINGLY, for adequate and sufficient consideration, Borrower, Lenders, and Administrative Agent agree as follows:


SECTION 1. DEFINITIONS AND REFERENCES. Unless stated otherwise, the following provisions apply to each Credit Document and annexes, exhibits, and schedules to -- and certificates, reports, and other writings delivered under -- the Credit Documents.

          1.1 Definitions.

          ADMINISTRATIVE AGENT means, at any time, Bank One, Texas, N.A. (or its successor appointed under SECTION 11.6), acting as administrative, collateral, managing, and syndication agent for Lenders under the Credit Documents.

          AFFILIATE of a Person means any other individual or entity who directly or indirectly controls, is controlled by, or is under common control with that Person. For purposes of this definition (a) "CONTROL, " 11 CONTROLLED BY," and "UNDER COMMON CONTROL WITH" mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of voting securities or other interests, by contract, or otherwise), and (b) the Companies are "Affiliates" of each other.

          AGENT'S REQUEST IS defined in SECTION 2.3(F).

          APPLICABLE MARGIN means, for each Borrowing-Purpose Category and relevant Borrowing-Price Category in the table below, the positive or negative interest margin beside those categories:

BORROWING-PURPOSE CATEGORY     Borrowing-Price Category       Applicable Margin
Repurchase Borrowings          Base Rate                            +.50%
                               Fed-Funds Rate or LIBOR             +2.00%
Second-Lien Borrowing          Base Rate                            +.50%
                               Fed-Funds Rate or LIBOR              +2.00
B/C Borrowing                  Base Rate                            +.50%
                               Fed-Funds Rate or LIBOR              +2.00
Other Borrowings               Base Rate                             +0%
                               Fed-Funds Rate or LIBOR             +1.75%


          Appraisal means, for any Mortgage Loan, a written statement of the market value of the real property securing it, if any.

          APPRAISAL REQUIREMENT means any Governmental Requirement that is applicable to appraisals of mortgaged-residential property in connection with transactions involving that property, including, without limitation, TITLE XI OF the FINANCIAL INSTITUTIONS REFORM, RECOVERY, AND ENFORCEMENT ACT OF 1989, the FEDERAL DEPOSIT INSURANCE CORPORATION IMPROVEMENT ACT OF 1991, 12 C.F.R. CHAPTER 1, PART 34, SUBPART C, 12 C.F.R. CHAPTER 11, SUBCHAPTER A, PART 225, SUBPART G, and 12 C.F.R. CHAPTER III, SUBCHAPTER B, PART 323.

          APPROVED INVESTOR means (a) FHLMC, FNMA, and GNMA and (b) any other Person from time to time named on lists (separate lists will be maintained for B/C Borrowings, Second-Lien Borrowings, and for all other Borrowings) agreed to by Administrative Agent and Borrower, which list Administrative Agent shall furnish to any Lender upon request, as that list may be amended from time to time (i) by Borrower and Administrative Agent to remove or add other names as Administrative Agent and Borrower may agree, (ii) by either Administrative Agent or Required Lenders to remove any such other Person after Administrative Agent has or Required Lenders have given to Borrower notice of, and art opportunity to discuss, the proposed removal of that Person, or (iii) automatically, without signing by any party, to remove any such Person who then (A) is not Solvent, (B) fails to pay its debts generally as they become due, (C) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (D) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law, OTHER THAN as a creditor or claimant, that could suspend or otherwise adversely affect the Rights OF any Company, Administrative Agent, or any Lender in connection with the transactions contemplated in the Credit Documents. With respect to Jumbo Loans, the term "APPROVED INVESTOR" WILL be deemed to refer to an Approved-Jumbo Investor. Administrative Agent will designate, in its sole discretion, Tier I Approved Investors and Tier 2 Approved Investors.

          APPROVED-JUMBO INVESTOR means (a) FHLMC, FNMA, and GNMA and (b) any other Person from time to time named on a list agreed to by Administrative Agent and Borrower, which Administrative Agent shall furnish to any Lender upon request, as that list may be amended from time to time (i) by Borrower and Administrative Agent to remove or add other names as Administrative Agent and Borrower may agree, (ii) by either Administrative Agent or Required Lenders to remove any such other Person after Administrative Agent has or Required Lenders have given to Borrower notice of, and an opportunity to discuss, the proposed removal OF that Person, or (iii) automatically, without signing by any party, to remove any such Person who then (A) is not Solvent, (B) fails to pay its debts generally as they become due, (C) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (D) becomes a party to or is made the subject of any proceeding provided for by any Debtor Law, OTHER THAN as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of either Borrower, Administrative Agent, or any Lender in connection with the transactions contemplated in the Credit Documents.

          ASSIGNMENT means an Assignment and Assumption Agreement executed by a selling Lender and a Purchaser under SECTION 12.12 and SECTION 12.14 and delivered to Administrative Agent in substantially the form of EXHIBIT F.

          AVERAGE-ADJUSTED-BASE RATE means, for any period, an annual interest rate equal to the QUOTIENT of (a) the sum of the Base Rate plus the Applicable Margin for each calendar day during that period DIVIDED BY (b) the number of days during that period.

          AVERAGE-ADJUSTED-FED-FUNDS RATE means, for any period, an annual interest rate equal to the QUOTIENT of (a) the sum of the Fed-Funds Rate plus the Applicable Margin for each calendar day during that period DIVIDED BY (b) the number of days during that period.

          AVERAGE-ADJUSTED-LIBOR RATE means, for any period, an annual interest rate equal to the QUOTIENT of (a) the sum of LIBOR plus the Applicable Margin for each calendar day during that period DIVIDED BY (b) the number of days during that period.

          AVERAGE COMMITMENT means, for any period and any Lender, the QUOTIENT of the (a) the sum of that Lender's Commitment as of the close of business for each calendar day during that period DIVIDED BY (b) the number of days during that period.

          AVERAGE-PRINCIPAL DEBT means, for any period and any Lender, the QUOTIENT of (a) the sum of the Principal Debt owed to that Lender as of the close of business for each calendar day (which for any day that is not a Business Day is deemed for this definition to be the Principal Debt as of the close of business for the preceding Business Day) during that period DIVIDED BY
(b) the number of days during that period.

          BAILEE LETTER means, as applicable under the circumstances, one of the letters executed and delivered by Administrative Agent in substantially the form of EXHIBIT C-4 or EXHIBIT C-5.

          BASE RATE means an annual interest rate equal from day to day to the floating annual interest rate established by Administrative Agent from time to time as its base-rate of interest, which may not be the lowest interest rate charged by Administrative Agent on loans similar to the Borrowings.

          BASE-RATE BORROWING means any Borrowing bearing interest at the Average-Adjusted-Base Rate.

          BIC BORROWING means a Borrowing that is (a) a Ratable Borrowing, (b) advanced against either a B-Mortgage Loan or a C-Mortgage Loan, and (c) subject to the Non-Agency Sublimit.

          B-MORTGAGE LOAN means a Mortgage Loan that (a) is not eligible for purchase in a traditional prime program (but may be available for inclusion in FHLMC's or FNMA's B/C program) or FHLMC for reasons other than that the amount of the Mortgage Loan exceeds the maximum eligible loan amount, (b) satisfies the Companies' own underwriting standards for classification a "B" credit grade Mortgage Loan, and (c) currently complies will all applicable requirements for purchase under a valid and binding Take-Out Commitment.

          BORROWER IS defined in the preamble to this agreement.

          BORROWING means any amount disbursed by Lenders to Borrower under the Credit Documents as an original disbursement of funds or as a renewal, extension, or continuation of an amount outstanding in accordance with their Commitment Percentages, or (b) by Administrative Agent in accordance with, and to satisfy a Company's obligations under, any Credit Document.

          BORROWING BASE means, at any time, the amount described on SCHEDULE
4.2 and calculated under SECTION 4.2.

          BORROWING-BASE REPORT means a report executed by Administrative Agent and delivered to Borrower and Lenders in substantially the form OF EXHIBIT D-3.

          BORROWING DATE means, for any Borrowing, the date it is disbursed.

          BORROWING EXCESS means, at any time, the amount by w1iich any OF the limitations of SECTION 2.1 is exceeded.

          BORROWING-PRICE CATEGORY means any category of Borrowing determined with respect to the applicable interest option, E.G., a Base-Rate Borrowing, Fed-Funds Borrowing, or LIBOR Borrowing.

          BORROWING-PURPOSE CATEGORY means any category of Borrowing determined with respect to its purpose, E.G., a Borrowing, which may be a Dry Borrowing, Wet Borrowing, Repurchase Borrowing, B/C Borrowing, or Second-Lien Borrowing.

          BORROWING REQUEST means a request executed by a Responsible Officer of Borrower requesting a Borrowing and delivered to Administrative Agent in substantially the form of EXHIBIT D-1.

          BUSINESS DAY means (a) for purposes OF any LIBOR BORROWING, a day when commercial banks ARE OPEN FOR INTERNATIONAL business in London, England, and (b) for all other purposes, any day OTHER THAN Saturday, Sunday, and any other day that commercial banks are authorized by applicable Governmental Requirements to be closed in Texas.

          CALENDAR MONTH means that portion of a calendar month that occurs at any time from the date of this agreement to the Termination Date.

          CALENDAR QUARTER means that portion OF a calendar quarter that occurs at any time from the date OF this agreement to the Termination Date.

          CASH FLOW means, for any month on a consolidated basis for Borrower and in accordance with GAAP, consistently applied, the sum of (a) net income plus (b) to the extent actually deducted in calculating net income, depreciation, amortization, and any other non-cash charges, minus (c) to the extent actually included in calculating net income, any non-cash revenue.

          CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act OF 1980, 42 U.S.C. SS.SS.9601 ET SEQ.

          CLOSING DATE means June 30, 1997.

          CMLTD means current maturities OF long-term debt (inclusive of the term debt extended under this agreement), plus current maturities of capital leases.

          C-MORTGAGE LOAN means a Mortgage Loan that (a) is not eligible for purchase in a traditional prime program (but may be available for inclusion in FHLMC's and FNMA's B/C program) for reasons other than that the amount of the Mortgage Loan exceeds the maximum eligible loan amount, (b) satisfies the Companies' own underwriting standards for classification a "C" credit grade Mortgage Loan, and (c) currently complies will all applicable requirements for purchase under a valid and binding Take-Out Commitment.

          COLLATERAL means all COLLATERAL as defined in the Security Agreement or as otherwise delivered by any Person as security for the Obligation.

          COLLATERAL- CONVERSION NOTICE means a notice executed by Borrower and delivered to Administrative Agent in substantially the form of EXHIBIT D-7.

          COLLATERAL-DELIVERY NOTICE means a notice executed by Borrower and delivered to Administrative Agent in substantially the form of EXHIBIT D-2.

          COLLATERAL DOCUMENTS means the documents and other items described on
SCHEDULE 4.3 and required to be delivered to Administrative Agent under SECTION 4.3.

          COMMITMENT means, at any time and for any Lender, the amounts stated beside that Lender's name on the most-recently amended SCHEDULE 2 (which amount is subject to reduction and cancellation as provided in this agreement).

          COMMITMENT PERCENTAGE means, for any Lender, the proportion (stated as a percentage) that its Commitment bears to the total Commitments OF all Lenders.

          COMPANIES means (a) at any time, Borrower and each of its Subsidiaries, and (b) where appropriate in respect of any period unless otherwise provided, includes all of their operations during that period whether discontinued or not.

          COMPLIANCE CERTIFICATE means a certificate substantially in the form of EXHIBIT D-5 and signed by a Responsible Officer of Borrower.

          CONVENTIONAL LOAN means a Mortgage Loan that (a) is not a FHA Loan or VA Loan, but (b) complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional -mortgage-purchase contract.

          CORRECTION PERIOD means 14 calendar days for any Collateral Documents shipped under SECTION 4.6 for correction.

          CURRENT FINANCIALS means EITHER (a) the Companies' Financials for the year ended December 3 1, 1996, and for the six months ended June 30, 1997, OR
(b) at any time after the Companies' annual Financials are first delivered under
SECTION 7.1(A), the Companies' annual Financials then most recently delivered to Administrative Agent and subsequent monthly Financials then most recently delivered to Administrative Agent.

          CREDIT DOCUMENTS means (a) this agreement, certificates and reports delivered under this agreement, and exhibits and schedules to this agreement,
(b) all agreements, documents, and instruments in favor of Administrative Agent or Lenders (or Administrative Agent on behalf of Lenders) ever delivered under this agreement or otherwise delivered in connection with any of the Obligation (other than assignments), and (c) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

          DEBT, for any Person and without duplication, means (a) all obligations required by GAAP to be classified upon that Person's balance sheet as liabilities, (b) liabilities secured (or for which the holder of the liabilities has an existing Right, contingent or otherwise, to be so secured) by any Lien existing on property owned or acquired by that Person, (c) obligations that under GAAP should be capitalized for financial reporting purposes, and (d) all guaranties, endorsements, and other contingent obligations with respect to Debt of others or in respect of any Employee Plan.

          DEBTOR LAWS means the BANKRUPTCY CODE OF THE UNITED STATES OF AMERICA and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, or similar Governmental Requirements affecting creditors' Rights.

          DEFAULT RATE means, for any day, an annual interest rate equal to the lesser of EITHER (a) the Fed Funds Rate plus 5%, OR (b) the Maximum Rate.

          DISTRIBUTION means, at any time and with respect to any shares of any capital stock or other equity securities issued by a Person -- means (a) the retirement, redemption, purchase, or other acquisition for value of those securities, (b) the declaration or payment of any dividend on or with respect to those securities, (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities, and (d) any other payment by that Person with respect to those securities.

          DRY BORROWING means a Borrowing for which all of the Collateral Documents have been delivered to Administrative Agent in accordance with SECTION 4.3.

          ELIGIBLE-MORTGAGE COLLATERAL means, at any time, all Eligible-Mortgage Loans and all Eligible-Mortgage Securities.

          ELIGIBLE-MORTGAGE LOAN means, at any time, a Mortgage Loan, including Repurchase Loans qualifying as Eligible Repurchase Loans, for which the applicable conditions for eligibility described in SCHEDULE 4.1 are satisfied and which may under SECTION 4.1 be included in the Borrowing Base.

          ELIGIBLE-MORTGAGE SECURITY means, at any time, a Mortgage Security for which the applicable conditions for eligibility described in SCHEDULE 4.1 are satisfied and which may under SECTION 4.1 be included in the Borrowing Base.

          ELIGIBLE-REPURCHASED LOANS means, at any time, a Mortgage Loan for which the applicable conditions for eligibility described on SCHEDULE 4.1 are satisfied and which may, under SECTION 4.1, be included in the Borrowing Base.

          EMPLOYEE PLAN means any employee-pension-benefit plan (a) covered by TITLE IV of ERISA and established or maintained by Borrower or any ERISA Affiliate (OTHER THAN a Multiemployer Plan) or (b) established or maintained by Borrower or any ERISA Affiliate, or to which Borrower or any ERISA Affiliate contributes, under the Governmental Requirements of any foreign country.

          ENVIRONMENTAL GOVERNMENTAL REQUIREMENT means any applicable Governmental Requirement that relates to protection of the environment or to the regulation of any Hazardous Substances, including, without limitation, CERCLA, the Hazardous Materials Transportation Act (49 U.S.C SS. 1801 ET SEQ.), the Resource Conservation and Recovery Act (42 U.S.C ss. 6901 ET SEQ.), the Clean Water Act (33 U.S.C. ss.1251 ET SEQ.), the Clean Air Act (42 U.S.C. SS. 7401 ET SEQ.), the Toxic Substances Control Act (15 U.S.C. ss. 2601 ET SEQ.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. ss. 136 ET SEQ.), the Emergency Planning and Community Right to Know Act (42 U.S.C SS. 11001 ET SEQ.), the Safe Drinking Water Act (42 U.S.C. ss. 201 AND SS. 300f ET SEQ.), the Rivers and Harbors Act (33 U.S.C. ss. 401 ET SEQ.), the Oil Pollution Act (33 U.S.C. ss. 2701 ET SEQ.), analogous state and local Governmental Requirements, and any analogous future enacted or adopted Governmental Requirement. =1

          ERISA means the EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974.

          ERISA AFFILIATE means any Person that, for purposes of TITLE IV of ERISA, is a member of Borrower's controlled group or is under common control with Borrower within the meaning of SECTION 414 of the IRC.

          EVENT OF DEFAULT IS defined in SECTION 10.1.

          FED-FUNDS BORROWING means any Borrowing bearing interest at the Average-Adjusted-Fed-Funds Rate.

          FED-FUNDS RATE means, for any day, the annual interest rate, rounded upwards, if necessary, to the nearest 0.01%, determined by Administrative Agent to be EITHER (a) the weighted average of the rates on overnight-federal-funds transactions with member banks of the Federal Reserve System arranged by federal-funds brokers for that day (or, if not a Business Day on the preceding Business Day) as published by the Federal Reserve Bank of New York (as published by Knight-Ridder, page 73, utilizing the Fed Effective Rate), OR (b) if not so published for any day, the average of the quotations for that day on those transactions received by Administrative Agent from three federal-funds brokers of recognized standing it may select.

          FHA means the Federal Housing Administration within the United States Department of Housing and Urban Development.

          FHA LOAN means a Mortgage Loan which is EITHER (a) fully or partially insured by FHA under the NATIONAL HOUSING ACT or TITLE V OF the HOUSING ACT OF 1949, (b) subject to a current, binding, and enforceable commitment issued by FHA for that insurance, OR (C) eligible for direct endorsement under the FHA DIRECT ENDORSEMENT PROGRAM.

          FHLMC means the Federal Home Loan Mortgage Corporation.

          FINANCIALS OF a Person means balance sheets, profit and loss statements, reconciliation of capital and surplus, and statements of cash flow prepared (a) according to GAAP (subject to year end audit adjustments with respect to interim Financials) and (b) except as stated in SECTION 1.4, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year or other relevant period, as applicable.

          FNMA means the Federal National Mortgage Association.

          FUNDING LOSS means any reasonable, out-of-pocket loss or expense that any Lender incurs because BORROWER (A) FAILS or refuses, for any reason OTHER THAN a default by the Lender claiming that loss or expense, to take any LIBOR Borrowing that it has requested under this agreement, or (b) prepays or pays any LIBOR Borrowing at any time other than the last day of the applicable Interest Period.

          FUNDING ACCOUNT means a non-interest bearing deposit account established by Borrower with Administrative Agent, styled and numbered "CFI MORTGAGE CORPORATION FUNDING ACCOUNT," Account No. 1825167602, for the deposit of Borrowings.

          GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable from time to time.

          GNMA means the Government National Mortgage ASSOCIATION.

          GOVERNMENTAL AUTHORITY means any (a) local, state, territorial, federal, or FOREIGN JUDICIAL, executive, regulatory, administrative, legislative, or governmental agency, board, bureau, commission, department, or other instrumentality, (b) private arbitration board or panel, or (c) central bank.

          GOVERNMENTAL REQUIREMENTS means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Governmental Authority.

          GUARANTOR means CF1 Mortgage, Inc.

          GUARANTY means a Guaranty in substantially the form of EXHIBIT B.

          GUIDE means the following, as applicable under the circumstances, for
(a) FHLMC, the FREDDIE MAC SELLERS' & SERVICERS' GUIDE, (B) FNMA, the FANNIE MAE SERVICING GUIDE, and (c) GNMA, as applicable, EITHER (I) the GNMA I MORTGAGE SECURITIES GUIDE, HANDBOOK GNMA 5500. ]REV-6, OR (II) the GNMA 11 MORTGAGE SECURITIES GUIDE, HANDBOOK GNMA 5500.2.

          HAZARDOUS SUBSTANCE means any substance that is designated, defined, classified, or regulated as a hazardous waste, hazardous material, pollutant, contaminant, explosive, corrosive, flammable, infectious, CARCINOGENIC, MUTAGENIC, radioactive, or toxic or hazardous substance under any Environmental Governmental Requirement, including, without limitation, any hazardous substance within the meaning of ss. 10](14) of CERCLA.

          HEDGE CONTRACT means, for any Person, any present or future, whether master or single, agreement, document or instrument providing for, or constituting an agreement to enter into (a) commodity hedges in the normal course of business in accordance with prior practices of that Person before the date of this agreement for purposes of hedging material purchases, (b) foreign-currency purchases and swaps, (c) interest-rate swaps, and (d) interest-rate-hedging products.

          HUD means the Department of Housing and Urban Development.

          INTEREST PERIOD IS determined in accordance with SECTION 3.8.

          IRC means the INTERNAL REVENUE CODE OF 1986.

          JUMBO LOAN means a Mortgage Loan (OTHER THAN a FHA Loan or VA Loan) that complies with all applicable requirements for purchase under the FNMA or FHLMC standard form of conventional mortgage purchase contract then in effect EXCEPT that the amount of it exceeds the maximum loan amount under those requirements. Except with the prior written consent of Administrative Agent, the maximum loan amount of a Mortgage Loan may not exceed $650,000.

          JUMBO SUB-LIMIT, at any time, means (a) for all Jumbo Loans, 25% of the total Commitments.

          LENDER LIEN means any present or future first-priority (except as otherwise specifically permitted under the Credit Documents) Lien securing the Obligation and assigned, conveyed, and granted to, or created in favor of, Administrative Agent for the benefit of Lenders under the Credit Documents.

          LENDERS means the financial institutions -- including, without limitation, Administrative Agent in respect of its share of Borrowings -- named on SCHEDULE 2 or on the most-recently-amended SCHEDULE 2, if any, delivered by Administrative Agent under this agreement, and, subject to this agreement, their respective successors and permitted assigns (but not any Participant who is not otherwise a party to this agreement).

          LIBOR MEANS, FOR A LIBOR BORROWING, the annual interest rate (rounded upwards, if necessary, to the nearest 0.01%) equal to the annual interest rate (rounded upwards, if necessary to the nearest 0.01%) that is (a) the rate determined by Administrative Agent (at approximately 10:00 a.m. on the second Business Day before the applicable Interest Period) as the rate reported by Telerate Mortgage Services or Knight-Ridder for deposits in United States dollars in the London interbank market that are comparable in amount and maturity of that Borrowing, or (b) if Administrative Agent cannot determine that rate, then the rate that deposits in United States dollars are offered to Administrative Agent in the amount of that LIBOR Borrowing in the London interbank market (at approximately 11:00 a.m., London, England, time on the third Business Day before the applicable Interest Period) for deposits comparable in amount and maturity of that Borrowing'

          LIBOR BORROWING means any Borrowing that bears interest at the Average-Adjusted-LIBOR Rate.

          LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners (OTHER THAN title of the lessor under an operating lease).

          LITIGATION means any action by or before any Governmental Authority.

          MANAGEMENT REPORT means a report delivered by a Responsible Officer of Borrower to Administrative Agent in substantially the form of EXHIBIT D-5.

          MARKET VALUE means, at any time (a) for Mortgage Loans, EXCEPT as provided in CLAUSE (B) below, a market value based upon the then-most recent posted net yield for 30-day mandatory future delivery furnished by FNMA and published and distributed by Telerate Mortgage Services or Knight-Ridder or (if that posted net yield is not available from these services) obtained by Administrative Agent from FNMA, (b) for Jumbo Loans or any other Mortgage Loan when the posted rate is not available from FNMA, the value determined in good faith by Administrative Agent, and (c) for Mortgage Securities, the applicable Take-Out Prices, as detailed in the then most-recent Take-Out Report delivered by Borrower under this agreement of all Take-Out Commitments relating to Mortgage Securities.

          MATERIAL-ADVERSE EVENT means any circumstance or event that, individually or collectively, is reasonably expected to result (at any time before the Commitments are fully canceled or terminated and the Obligation is fully paid and performed) in any (a) material impairment of (i) the ability of Borrower or any Guarantor to perform any of its payment or other material obligations under any Credit Document or (H) the ability of Administrative Agent or any Lender to enforce any of those obligations or any of their respective Rights under the Credit Documents, (b) material and adverse effect on the financial condition of the Companies as a whole as represented to Lenders in the Current Financials most recently delivered before the date of this agreement,
(c) material and adverse impact on any Collateral, or (d) Event of Default or Potential Default.

          MATERIAL AGREEMENT means ' for any Person, any agreement to which that Person is a party, by which that Person is bound, or to which any assets of that Person may be subject, and that is not cancelable by that Person upon less than 30-days notice without liability for further payment OTHER THAN nominal penalty, and the default under which or cancellation or forfeiture of which would be a Material Adverse Event.

          MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for any day and for any Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Governmental Requirement, the Lender is permitted to contract for, charge, take, reserve, or receive on its portion of the Obligation.

          MORTGAGE COLLATERAL means all Mortgage Loans, Mortgage Securities, and related Collateral Documents offered as Collateral under the Credit Documents.

          MORTGAGE- COLLATERAL GROUP IS defined on SCHEDULE 4.2.

          MORTGAGE LOAN means a loan that is not a construction or non-residential commercial loan, is evidenced by a valid promissory note, and is secured by a mortgage, deed of trust, or trust deed that grants a perfected first-priority Lien (or second-priority Lien with respect to Second-Lien Borrowings) on residential-real property.

          MORTGAGE POOL means a (a) "GROUP" or "GROUPING" OF Mortgage Loans assembled in accordance with, and as that term is used in, the FHLMC Guide, (b) "pool" of Mortgage Loans assembled in accordance with, and as that term is used in, the FNMA Guide or the GNMA I Guide, (c) "pool" of Mortgage Loans or a "LOAN PACKAGE" consisting of Mortgage Loans assembled in accordance with, and as those terms are used in, the GNMA 11 Guide, or (d) any other pool of Mortgage Loans assembled by an Approved Investor securing, and providing for pass-through payments of principal and interest on, its Mortgage Securities.

          MORTGAGE SECURITY means a security, in respect of an underlying pool of related Mortgage Loans, that provides for payment by the issuer to the holder of specified principal installments and a fixed-interest rate on the unpaid balance, with all prepayments being passed through to the holder, and is issued in certificate or book-entry form.

          MULTIEMPLOYER PLAN means a multiemployer plan as defined in SECTIONS 3(37) OR 4001(A)(3) OF ERISA or SECTION 414(J) OF the IRC (or any similar type OF plan established or regulated under the Governmental Requirements of any foreign country) to which Borrower or any ERISA Affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

          NET INCOME means, for any period and any Person, the amount that should, in accordance with GAAP, be reflected on that Person's income statement as net income (reflecting that Person's profit or loss after deducting its Tax expense) for that period after deduction of any minority interests.

          NET WORTH means, for any Person, the sum of its stockholder's equity as determined under GAAP.

          NON-AGENCY BORROWING means any B/C Borrowing or Second-Lien Borrowing.

          NON-AGENCY SUBLIMIT means, at any time, $20,000,000.

          NOTES means promissory notes executed and delivered by Borrower, payable to a Lender's order, in the stated principal amount of its Commitment and substantially in the form OF EXHIBIT A.

          OBLIGATION means all (a) present and future indebtedness, obligations, and liabilities of Borrower to Administrative Agent or any Lender and related to any Credit Document, whether principal, interest, fees, costs, attorneys' fees, or otherwise, (b) all present and future indebtedness, obligations, and liabilities of Borrower to Administrative Agent or any Lender in respect of any Hedge Contract, (c) amounts that would become due but for operation of 11 U.S.C ss.ss. 502 and 503 or any other provision of TITLE 11 of the United States
Code, and all renewals, extensions, and modifications of any of the foregoing, and (d) pre- and post-maturity interest on any of the foregoing, including, without limitation, all post-petition interest if any Company voluntarily or involuntarily files for protection under any Debtor Law.

          ORGANIZATIONAL DOCUMENTS means, for any Person, the documents for its formation and organization, which, for example, for a (a) corporation are its corporate charter and bylaws, (b) for a partnership is its partnership agreement, (c) for a limited-liability company are its certificate of organization and regulations, and (d) for a trust is the trust agreement or indenture under which it is created.

          PARTICIPANT IS defined in SECTION 12.13.

          PBGC means the Pension Benefit Guaranty Corporation.

          PERMITTED DEBT IS defined in SECTION 8.1.

          PERMITTED LIENS IS defined in SECTION 8.2.

          PERMITTED LOANS INVESTMENTS IS defined in SECTION 8.3.

          PERSON means any individual, entity, or Governmental Authority.

          POTENTIAL DEFAULT means any event's occurrence or any circumstance's existence that would, upon any required notice, time lapse, or both, become an Event of Default.

          PRINCIPAL DEBT means, at any time, the outstanding principal balance of all Borrowings.

          PURCHASER IS defined in SECTION 12.14.

          REGULATION Q means REGULATION Q promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. PART 17.

          REGULATION U means REGULATION U promulgated by the Board of Governors of the Federal RESERVE SYSTEM, 12 CF.R. PART 221.

          REGULATION X means REGULATION X promulgated by the Board of Governors of the Federal Reserve System, 12 CF.R. PART 224.

          RELEASE REQUEST means a Release Request executed and delivered by a Responsible Officer of Borrower to Administrative Agent in substantially the form OF EXHIBIT C-6.

          REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

          REPURCHASE BORROWING means a Borrowing that is (a) subject to the Repurchase Sublimit and (b) supported by the Borrowing Base for Eligible-Repurchased Loans.

          REPURCHASE SUBLIMIT means, at any time, $1,500,000.

          REQUIRED LENDERS means, at any time, any combination of Lenders whose
(a) Termination Percentages total at least 662/3% at any time on or after the Termination Date, or (b) Commitment Percentages total at least 662/3% at all other times.

          RESPONSIBLE OFFICER means (a) the chairman, president, chief executive officer, any vice president, -or chief financial officer of Borrower to the extent that such officer's name, title, and signature have been certified to Administrative Agent by the secretary or an assistant secretary of Borrower or
(b) any other officer designated as a "RESPONSIBLE OFFICER" in writing to Administrative Agent by any officer in CLAUSE (A) preceding.

          RIGHTS means rights, remedies, powers, privileges, and benefits.

          SECOND-LIEN BORROWING means a Borrowing that is subject to the Non-Agency Sublimit and is A SECOND-LIEN LOAN.

          SECOND-LIEN LOAN means a Mortgage Loan that grants a second-priority Lien on the underlying residential real property securing that Mortgage Loan.

          SECURITY AGREEMENT means the Security Agreement in substantially the form of EXHIBIT C-1.

          SETTLEMENT ACCOUNT means a non-interest bearing deposit account established by Borrower with Administrative Agent -- styled and numbered "CFI MORTGAGE CORPORATION SETTLEMENT ACCOUNT", Account No. 1825167644 for the deposit of payments from investors in or the settlement of Mortgage Collateral, and for the deposit of payments on the Obligation,

          SHIPPING PERIOD means 45 calendar days (or, in the case of shipping to investors in a state housing authority bond program approved by Administrative Agent, 60 calendar days) for the Collateral Documents for any Mortgage Loan shipped to or for an investor under SECTION 4.5. If the review and approval of an individual state housing authority bond program commonly exceed 60 calendar days, this time frame may be extended with Administrative Agent's approval in its sole discretion.

          SHIPPING REQUEST means a Shipping Request executed and delivered by a Responsible Officer of Borrower to Administrative Agent in substantially the form of EXHIBIT C-3.

          SOLVENT means, as to any Person, that (a) the aggregate fair market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its Debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

          STATED- TERMINATION DATE means June 30, 1998, In the event Administrative Agent fails to provide Borrower with written notice of Lenders intention to not renew this credit facility on or before 60 days PRIOR TO JUNE 30, 1998, such Stated Termination Date means July 31, 1998.

          SUBSIDIARY of any Person means any entity of which more than 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person. Unless otherwise specified or the context otherwise requires, "SUBSIDIARY" refers to a Subsidiary of Borrower.

          SUBORDINATED DEBT means any Debt (which must be Permitted Debt) in which any Company is the DEBTOR that is expressly subordinated, in form and substance acceptable to Administrative Agent in its sole discretion, to the Obligation.

          TAKE-OUT COMMITMENT means a binding commitment from an Approved Investor to purchase Mortgage Collateral, acceptable in form and substance to Administrative Agent, in favor of Borrower with respect to which there is be no condition which cannot be reasonably anticipated to be satisfied or complied with before its expiration.

          TAKE-OUT PRICE means, at any time, the amount described and calculated as provided on SCHEDULE 4.2.

          TAKE-OUT REPORT means a report delivered by Borrower to Administrative Agent substantially in the form of EXHIBIT D-4.

          TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

          TERMINATION DATE means the earlier of EITHER (a) the Stated-Termination Date, OR (b) the date that Lenders' commitments under this agreement are fully canceled or terminated.

          TERMINATION PERCENTAGE means, at any time for any Lender, the proportion (stated as a percentage) that its Principal Debt bears to the total Principal Debt.

          TIER I APPROVED INVESTOR means an Approved Investor designated as such by Administrative Agent in its sole discretion.

          TIER 2 APPROVED INVESTOR means an Approved Investor designated as such by Administrative Agent in its sole discretion.

          TRUST RECEIPT means a Trust Receipt and Agreement executed and delivered by BORROWER TO Administrative Agent in substantially the form of EXHIBIT C-6.

          UCC means the UNIFORM COMMERCIAL CODE as enacted in Texas or other applicable jurisdictions.

          VA means the Department of Veteran's Affairs.

          VA LOAN means a Mortgage Loan (a) the full or partial payment of w1iich is guaranteed by the VA under the SERVICEMEN'S READJUSTMENT ACT OF 1944 or CHAPTER 37 of TITLE 38 of the UNITED STATES CODE, (b) for which the VA has issued a current binding and enforceable commitment for such a guaranty, OR (c) that is subject to an automatic guarantee by the VA. In each case, the applicable guaranty, commitment to guarantee, or automatic guaranty is for the maximum amount permitted by Governmental Requirements.

          WAREHOUSE NOTE means a promissory note executed and delivered by Borrower, payable to a Lender's order, in the stated principal amount of its Commitment, and substantially in the form of EXHIBIT A, as renewed, extended, amended, or replaced.

          WET BORROWING means a Borrowing for which all of the Collateral Documents have not been delivered to Lender in accordance with SECTION 4.3.

          WET PERIOD means 5 Business Days for the Collateral Documents for any Mortgage Loan that supports a Wet Borrowing.

          WET SUBLIMIT means (a) 30% of the total Commitments for the first five and last five Business Days of each Calendar Month, and (b) 20% at all other times.

          WIRE INSTRUCTIONS mean, for any Person, the information for wire transfers of funds to that Person, which (until changed by written notice to all other parties to this agreement) are stated for (a) Borrower and Administrative Agent, either beside their names on the signature pages below or as otherwise disclosed by Administrative Agent, and (b) each Lender, beside its name on
SCHEDULE 2.

          1.2 Time References. Unless otherwise specified, in the Credit Documents (a) time references (E.G., 10:00 a.m.) are to time in Dallas, Texas, and (b) in calculating a period from one date to another, the word "from" means "from AND INCLUDING" and the word "TO" or "UNTIL" means "TO BUT EXCLUDING."

          1.3 Other References. Unless otherwise specified, in the Credit Documents (a) where appropriate, the singular includes the plural and VICE VERSA, and words of any gender include each other gender, (b) heading and caption references may not be construed in interpreting provisions, (c) monetary references are to currency of the United States of America, (d) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Credit Document in which they are used, (e) references to 11TELEFAX," "TELECOPY," "FACSIMILE," "fax," or similar terms are to facsimile or telecopy transmissions, (f) references to "INCLUDING" mean including without limiting the generality of any description preceding that word, (g) the rule of construction that references to general items that follow references to specific items as being limited to the same type or character of those specific items is not applicable in the Credit Documents, (h) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (i) references to any Governmental Requirement include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and 0) references to any Credit Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

          1.4 ACCOUNTING PRINCIPLES. Unless otherwise specified, in the Credit Documents (a) GAAP in effect on the date of this agreement determines all accounting and financial terms and compliance with financial covenants, (b) otherwise, all accounting principles applied in a Current period must be comparable in all material respects to those applied during the preceding comparable period, and (c) while Borrower has any consolidated Subsidiaries (i) all accounting and financial terms and compliance with reporting covenants must be on a consolidating and consolidated basis, as applicable, and (ii) compliance with financial covenants must be on a consolidated basis.

SECTION 2. BORROWING PROVISIONS.

          2.1 Commitments. Subject to the limitations below and other provisions of the Credit Documents and on Business Days before the Termination Date, each Lender severally agrees to provide its Commitment Percentage of Borrowings so long as, in each case, no Borrowing may be disbursed that CD would cause any of the following applicable limitations to be exceeded, which limitations must be read together and are not mutually exclusive:

          The total Principal Debt may never exceed the lesser of EITHER (a) the total Commitments OR (b) the Borrowing Base.

          The total Principal Debt of all Repurchase Borrowings may never exceed the Repurchase Sublimit.

          The total Principal Debt of all Wet Borrowings may never exceed the Wet Sublimit.

          The total Principal Debt of all B/C Borrowings may never exceed the LESSER OF either (a) the Non-Agency Sublimit as reduced by Second-Lien Borrowings or (b) the portion of the C, Borrowing Base attributable to Collateral consisting of B-Mortgage Loans and C-Mortgage Loans.

          The total Principal Debt of all Second-Lien Borrowings may never exceed the LESSER OF either (a) the Non-Agency Sublimit as reduced by B/C Borrowings or (b) the portion of the Borrowing Base attributable to Collateral consisting of Second-Lien Loans.

          No Lender's direct or indirect portion of the Principal Debt under this SECTION 2.1 may ever exceed either its Commitment or its Commitment Percentage of the Principal Debt.

          2.2 Borrowing Request. Borrower may only request a Borrowing by timely delivering to Administrative Agent a Collateral-Delivery Notice and required Collateral Documents under SECTION 4.3 and by delivering to Administrative Agent a Borrowing Request for the Borrowing before 12:00 p.m. (noon) on the Borrowing Date for it for a Base-Rate Borrowing or a Fed-Funds Borrowing OR the third Business Day before the Borrowing Date for a LIBOR Borrowing. A Borrowing Request is irrevocable and binding on Borrower when delivered. Administrative Agent shall use its best efforts to promptly, but at least by 1:00 p.m. on the day it timely receives a Borrowing Request for a Borrowing, send a copy of it to each Lender by fax and confirm it by telephone.

          2.3 Fundings.

                 (a) Remittance by Lenders. Each Lender shall remit its Commitment Percentage of any Borrowing requested in a Borrowing Request to Administrative Agent's principal office in Dallas, Texas, by wire transfer according to Administrative Agent's Wire Instructions, in funds that are available for immediate use by Administrative Agent by, 2:00 p.m. on the Borrowing Date.

                 (B) FUNDING BY ADMINISTRATIVE AGENT. Subject to receipt of those funds, Administrative Agent shall, unless to its actual knowledge any of the applicable conditions precedent have not been satisfied by Borrower or waived by the requisite Lenders, EITHER (A) deposit those funds into the Funding Account for a Dry Borrowing, OR (B) wire transfer those funds in accordance with the Borrowing Request for a Wet Borrowing.

                 (c) NON-REMITTANCE UNDER BORROWING REQUEST. Absent contrary written notice from a Lender received by Administrative Agent by 2:00 p.m. on the Borrowing Date, Administrative Agent may assume that each Lender has made its Commitment Percentage of a Borrowing under a Borrowing Request available to Administrative Agent on the Borrowing Date and may, but is not obligated to, make available to Borrower a corresponding amount. If a Lender fails to make its Commitment Percentage of that Borrowing available to Administrative Agent on the Borrowing Date, whether because of that Lender's default, because that Lender is not open for business on that Business Day, or otherwise, then Administrative Agent may recover that amount on demand
        (i) from that Lender, TOGETHER WITH interest at the Fed-Funds Rate, during the period from the Borrowing Date to the date Administrative Agent recovers that amount from that Lender, which payment is then deemed to be that Lender's Commitment Percentage of that Borrowing, or
        (H) if that Lender fails to pay that amount upon demand, then from Borrower, if applicable, TOGETHER WITH interest at an annual interest rate equal to the rate applicable to the requested Borrowing during the period from the Borrowing Date to the date Administrative Agent recovers that amount from Borrower. Notwithstanding these provisions, each Lender remains obligated to lend its Commitment Percentage of that Borrowing, assumes the credit risk for that amount when the Borrowing is made available to or for Borrower, and, after Administrative Agent has recovered the amount of interest provided for in CAUSE (I) above, is entitled to interest on that amount from the Borrowing Date.

                 (D) OTHER LENDERS. Although no Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing, that failure does not excuse any other Lender from making its Commitment Percentage of that Borrowing.

          2.4 Wet Borrowings. 'Me conditions and procedures of SECTION 2.2 and
SECTION 2.3 apply to Wet Borrowings, EXCEPT as follows:

(A) COLLATERAL DOCUMENTS. a Wet Borrowing may be funded before delivery to Administrative Agent of all of the required Collateral Documents for the Mortgage Loans supporting that Wet Borrowing. The Collateral-Delivery Notice delivered to Administrative Agent for a Wet Borrowing may be sent to Administrative Agent by fax but must identify and describe each Mortgage Loan that supports that Wet Borrowing and the amount of the Borrowing Base applicable to it. By delivering the Collateral-Delivery Notice, Borrower confirms its grant under this agreement of Lender Liens, from the Borrowing Date for each Wet Borrowing, on each Collateral Document offered as Collateral in that Collateral-Delivery Notice that is perfected subject to the delivery of the related promissory notes for those Mortgage Loans to Administrative Agent or its bailee.

                 (b) Funding by ADMINISTRATIVE AGENT. Administrative Agent shall make the funds available to Borrower by 4:00 p.m. on the Borrowing Date by wire transferring these funds in accordance with the Borrowing Request or by depositing these funds into the Funding Account.

         2.5     Terminations.

                 (a) Termination of a Lender. If no Event of Default or Potential Default exists and if a Lender declines to execute or consent to any waiver or amendment (other than any amendment that would increase that Lender's Commitment) requested by Borrower in respect of any Credit Document, then, after giving written and irrevocable notice to Administrative Agent, that Lender, and each other Lender at least three Business Days before the effective date of the termination, Borrower may fully terminate that Lender's Commitment by executing an amendment under SECTION 12.10. A termination under this clause (a) requires (i) no full or partial termination of any other Lender's Commitment, (ii) a mandatory prepayment under SECTION 3.4 on the effective date of the termination, and (iii) no other premium or penalty.

                 (B) TERMINATIONS OF ALL LENDERS. After giving written and irrevocable notice to Administrative Agent and each Lender at least three Business Days before the effective date of any termination, Borrower may fully or partially terminate the Commitments. A termination under this CLAUSE (B) (I) IF partial, (A) must be at least $10,000,000 and an integral of $5,000,000, (B) must be ratable for each Lender according to its Commitment Percentage, (C) requires a mandatory prepayment under SECTION 3.4 on the effective date of termination, and
         (D) requires no other premium or penalty, or (ii) if full, requires (A) a mandatory prepayment under SECTION 3.4 on the effective date of the termination, and (B) no other premium or penalty.

         (c) TERMINATION DATE. The total Commitments automatically terminate on the Termination Date.

                 (d) Reinstatement. Once terminated, no part of any commitment or agreement to extend credit under this agreement may be reinstated except by an amendment to this agreement under SECTION 12.10.

SECTION 3. PAYMENT TERMS.

          3.1 NOTES. The Principal Debt and interest on it are evidenced by the Notes. Notwithstanding any sale of participating interests under SECTION 12.13 or any contrary notice, Borrower and Administrative Agent may deem and treat each Lender as the absolute owner of its respective Note for all purposes.

         3.2      PAYMENT PROCEDURES.

                 (a) Payments. Borrower shall make each payment and prepayment on the Obligation to Administrative Agent, on behalf of Lenders, in accordance with Administrative Agent's Wire Instructions in funds that are available for immediate use by Administrative Agent. Payments that are received by 12:00 p.m. (noon) on a Business Day are deemed received on that Business Day. Payments that are received after 12:00 p.m. (noon) on a Business Day are deemed received on the next Business Day. Subject to SECTION 3.7(F), applicable interest continues to accrue through the calendar day immediately before the Business Day on which the payment is deemed received. No Lender directly invoices Borrower for, and only Administrative Agent invoices Borrower for, interest under the Credit Documents.

                 (B) DISTRIBUTIONS. When received under CLAUSE (A) above, Administrative Agent shall distribute each payment to each Lender, in accordance with SECTION 3.5 and each Lender's Wire Instructions, reasonably promptly after receipt but by no later than 5:00 p.m. on the Business Day the payment is deemed to be received by Administrative Agent under CLAUSE (A) above. If Administrative Agent fails to distribute any payment to any Lender as required by this clause, then Administrative Agent shall pay to that Lender on demand interest on that payment, from the date due under this clause until paid, at an annual interest rate equal from day to day to the Fed-Funds Rate.

          3.3 SCHEDULED PAYMENTS. Unless otherwise provided in this agreement, Borrower shall pay the Obligation in accordance with the following table:




     OBLIGATION                                          PAYABLE
------------------------------------------------------------------------------
Insert each LIBOR Borrowing except          As it accrues on (a) the last day
at the Default Rate                         of that Borrowing's Interset Period
                                            and (b) the Termination Date
Interest on each other Borrowing except     On (a) the 15th day of each Calendar
at the Default Rate                         Month as it accrued on the last day
                                            of the preceding Calender Month and
                                            (b) the Termination date
Interest at the Default Rate regardless     On demand as it accrues
of Borrowing-Price Category
Principal Debt of Swing borrowings          On demand
Other principal Debt of, and other          On the termination date
obligation related to, Borrowings

          3.4 PREPAYMENTS.

          (A) COMMITMENT TERMINATION. On the effective date of any (i) termination of a Lender's Commitment under SECTION 2.5(A), Borrower shall pay to Administrative Agent for that Lender the Obligation owed to that Lender, (ii) partial termination of the Commitments under SECTION 2.6(B), Borrower shall pay to Administrative Agent for Lenders the amount that the Principal Debt exceeds the reduced total, and (iii) full termination of the Commitments under SECTION 2.6(B) or SECTION 2.6(C), Borrower shall prepay the full Obligation.

          (b) Borrowing Excess. Borrower shall, on demand when any Borrowing Excess exists, take the following applicable actions that eliminate that Borrowing Excess:

               (i) For a Borrowing Excess that is not capable of elimination by delivery of additional Collateral or an increase in the total or any applicable Borrowing Base (E.G., if the total Principal Debt were to exceed the total Commitments) or when an Event of Default exists, prepay to Administrative Agent for distribution to the appropriate one or more Lenders Principal Debt of the appropriate one or more B borrowing -Purpose Categories (TOGETHER WITH any related Funding
          Loss);

               (ii) For any other Borrowing Excess and only when no Event of Default exists, EITHER (A) deliver to Administrative Agent, in accordance with this agreement, additional Collateral that causes the total or the applicable Borrowing Base, as the case may be, to increase, (B) prepay to Administrative Agent for distribution to the appropriate one or more Lenders Principal Debt of the appropriate one or more Borrowing- Purpose Categories (TOGETHER WITH any related Funding Loss), OR (C) any combination of the actions under causes (A) or (B) above.

          M VOLUNTARY PREPAYMENTS. Borrower may otherwise voluntarily prepay any of the Obligation at any time without PREMIUM OR PENALTY.

          3.5 ORDER OF APPLICATION. All payments and proceeds (whether voluntary, involuntary, through the exercise of any Right of set-off or other Right, realization against any Collateral, or otherwise) shall be applied in the following order:

          (A) NO EVENT OF DEFAULT. While no Event of Default exists, (i) all payments of regularly scheduled interest shall be applied to accrued and unpaid interest on the Obligation, payable ratably to Lenders in the proportion that the amount of interest owed to each Lender bears to the total of all interest owed to all Lenders, and (ii) all principal payments and proceeds from the sale or disposition of Collateral must be applied to the Principal Debt of all Borrowings in the order below, payable ratably to each Lender in accordance with its Commitment Percentage, EXCEPT as the order may be rearranged by Administrative Agent to the extent possible to avoid the application of any Funding Loss for LIBOR Borrowings. Principal Debt shall be applied (A) to the Borrowing-Purpose Category to the extent the collections or proceeds are from or arose in respect of the Collateral in its Borrowing Base and (B) then in the following order:

                           B/C Borrowings (Wet Borrowings first)
                           Second-Lien Borrowings (Wet Borrowings first) Repurchase Borrowings (Wet Borrowings first) Other Wet Borrowings
                           Other Dry Borrowings

          (b) EVENT OF DEFAULT. While an Event of Default exists, to:

               (i) all costs and expenses incurred by Administrative Agent in connection with its duties under the Credit Documents -- including, without limitation, fees and expenses paid by Administrative Agent to any servicing companies retained by Administrative Agent to assist it in servicing any Collateral required to be serviced, to any attorneys, or to Administrative Agent -- that have not been reimbursed by Lenders, TOGETHER WITH interest at the Default Rate, payable solely to Administrative Agent;

               (ii) all costs and expenses incurred by any Lender in connection with the Credit Documents that are reimbursable to it under the Credit Documents, and all amounts paid by that Lender to Administrative Agent as a reimbursement to it of costs and expenses incurred by Administrative Agent in connection with its duties under the Credit Documents, TOGETHER WITH interest at the Default Rate -- payable ratably to Lenders in the proportion that each Lender's share of those costs and expenses bears to the total of those costs and expenses for all Lenders;

               (iii) accrued and unpaid interest on the Obligation, payable ratably to Lenders in the proportion that the amount of interest owed to each Lender bears to the total of all interest owed to all Lenders;

               (iv) Principal Debt, payable ratably to each Lender in accordance with its Termination Percentage;

               (v) all other portions of the Obligation, payable ratably to Lenders in the proportion that each Lender's share of those amounts bears to the total of those amounts for all Lenders; and

               (vi) either (i) to Borrower or to its successors or assigns on their behalf, to be divided between them as they may agree, or (ii) as a court of competent jurisdiction may direct.

          3.6 SHARING. If any Lender obtains any amount, whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 10.3, that exceeds the portion of that amount to w1iich it is otherwise entitled under the Credit Documents, then that Lender shall purchase from the other Lenders participations that result in the purchasing Lender's sharing the excess amount ratably with each Lender in accordance with the portion it is entitled to receive under the Credit Documents. If all or any of that excess amount is subsequently recovered from that purchasing Lender, then the purchase of participations in it is automatically rescinded and the purchase price is restored to that purchasing Lender to the extent of the recovery. Any Lender purchasing a participation from another Lender under this section may, to the extent lawful, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender was the direct creditor of Borrower in the amount of that participation.

          3.7 INTEREST RATES.

          (A) NON-DEFAULT RATE. Subject to clause (b) below, all Principal Debt bears an annual interest rate equal to the lesser of EITHER

          (i) the Maximum Rate OR

         (ii) for each Calendar Month (A) the Average-Adjusted-Base Rate for the Base- Z, Rate Borrowings for that Calendar Month, (B) the Average- Adjusted-Fed-Funds Rate for the Fed-Funds Borrowings for that Calendar Month, and (C) the Average-Adjusted-LIBOR Rate for the LIBOR Borrowings for that Calendar Month.

          (B) DEFAULT RATE. All past-due Principal Debt and past-due interest on it bears interest at the Default Rate from the date due (stated or by acceleration) until paid, whether or not payment is before or after entry of a judgment.

          (c) RATE CHANGES. Each change in the Base Rate, FED-FUNDS RATE, LIBOR, AND the Maximum Rate is effective upon the effective date of change without notice to Borrower or any other Person.

          (D) CALCULATIONS. Interest is calculated on the basis of actual days (including the first but excluding the last) over a 360-day year -- unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest is calculated on the basis of the actual days in that year. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

          (E) RECAPTURE. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate. However, any subsequent reductions in the designated rate shall not become effective until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), OR AT FINAL payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by Governmental Requirement, Borrower shall pay an amount equal to the DIFFERENCE of (i) the lesser of EITHER the amount of interest that would have accrued if the designated rates had always been in effect OR the amount of interest that would have accrued if the Maximum Rate had always been in effect, MINUS (II) the amount of interest actually paid or accrued on the Notes.

          (F) MAXIMUM RATE. Regardless of any Loan Document provision, no Lender is entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any of the Obligation any amount in excess of the Maximum Rate. If a Lender ever does so, then any excess is treated as a partial prepayment of principal, and any remaining excess shall be refunded to Borrower, as the case may be. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the extent lawful (i) treat all Borrowings as but a single extension of credit, (ii) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (iii) exclude voluntary prepayments and their effects, and (iv) amortize, prorate, allocate, and spread the total amount of interest throughout the full contemplated term of the Obligation. However, if the Obligation is paid in full before the end of that full-contemplated term and the interest received for the Obligation's actual period of existence exceeds the Maximum Amount, then Lenders shall refund any excess without being subject to any penalties provided by any Governmental Requirements. If Texas Laws are applicable for purposes of determining the "MAXIMUM RATE" or the "MAXIMUM AMOUNT, " THEN those terms mean the "INDICATED RATE CEILING" from time to time in effect under ARTICLE 1.04, TITLE 79, TEXAS REVISED CIVIL STATUTES, as amended. CHAPTER 15, SUBTITLE 79, TEXAS REVISED CIVIL STATUTES, 1925 (which regulates certain revolving, credit loan accounts and revolving triparty accounts), does not apply to the Obligation.

          3.8 Interest Periods. When Borrower requests any LIBOR Borrowing, it may elect the applicable interest period (each an "INTEREST PERIOD"), which may be either one, two or three months at its option or such other period as it and Agent may agree (after first obtaining Required Lender approval if for more than three months), subject to the following conditions: (a) an initial Interest Period commences on the applicable Borrowing Date and each subsequent applicable Interest Period commences on the day when the next preceding applicable Interest Period expires; (b) if any Interest Period begins on a day for which no numerically corresponding Business Day in the Calendar Month at the end of the Interest Period exists, then the Interest Period ends on the last Business Day of that Calendar Month; (c) if an Interest Period would otherwise not end on a Business Day, it shall end on the immediately preceding Business Day; (d) no Interest Period for any portion of the Obligation may extend beyond the scheduled repayment date for that portion of the Obligation; and (e) no more than three Interest Periods may be in effect at any time.

          3.9 BASIS UNAVAILABLE OR INADEQUATE FOR LIBOR. If, on or before any date when LIBOR is to be determined for a Borrowing, Administrative Agent or any Lender (upon notice to Administrative Agent) determines that the basis for determining the applicable rate is not available or that the resulting rate does not accurately reflect the cost to Lenders of making or converting Borrowings at that rate, then Administrative Agent shall promptly notify Borrower of that determination (which is conclusive and binding on Borrower, absent manifest error) and that Borrowing, shall be a Base-Rate Borrowing. Until Administrative Agent notifies Borrower that it or the notifying Lender (upon notice to Administrative Agent) has determined that those circumstances no longer exist (which it shall promptly do), then Lenders' commitments under this agreement to make LIBOR Borrowings are suspended.

          3.10 ADDITIONAL COSTS. This section survives the full satisfaction of the Obligation, termination of the Credit Documents, and release of Lender Liens.

          (a) For any LIBOR Borrowing, if (i) (a) any change after the date of this agreement in any present Governmental Requirement (and, for purposes of this SECTION 3.9, Governmental Requirement includes interpretations and guidelines of any Governmental Authority, whether or not having the force of law) or any future Governmental Requirement imposes, modifies, or deems applicable (or if compliance by any Lender with any requirement of any Governmental Authority results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained, (B) those reserves reduce any sums receivable by that Lender under this agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any LIBOR Borrowing, and (C) that Lender determines that the reduction or increase is material (and it may, in determining the material nature of the reduction or increase, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (ii) that Lender (through Administrative Agent) shall deliver to Borrower a certificate stating in reasonable detail the calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and Borrower shall pay that amount to that Lender within ten days after demand.

          (b) For any Borrowing, if (i) (a) any change after the date of this agreement in any present or future Governmental Requirement regarding capital adequacy or compliance by any Lender with any request, directive, or requirement now or in the future imposed by any Governmental Authority regarding capital adequacy or any change in the risk category of this transaction reduces the rate of return on its capital as a consequence of its obligations under this agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy) by an amount deemed by it to be material (and it may, in determining the material nature of the reduction, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (ii) that Lender (through Administrative Agent) shall deliver to Borrower a certificate stating in reasonable detail the calculation of the amount necessary to compensate it for its reduction (which certificate is conclusive and binding absent manifest error), and Borrower shall pay that amount to Lender within ten days after demand.

          (c) Any Taxes payable by Administrative Agent or any Lender OR RULED (BY a Governmental Authority) payable by Administrative Agent or any Lender in respect of any Credit Document shall -- if permitted by Governmental Requirement and if deemed material by Administrative Agent or that Lender (who may, in determining the material nature of the amount payable, utilize reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method) -- be paid by Borrower, together with interest and penalties, if any (except for Taxes payable on the overall Net Income of Administrative Agent or that Lender and except for interest and penalties incurred as a result of the gross negligence or willful misconduct of Administrative Agent or any Lender). Administrative Agent or that Lender (through Administrative Agent) SHALL notify Borrower and deliver to Borrower a certificate stating in reasonable detail the calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall pay that amount to Administrative Agent for the account of Administrative Agent or that Lender, as the case may be, within ten days after demand. If Administrative Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

          3.11 CHANGE IN GOVERNMENTAL REQUIREMENTS. If any change, after the date of this agreement, in any present or future Governmental Requirement makes it unlawful for any Lender to make or maintain LIBOR BORROWINGS, then that Lender shall promptly notify Administrative Agent, who shall promptly notify Borrower and (a) as to undisbursed funds, any requested Borrowing shall be made as a Base-Rate Borrowing, (b) as to any outstanding Borrowing (i) if maintaining the Borrowing as a LIBOR BORROWING is unlawful, the Borrowing shall be converted to a Base-Rate Borrowing as of the date of notice, or (ii) if MAINTAINING THE BORROWING AS A LIBOR Borrowing is not unlawful, the Borrowing shall be converted to a Base-Rate Borrowing only at the option of Borrower, or (iii) if any conversion will not resolve the unlawfulness, Borrower shall promptly prepay the Borrowing.

          3.12 FUNDING LOSS. Subject to SECTION 3.11, BORROWER AGREES To INDEMNIFY EACH LENDER AGAINST, AND PAY TO IT UPON DEMAND, ANY FUNDING LOSS OF THAT LENDER. When any Lender demands that Borrower pay any Funding Loss, that Lender shall deliver to Administrative Agent who shall promptly deliver to Borrower a certificate stating in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation shall be presumed correct. This

          SECTION 3.12 survives the satisfaction and payment of the Obligation and termination of the Credit Documents.

          3.13 FOREIGN LENDERS, PARTICIPANTS, AND PURCHASERS. Each Lender, Participant (by accepting a participation interest under this agreement), and Purchaser (by executing an assignment and assumption agreement) that is not organized under the Governmental Requirements of the United States of America or one of its states (a) represents to Administrative Agent and Borrower that (i) no Taxes are required to be withheld by Administrative Agent or Borrower with respect to any payments to be made to it in respect of the Obligation, and (ii) it has furnished to Administrative Agent and Borrower, two duly completed copies of either U.S. Internal Revenue Service FORM 4224, FORM 1001, FORM W-8, or any other form acceptable to Administrative Agent that entitles it to exemption from U.S. federal withholding Tax on all interest payments under the Credit Documents, and (b) covenants to (i) provide Administrative Agent and Borrower a new FORM 4224, FORM 1001, FORM W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable Governmental Requirements, duly executed and completed by it, and (ii) comply from time to time with all Governmental Requirements with regard to the withholding Tax exemption. If any of the foregoing is not true or the applicable forms are not provided, then Borrower and Administrative Agent (without duplication) may deduct and withhold any United States federal income Tax (at the full rate applicable under the IRC) from interest payments under the Credit Documents.

          3.14 Fees.

                  (a) Fees Generally. The following fees are not compensation for the use, detention, or forbearance of money, are in addition to, and not in lieu of, interest and expenses otherwise described in the Credit Documents, are non-refundable, bear interest if not paid when due at the Default Rate, and are calculated on the basis of actual days (including the first but excluding the last) elapsed over a year of three hundred sixty (360) days (or actual days during that year, if the calculation would otherwise result in exceeding the Maximum Amount and the payment were deemed to be interest, notwithstanding the above provisions to the contrary).

                  (B) FACILITY FEE. Borrower shall pay to Administrative Agent for the account of each Lender a facility fee equal one-quarter of one percent per annum, multiplied by each Lender's Commitment, paid quarterly on the first day of each Calendar Quarter after the Closing Date. When received, Administrative Agent shall pay to each Lender that Lender's Commitment Percentage of Us fee.

SECTION 4. COLLATERAL PROCEDURES.

          4.1 ELIGIBLE COLLATERAL. 'Me eligibility requirements for Mortgage Collateral to be included in the Borrowing Base are listed on SCHEDULE 4.1. IF at any time any item of Mortgage Collateral ceases to meet those requirements, then that item is automatically excluded from all calculations of the Borrowing Base.

          4.2 Borrowing Base. By 1:00 p.m. on the date of any Borrowing, any payment OF Principal Debt, or removal of any Collateral, Administrative Agent shall deliver to Borrower and Lenders a Borrowing-Base Report prepared on the basis of the information provided by Borrower in the most recent

Take-Out Report and other information then available to Administrative Agent as provided in this agreement.

          4.3 COLLATERAL DELIVERY. Borrower must comply with all the required procedures in SCHEDULE 4.3 for Mortgage Collateral offered in connection with this agreement by no later than 11:00 a.m. on (i) the Borrowing Date for Collateral supporting any new Borrowing (OTHER THAN a Wet Borrowing) and (ii) the 5th calendar day after the Borrowing Date of any Wet Borrowing for Collateral supporting that Borrowing. By 11:00 a.m. on the Business Day that Borrower is converting any Dry Borrowing to a Gestation Borrowing, Borrower shall execute and deliver to Administrative Agent a Collateral -Conversion Notice.

          4.4 BAILEE AND ADMINISTRATIVE AGENT. Administrative Agent and Lenders appoint Borrower, and Borrower shall act, as their (a) special agent, for-the sole and limited purpose of obtaining and maintaining Appraisals for Mortgage Loans as required by the Credit Documents, and (b) bailee, to (i) hold in trust for Administrative Agent (A) the original recorded copy of the mortgage, deed of trust, or trust deed securing each Mortgage Loan, (B) a mortgagee policy of title insurance (or binding unexpired and unconditional commitment to issue such insurance if the policy has not yet been delivered to Borrower) insuring Borrower's perfected, first priority Lien (or second-priority Lien with respect to Second-Lien Borrowings) created by that mortgage, deed of trust, or trust deed, (C) the original insurance policies referred to on SCHEDULE 4.1, (D) original copies of all Take-Out Commitments, and (E) all other original documents, including promissory notes, (ii) specifically identify those items in the appropriate Collateral-Delivery Notice, and (iii) deliver to Administrative Agent any of the foregoing items as soon as reasonably practicable upon Administrative Agent's request.

          4.5 SHIPMENT FOR SALE.

          (A) SHIPMENT OF COLLATERAL. If no Event of Default, Potential Default, or Borrowing Excess exists, and if shipment would not result in any Tier 2 Approved Investor (OTHER THAN FNMA, FHLMC, and GNMA, or any other investor that Administrative Agent has approved in WRITING), OR its servicers and custodians, holding Collateral Documents for Mortgage Loans with more than a total $2,500,000 face amount (other than, as approved in writing by Administrative agent on a case by case basis, FNMA, FHLMC, GNMA, and non-agency bulk sales), then Borrower may, by a Shipping Request delivered to Administrative Agent by 11:00 a.m. on the Business Day immediately preceding the requested shipping date, request Administrative Agent to ship Collateral Documents to an Approved Investor, or its servicer or custodian, for purchase of the related Mortgage Loans. If Administrative Agent has no actual knowledge that any of the above conditions have not been satisfied, then Administrative Agent shall use its best efforts to ship the Collateral Documents it holds for those Mortgage Loans to that Approved Investor, or its servicer or custodian, under an appropriate Bailee Letter by the end of the Business Day following the date of receipt of the applicable Shipping Request.

          (B) INELIGIBLE COLLATERAL. Collateral shipped under CLAUSE (A) above, unless returned to Administrative Agent, ceases to be an Eligible-Mortgage Loan (i) to the extent that Collateral Documents for Mortgage Loans with more than a total face amount of $2,500,000 are held by or for any Tier 2 Approved Investor (OTHER THAN FNMA, FHLMC, and GNMA, or any other investor that Administrative Agent has approved in writing), and (ii) upon the earlier of EITHER the release of the Lender Liens in that Collateral under CAUSE (C) below, OR the expiration of the Shipping Period for that Collateral.

         (C) Release of Liens. The Lender Liens on any Collateral shipped under CLAUSE (A) above continues on that Collateral until EITHER (i) Administrative Agent receives payment in the Note Payment Account in an amount at least equal to the GREATER OF (1) the price paid by the purchaser for each Eligible-Mortgage Loan or Eligible -Repurchased Loan sold OR (2) the full amount of the Borrowings made with respect to those Eligible-Mortgage Loans or Eligible Repurchased Loan.

          (D) CERTAIN CREDITS. Neither Administrative Agent nor any Lender is obligated at any time to credit Borrower for any amounts due from any purchase of any Mortgage Collateral contemplated under Us agreement until Administrative Agent has actually received immediately available funds for that Mortgage Collateral in the amount required under Us agreement. Neither Administrative Agent nor any Lender is obligated at any time to collect any amounts or otherwise enforce any obligations due from any purchaser in respect of any such purchase.

          4.6 SHIPMENT FOR CORRECTION. If no Event of Default, Potential Default, or Borrowing Excess exists or occurs as a result of the shipment, and if shipment would not result in any Collateral Documents for Mortgage Loans with more than a total face amount of $1,500,000 being outstanding for correction, then Borrower may, by a Trust Receipt delivered to Administrative Agent, request that Administrative Agent ship to Borrower the entire mortgage loan file of Collateral Documents for any Mortgage Loan so that certain of those Collateral Documents may be corrected or replaced for clerical or other non-substantive mistakes. If Administrative Agent has no actual knowledge that any of the above conditions have not been satisfied, then, and subject to the limitations below, Administrative Agent shall use its best efforts to ship to Borrower the entire mortgage loan file of Collateral Documents to be corrected or replaced by the end of the Business Day following the date of receipt of the applicable Trust Receipt. Borrower shall re-deliver to Administrative Agent the corrected Collateral Documents (meeting the requirements of SCHEDULE 4.3) before the expiration of the Correction Period for that Collateral. Collateral shipped under Us section, unless returned to Administrative Agent, ceases to be an Eligible-Mortgage Loan or Eligible-Repurchased Loan (a) to the extent that Collateral Documents for Mortgage Loans with more than a total face amount of $1,500,000 are outstanding for correction at any time, and (b) upon the expiration of the Correction Period for that Collateral. The Lender Liens on any Collateral shipped under this section continue in full force and. effect.

          4.7 RELEASE OF COLLATERAL.

          (a) EXCESS COLLATERAL. If no Event of Default or Potential Default exists, and no Borrowing Excess exists or would occur (after taking into account any corresponding payment on the Obligation) as a result of the release, Borrower may, by a Release Request delivered to Administrative Agent by 11:00 a.m. on the Business Day of the release, request that Administrative Agent release the Lender Liens on any Collateral.

          (B) SATISFACTION OF OBLIGATION. If the Obligation is fully paid and performed, and all commitments by each Lender to extend credit under the Credit Documents are terminated or canceled, Borrower may, by written request to Administrative Agent, request that Administrative Agent release the Lender Liens on all of the Collateral, return to Borrower or its designee all Collateral Documents then held by Administrative Agent, and execute a release of any financing statements or other documents filed or recorded to perfect the Lender Liens.

          M Releases. if Administrative Agent has no actual knowledge that any of the above conditions for a release have not been satisfied, then Administrative Agent shall effect those releases.

SECTION 5. CONDITIONS PRECEDENT.

          (A) INITIAL BORROWING. No Lender is obligated to fund its part of any Borrowing unless Administrative Agent has received all of the documents and items described on SCHEDULE 5.

          (B) EACH BORROWING. In addition, no Lender is obligated to fund its part of any Borrowing unless on the applicable Borrowing Date (and after giving effect to the requested Borrowing): (i) Administrative Agent has timely received a Borrowing Request; (ii) all of the representations and warranties of Borrower in the Credit Documents are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or permitted by this agreement); (iii) no Event of Default or Potential Default exists; (iv) the funding of the Borrowing is permitted by all Governmental Requirements and does not cause a Borrowing Excess; and (v) if reasonably requested by Administrative Agent, it has received evidence substantiating any of the matters in the Credit Documents that are necessary to enable Borrower, as the case may be, to qualify for the Borrowing.

          (C) GENERAL. Each condition precedent in this agreement (including, without limitation, those on SCHEDULE 5) IS material to the transactions contemplated by this agreement, and time is of the essence with respect to each. Subject to first obtaining the approval of all Lenders, Administrative Agent or any Lenders may fund any Borrowing without all conditions being satisfied. However, to the extent lawful, that funding is not a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding, unless all Lenders specifically waive an item in writing.

SECTION 6. REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Administrative Agent and Lenders as follows:

          6.1 Purpose of Credit. Borrowings are to be used as stated in the recitals of this agreement. No Company is engaged principally (or as one of its important activities) in the business of extending credit for the purpose of purchasing or carrying any "MARGIN STOCK" within the meaning of Regulation U. No part of the proceeds of any Borrowing is to be used, directly or indirectly, for a purpose that violates any Governmental Requirement, including, without limitation, the provisions of Regulation U.

          6.2 About the Companies.

          (A) SUBSIDIARIES AND TRADE Names. Except as described on SCHEDULE 6.2
     (i) no Company has any Subsidiaries, and (ii) no Company has used or transacted business under any other corporate or trade name in the six (6) month period preceding the date of this agreement, but Borrower will change its name to Bankers Direct Mortgage Corporation as of July 1, 1997.

          (B) EXISTENCE, QUALIFICATION, AND COMPLIANCE. Each Company is duly organized, validly existing, and in good standing under the Governmental Requirements of the jurisdiction in which it is incorporated as stated on
     SCHEDULE 6.2. Except where failure is not a Material Adverse Event, each Company (i) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (as described on SCHEDULE 6.2), (II) possesses all requisite authority, permits, and power to conduct its business as is now being, or is contemplated by this agreement to be, conducted, and (iii) is in compliance with all applicable Governmental Requirements.

         (C) Offices. Each Company's chief executive office and other principal offices are described on SCHEDULE 6.2. The present and foreseeable location of each Company's books and records concerning accounts and accounts receivable is at its chief executive office, and all of its books and records are in its possession.

          6.3 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Company of each Credit Document to which it is a party, and the performance by it of its related obligations (a) are within its corporate power or partnership authority, as applicable, (b) have been duly authorized by all necessary corporate or partnership action, as applicable, (c) except for any action or filing that has been taken or made on or before the date of this agreement, require no action by, or filing with, any Governmental Authority, (d) do not violate any provision of its charter, articles of incorporation, bylaws, or partnership agreement, as applicable, (e) except where not a Material-Adverse Event, do not violate any provision of Governmental Requirement applicable to it, or to any material agreements to which it is a party, and (f) except for Lender Liens, do not result in the creation or imposition of any Lien on any asset of any Company.

          6.4 BINDING EFFECT. Upon execution and delivery by all parties to it, each Credit Document will constitute a legal and binding obligation of each Company party to it, and is enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Laws and general principles of equity.

          6.5 FISCAL YEAR. The Companies' fiscal year ends each December 31.

          6.6 CURRENT FINANCIALS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on their date or dates (subject only to normal year-end adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected in them or notes to them. Except for transactions directly related to, or specifically contemplated by, the Credit Documents, no subsequent material adverse changes have occurred in the financial condition of the Companies from that shown in the Current Financials, nor has any Company incurred any subsequent material liability.

          6.7 Debt. No Company has any Debt EXCEPT Permitted Debt.

          6.8 Solvency. On the date of each Borrowing, each Company is, and after giving effect to the requested Borrowing will be, Solvent.

          6.9 LITIGATION. Except as disclosed on SCHEDULE 6.9 (a) no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to it, or, if so adversely determined, would be a Material-Adverse Event, and (b) no outstanding or unpaid judgments against any Company exists.

          6.10 TRANSACTIONS WITH AFFILIATES. No Company is a party to a material transaction with any of its Affiliates, EXCEPT (a) in transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate, and (b) the transactions described on SCHEDULE 6.10.

          6.11 Taxes. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, except for returns for which the failure to file is not a Material-Adverse Event, and all Taxes imposed upon each Company that are due and payable have been paid before delinquency.

          6.12 EMPLOYEE PLANS. Except where occurrence or existence is not a Material-Adverse Event, (a) no Employee Plan has incurred an "ACCUMULATED FUNDING DEFICIENCY" (as defined in ss. 302 of ERISA or ss. 412 of the IRC), (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan, (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan, (d) no Company has engaged in any "PROHIBITED TRANSACTION" (as defined in ss. 406 of ERISA or ss. 4975 of the IRC), and (e) no "REPORTABLE EVENT" (as defined in ss. 4043 of ERISA) has occurred in respect of any Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations.

          6.13 PROPERTY AND LIENS. Each Company has good and marketable title to all its property reflected on the Current Financials, EXCEPT for property that is obsolete or that has been disposed of either in the ordinary course of business, or, after the daze of this agreement, as otherwise permitted by this agreement. All Collateral is free and clear of any Liens and adverse claims of any nature EXCEPT Permitted Liens.

          6.14 INTELLECTUAL PROPERTY. Each Company owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this agreement. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, OTHER THAN any infringements or claims that, if successfully asserted against or determined adversely to that Company, are not a Material-Adverse Event. To each Company's knowledge, no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property of that Company exists.

          6.15 ENVIRONMENTAL MATTERS. Except where not a Material-Adverse Event, no Company (a) knows of any environmental condition or circumstance adversely affecting any Company's properties or operations, or any material portion of the properties subject to Mortgage Loans, (b) has received any report of any Company's violation of any Environmental Governmental Requirement, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Governmental Requirement. Each Company has taken prudent steps to determine that its properties and operations, and substantially all of the properties subject to Mortgage Loans, do not violate any Environmental Governmental Requirement, EXCEPT those that are not a Material-Adverse Event.

          6.16 GOVERNMENT REGULATIONS.

          (a) INAPPLICABLE REGULATIONS. No Company is subject to REGULATION UNDER THE INVESTMENT COMPANY ACT OF 1940, as amended, or the Public UTILITY HOLDING COMPANY ACT OF 1935, as amended.

          (B) BORROWER'S ELIGIBILITY. Borrower is approved, qualified, and in good standing as a VA approved mortgagee, eligible to originate, purchase, hold, sell and service VA Loans. At all such times following Borrower's initial approval as such (if ever), Borrower will be approved, qualified, and in good standing as an issuer, mortgagee, or seller/servicer, as described below, and meets all requirements applicable to its status as such: (i) GNMA approved issuer of mortgage securities guaranteed by GNMA;
     (ii) FNMA approved seller/servicer of Mortgage Loans, eligible to originate, purchase, hold, sell, and service Mortgage Loans to be sold to FNMA; (iii) FHLMC approved seller/servicer of Mortgage Loans, eligible to originate purchase, hold, sell, and service Mortgage Loans to be sold to FHLMC; (iv) FHA approved mortgagee, eligible to originate, purchase, hold, sell, and service FHA Loans; (v) VA approved mortgagee, eligible to originate, purchase, hold, sell and service VA Loans.

          6.17 Insurance. Each Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers' compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies, and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

          6.18 Appraisals. With respect to the property the subject of any Mortgage Loan, each Company has obtained Appraisals in material compliance with all Appraisal Requirements.

     6.19 Full Disclosure. Each material fact or condition relating to the Credit Documents or the financial condition, business, or property of the Companies that is a Material-Adverse Event has been disclosed in writing to Administrative Agent and Lenders. All information previously furnished by any Company to Administrative Agent or any Lender in connection with the Credit Documents was -- and all information furnished in the future by any Company to Administrative Agent or any Lender will be -- true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified.

SECTION 7. AFFIRMATIVE COVENANTS. Until all commitments by Lenders to extend credit under this agreement have been canceled or terminated, and the Obligation is fully paid and performed, Borrower covenants and agrees with Administrative Agent and Lenders as follows:

          7.1 Reporting Requirements. Borrower shall cause to be furnished to Administrative Agent the following, all in form and detail reasonably satisfactory to Administrative Agent:

          (A) ANNUAL FINANCIALS FOR THE COMPANIES. Promptly when available, but at least within 120 days after the last day of each fiscal-year of Borrower, audited Financials of the Companies as of that year end, each reflecting the corresponding figures for the preceding fiscal year in comparative form, accompanied by (i) an unqualified opinion of a firm OF independent certified public accountants acceptable to Administrative Agent stating that those Financials were prepared in accordance with GAAP applied on a basis consistent with prior periods, EXCEPT for such changes in GAAP concurred in by Borrower's independent public accountants and the Financials present fairly the consolidated and consolidating financial condition and results of operations of the Companies as of (and for the fiscal year ending on) that last day, and (ii) a Compliance Certificate.

          (B) GUARANTOR FINANCIAL STATEMENTS. Promptly when available but at least within 120 days after each fiscal year end of each Guarantor, audited financial statements and statements of cash flow for each Guarantor prepared as of the end of the previous calendar year in form and detail reasonably acceptable to Administrative Agent, accompanied by an unqualified opinion of a firm of independent certified public accountants acceptable to Administrative Agent stating that those Financials were prepared in accordance with GAAP applied on a basis consistent with prior periods, EXCEPT for such changes in GAAP concurred in by Guarantor's independent public accountants and the Financials present fairly the consolidated and consolidating financial condition and results of operations of the Companies as of (and for the fiscal year ending on) that last day.

         (c) MONTHLY FINANCIALS FOR THE COMPANIES. Promptly when available, but at least within 45 days after the end of each Calendar Month, monthly unaudited Financials of the Companies, prepared as of the last day of that Calendar Month, accompanied by a Compliance Certificate.

          (d) Management Report. Promptly when available, but at least within 45 days after the last day of each Calendar Month, a Management Report.

          (e) TAKE-OUT REPORT. By 5:00 p.m. on each Monday (or, if any Monday is not a Business Day, then by that time on the next Business Day) but only to the extent that Borrower has elected not to deliver specifically-designated Take-Out Commitments to Administrative Agent under SCHEDULES 4.2 and 4.3, a Take-Out Report that is prepared as of the close of business on the preceding Business Day and reports the Take-Out Prices of the Mortgage-Collateral Groups comprising the Mortgage Collateral for which specifically-designated Take-Out Commitments have not been delivered.

          (f) INVESTOR INFORMATION. Promptly after the request by Administrative Agent or Required Lenders, financial information about any investor (OTHER THAN FNMA, FHLMC, and GNMA) for purposes of determining whether that investor should become or remain an Approved Investor.

          (g) Notices. Notice, promptly after any Company knows or has reason to know of (i) the existence and status of any Litigation that, if determined adversely to any Company, would be a Material-Adverse Event, (ii) any change in any material fact or circumstance represented or warranted by any Company in any Credit Document that constitutes a Material- Adverse Event,
     (iii) the receipt by any Company of notice of any violation or alleged violation of ERISA, any Environmental Governmental Requirement, or other Governmental Requirement, if that violation is a Material-Adverse Event, or
     (iv) an Event of Default or Potential Default specifying the nature thereof and what action the Companies have taken, are taking, or propose to take with respect to it.

          (h) OTHER INFORMATION. Promptly upon reasonable request by Administrative Agent or Required Lenders (through Administrative Agent), information (not otherwise required to be furnished under the Credit Documents) respecting the business affairs, assets, and liabilities of any Company, and opinions, certifications, and documents in addition to those mentioned in this agreement.

          7.2 USE OF PROCEEDS. The Companies shall use the proceeds of Borrowings only for the purposes represented in this agreement.

          7.3 BOOKS AND RECORDS. Each Company shall maintain books, records, and accounts necessary to prepare Financials in accordance with GAAP.

          7.4 INSPECTIONS. Upon reasonable request, each Company shall allow Administrative Agent, any Lender, or their respective Representatives to inspect any of its properties, to review reports, files, and other records, to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with its directors, officers, employees, or representatives from time to time during reasonable business hours.

          7.5 TAXES. Each Company shall promptly pay when due any and all Taxes, OTHER TITAN Taxes of which the failure to pay is not a Material-Adverse Event or which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has C, been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.

          7.6 EXPENSES. Each Company shall pay (a) all reasonable legal fees and expenses incurred by Administrative Agent in connection with the preparation, negotiation, and execution of the Credit Documents, (b) all reasonable legal fees and expenses incurred by Administrative Agent in connection with each separate future amendment, consent, waiver, or approval executed in connection with any Credit Document, (c) all other reasonable legal fees and expenses by Administrative Agent in connection with the exercise of any right under any Credit Document after the Closing Date, (d) all fees, charges, or Taxes for the recording or filing of any Credit Document to create or perfect Lender Liens,
(e) all other reasonable out-of-pocket expenses of Administrative Agent or any Lender in connection with the preparation, negotiation, execution, or administration of the Credit Documents -- including, without limitation, courier expenses incurred in connection with the Mortgage Collateral, (f) all amounts expended, advanced, or incurred by Administrative Agent or any Lender to satisfy any obligation of any Company under any Credit Document, to collect the Obligation, or to enforce the Rights of Administrative Agent or any Lender under any Credit Document -- including, without limitation, all court costs, attorneys' fees (whether for trial, appeal, other proceedings, or otherwise), fees of auditors and accountants, and investigation expenses reasonably incurred by Administrative Agent or any Lender in connection with any such matters, (g) interest at an annual interest rate equal to the Default Rate on each item specified in CLAUSE (f) above from 30 days after the date of written demand or request for reimbursement to the date of reimbursement, and (h) any and all stamp and other Taxes payable or determined to be payable in connection with the execution, delivery, or recordation of any Credit Document -- IN CONNECTION WITH WHICH THE COMPANIES SHALL INDEMNIFY AND SAVE ADMINISTRATIVE AGE, NT AND EACH LENDER HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES WITH RESPECT To OR RESULTING FROM ANY DELAY IN PAYING OR OMISSION To PAY THOSE TAXES To THE EXTENT THOSE LIABILITIES ARISE SOLELY BECAUSE THE COMPANIES FAILED To PAY THE TAXES UPON DEMAND By ADMINISTRATIVE AGENT OR ANY LENDER, WHICH INDEMNITY SURVIVES THE PAYMENT AND PERFORMANCE OF THE OBLIGATION AND TERMINATION OF THE CREDIT DOCUMENTS.

          7.7 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Each Company shall
(a) except as permitted by SECTION 8.5, maintain its corporate existence and good standing in its state of incorporation and its authority to transact business in all other states where failure to maintain its authority to transact business is a Material-Adverse Event, and (b) maintain all licenses, permits, and franchises necessary for its business where failure to do so is a Material-Adverse Event, including, without limitation, each Company's eligibility as a lender, seller/servicer, and issuer as described in SECTION 6.16(B).

          7.8 INSURANCE. Each Company shall (a) maintain with financially sound and reputable insurers, insurance with respect to its assets and business against such liabilities, casualties, risks, and contingencies and in such types and amounts -- including, without limitation, a fidelity bond or bonds in form and with coverage, with a company, and with respect to such individuals or groups of individuals -as satisfy prevailing FHA, VA, and other requirements applicable to a qualified mortgage institution and otherwise as is customary in the case of Persons engaged in the same or similar businesses and similarly situated, and (b) upon Administrative Agent's request, furnish to Administrative Agent from time to time (i) a summary of its insurance coverage, in form and substance satisfactory to Administrative Agent, and (ii) originals or copies of the applicable policies.

          7.9 APPRAISALS. Each Company shall promptly (a) permit Administrative Agent's and any Lender's authorized Representatives to discuss with that Company's officers or with the appraisers furnishing Appraisals the procedures for preparation, review, and retention of -- and to review and obtain copies of -- all Appraisals pertaining to any Mortgage Collateral, and (b) upon Administrative Agent's or any Lender's request, cooperate with it to ascertain that the Appraisals comply with all Appraisal Requirements.

          7.10 INDEMNIFICATION. IN CONSIDERATION OF THE COMMITMENTS By ADMINISTRATIVE AGENT AND LENDERS UNDER THE CREDIT DOCUMENTS, EACH COMPANY SHALL INDEMNIFY AND DEFEND ADMINISTRATIVE AGENT, EACH LENDER, AND THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES (COLLECTIVELY, THE "INDEMNIFIED PARTIES") -- AND DEFEND THEM AND HOLD EACH OF THEM HARMLESS -- AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, DEFICIENCIES, INTEREST, JUDGMENTS, COSTS, OR EXPENSES -- INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES -- INCURRED By ANY OF THEM ARISING FROM OR BECAUSE OF (A) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING BROUGHT OR THREATENED IN CONNECTION WITH ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED By THE CREDIT DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY USE By ANY COMPANY OF THE PROCEEDS OF BORROWINGS, (B) ANY IMPOUNDMENT, ATTACHMENT, OR RETENTION OF ANY MORTGAGE COLLATERAL, (C) ANY ALLEGED VIOLATION OF ANY FEDERAL OR STATE GOVERNMENTAL REQUIREMENT RELATING To USURY IN CONNECTION WITH ANY MORTGAGE COLLATERAL, AND
(D) ANY REPRESENTATION MADE By ANY COMPANY UNDER ANY CREDIT DOCUMENT. ALTHOUGH EACH INDEMNIFIED PARTY Is ENTITLED To INDEMNIFICATION FOR ANY INDEMNIFIED PARTY's ORDINARY NEGLIGENCE, No INDEMNIFIED PARTY Is ENTITLED To INDEMNIFICATION FOR ITS OWN GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD. THIS INDEMNITY SURVIVES THE PAYMENT AND PERFORMANCE OF THE OBLIGATION AND TERMINATION OF THE CREDIT DOCUMENTS.

SECTION 8. NEGATIVE COVENANTS. Until all commitments by Lenders to extend credit under this agreement have been canceled or terminated and the Obligation is fully paid and performed, Borrower covenants and agrees with Administrative Agent and Lenders as follows:

          8.1 Debt. No Company may create, incur, permit to exist, or commit to create or incur any Debt in the nature of Wet Borrowings except under this agreement or any Debt except the following (collectively, the "PERMITTED DEBT"):

          (a) The Obligation;

          (b) Obligations to pay Taxes;

          (c) Liabilities for accounts payable, non-capitalized equipment or operating leases, and similar liabilities if in each case incurred in the ordinary course of business;

          (d) Accrued expenses, deferred credits, and loss contingencies that are properly classified as liabilities under GAAP;

          (e) Debt incurred by Borrower under any swap, collar, floor, cap, or other contract entered into by Borrower with any Lender or an Affiliate of any Lender or another Person reasonably acceptable to Administrative Agent under the Governmental Requirements of a jurisdiction in which such contracts are legal and enforceable (except as enforceability may be limited by applicable Debtor Laws and general principles of equity), which is intended to reduce or eliminate the risk of fluctuations in interest rates applicable to Borrowings under this or any other agreement entered into by Borrower;

          (f) Repurchase agreements and reverse-repurchase agreements; and

          (g) Liabilities for capital leases and similar liabilities of up to $500,000, in each case incurred in the ordinary course of business.

          8.2 Liens. No Company may (a) enter into, permit to exist, or commit to enter into any arrangement or agreement (except the Credit Documents) that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets, or (b) create, incur, permit to exist, or commit to create or incur any Lien on any of its assets except the following (collectively, the "PERMITTED LIENS"):

          (a) Any interest or title of a lessor in assets being leased under any non-capitalized equipment or operating lease;

          (b) Pledges or deposits that (i) do not encumber any Collateral and
     (ii) are made to secure payment of workers' compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions, or other social security programs;

      (c) Good-faith pledges or deposits that (i) do not cover any Collateral and (ii) are EITHER (A) not in excess of 10% of the amounts due under, and made to secure, either Company's performance of bids, tenders, contracts (except for the repayment of borrowed money), or leases, OR (B) made to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds benefiting any Company in the ordinary course of its business;

          (d) Zoning and similar restrictions on the use of real property that do not materially impair the use of the real property and that are not violated by existing or proposed structures or land use;

          (e) The following if no Lien has been filed in any jurisdiction or agreed to: (i) Liens for Taxes not yet due and payable and (ii) if, to the extent they cover any Collateral, they are subordinate to the Lender Liens in form and substance reasonably acceptable to Administrative Agent (iii) mechanic's Liens and materialman's Liens for services or materials for which payment is not yet due and payable and (iv) landlord's Liens for rent not yet due and payable;

          (f) the following if the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provision (if any) required by GAAP has been made, levy and execution continue to be stayed, any of which covering any Collateral must be subordinate to the Lender Liens in form and substance reasonably acceptable to Administrative Agent, and any of which do not in the aggregate materially detract from the value of the property of the Company in question, or materially impair the use of that property in the operation of its business: (i) Claims and Liens for Taxes due and payable; (ii) claims and Liens upon, and defects of title to, real or personal property (OTHER THAN any Collateral), including any attachment of personal or real property or other legal process before adjudication of a dispute on the merits; (iii) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; and (iv) adverse judgments or orders on appeal for the payment of money;

          (g) Lender Liens; and

          (h) Liens disclosed in the UCC Search Reports as described on SCHEDULE 5 that are not by the terms of SCHEDULE 5 to be terminated, partially released, or amended.

8.3 LOANS, ADVANCES, AND INVESTMENTS. No Company may make or commit to make any loan, advance, extension of credit, or capital contribution to, make or commit to make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person except the following (collectively, the "PERMITTED LOANS INVESTMENTS"):

          (a) Extensions of trade credit and other payables in the ordinary course of business;

          (b) Mortgage Loans originated or acquired by Borrower in the ordinary course of its business;

          (c) Acquisition of securities or evidences of Debt of others when acquired by any Company in settlement of accounts receivable or other Debts arising in the ordinary course of business so LONG as the total of all of those securities or evidences of Debt is not material to Borrower's financial condition;

          (d) Investments in obligations, with maturities of one year or less, issued or unconditionally guaranteed by -- or issued by any of its agencies and backed by the full faith and 0 credit of -- the United States of America;

          (e) Demand deposit accounts maintained in the ordinary course of business;

          (f) Certificates of deposit, bankers acceptances, and repurchase agreements issued by (i) any Lender or (ii) any other commercial bank organized under the Governmental Requirements of the United States of America or one of its states that has combined capital, surplus, and undivided profits of at least $250,000,000 and a rating of C or better by Thompson Bank Watch, Inc.;

          (g) Eurodollar investments with (i) any Lender or (ii) any other financial institution that has (a) combined capital, surplus, and undivided profits of at least $100,000,000 and (B) a commercial-paper rating of at least P-1 or a-] or (if it does not have a commercial-paper rating) a bond rating of at least A-1 or A- by Moody's Investors Service, Inc., or Standard & Poor's Corporation, respectively;

          (h) Investments in commercial paper (i) having a maturity of one year or less and (ii) given the highest rating by a nationally recognized credit rating agency;

         (i) Other loans, advances, or investments, so LONG AS the aggregate amount outstanding (defined as the amount of any such loans or advances plus the cost of any such investments) is never more than $200,000 at any one time.

          8.4 DISTRIBUTIONS. Borrower may not directly or indirectly pay or declare any Distribution EXCEPT (A) dividends payable solely in the form of capital stock, and (b) if no Event of Default or Potential Default has occurred or would occur as a result of such dividend, dividends of up to 50% of Borrower's net income, and (c) distributions otherwise approved in writing by Administrative Agent.

          8.5 MERGER OR CONSOLIDATION. No Company may directly or indirectly merge or consolidate with or into any other Person, EXCEPT that any Company may merge into or be consolidated with any other Company, so LONG as Borrower is the surviving corporation, if it is involved.

          8.6 Liquidations and Dispositions of Assets. No Company may directly or indirectly dissolve or liquidate or sell, transfer, lease, or otherwise dispose of any material portion of its assets of business, EXCEPT FOR sales or other dispositions by any Company, in the ordinary course of business, of (a) subject to SECTION 4, Mortgage Loans or Mortgage Securities that are Collateral, or (b) Mortgage Loans or Mortgage Securities that are not Collateral.

          8.7 Use of Proceeds. No Company may directly or indirectly use the proceeds of Borrowings (a) for any purpose other than as represented in this agreement, (b) for the funding or acquisition of construction or commercial loans, (c) for wages of employees, or (d) in violation of Regulation U or ss. 7 of the SECURITIES EXCHANGE ACT OF 1934.

          8.8 Transactions with Affiliates. No Company may directly or indirectly enter into any transaction with any of its Affiliates, OTHER TITAN transactions in the ordinary course of business or upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm's-length transaction with a Person that was not its Affiliate.

          8.9 EMPLOYEE PLANS. Except where a Material-Adverse Event would not result, no Company may directly or indirectly permit any of the events or circumstances described in SECTION ~.12 to exist or occur.

          8.10 COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND DOCUMENTS. No Company may directly or indirectly (a) violate the provisions of any Governmental Requirements applicable to it or of any Material Agreement to which it is a party if that violation alone or with all other violations is a Material-Adverse Event, or (b) violate the provisions of its charter, articles of incorporation, bylaws, or partnership agreement, as applicable, or repeal, replace or amend any provision of its charter, articles of incorporation, bylaws, or partnership agreement, as applicable, if any such action is a Material-Adverse Event.

          8.11 Government Regulations. No Company may directly or indirectly conduct its business in a way that it becomes regulated under the INVESTMENT COMPANY ACT OF 1940.

          8.12 FISCAL YEAR ACCOUNTING. No Company may directly or indirectly change its fiscal year or use any accounting method other than GAAP.

          8.13 New Businesses. No Company may directly or indirectly engage in any business, EXCEPT the businesses in which it or any of its Affiliates is presently engaged, and any other reasonably-related business.

          8.14 Assignment. Except as allowed in SECTION 12.12(A), no Company may directly or indirectly assign or transfer any of its Rights, duties, or obligations under any of the Credit Documents.

          8.15 STRICT COMPLIANCE. No Company may indirectly do anything that it may not directly do under any covenant in any Credit Document.

SECTION 9. FINANCIAL COVENANTS. Until all commitments by Lenders to extend credit under this agreement have been canceled or terminated and the Obligation is fully paid and performed, Borrower covenants and agrees with Administrative Agent and Lenders as follows:

          9.1 NET WORTH. The Companies' Net Worth may not be less than the sum of (i) $4,500,000 plus (ii) 100% of all contributions to any Company's stockholders' equity made on or after June 30, 1997, plus (iii) 50% of the Companies' Net Income for each fiscal quarter ending after June 30, 1997, and added to the Companies' required Net Worth on the last day of each successive fiscal quarter (provided that if the Companies' Net Income for any fiscal quarter is less than $0, then the incremental amount added to the Companies' required Net Worth for that fiscal quarter shall be $0).

          9.2 Leverage Ratio. The ratio of (a) Borrower's total Debt to (b) Borrower's total Net Worth may never EXCEED 10.0 to 1.0, PROVIDED THAT the Principal Debt may never exceed the total Commitments.

          9.3 CASH FLOW. 'Me ratio of the Companies' historical Cash Flow to historical CMLTD, may never be less than 1.3 to 1.0 at the end of any 4-quarter period, calculated as of the last day of each Calendar Quarter.

SECTION 10. EVENTS OF DEFAULT AND REMEDIES.

          10.1 EVENT OF DEFAULT. 'Me term "EVENT OF DEFAULT" means the existence or occurrence of any one or more of the following:

          (a) OBLIGATION. Any Company fails to pay any part of the Obligation when due under the Credit Documents.

          (b) Covenants. Any Company fails to punctually and properly perform, observe, and comply with (i) any covenant, agreement, or condition under this agreement, or (ii) any covenant, agreement, or condition contained in any other Credit Document, and such failure continues for a period of 10 days after any Company has, or, with the exercise of reasonable investigation, should have, notice of it.

          (c) Misrepresentation. Any material statement, warranty, or representation by or on behalf of any Company or any Guarantor in any Credit Document or other writing authorized by any Company or any Guarantor and furnished in connection with the Credit Documents proves to have been incorrect or misleading in any material respect as of the date made or deemed made.

          (d) Debtor Law. Any Company or any Guarantor (i) is not Solvent, (ii) admits in writing its inability to pay its Debts generally as they become due, (iii) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Law, or (iv) becomes a party to, or is made the subject of, any proceeding provided for by any Debtor Law -- OTHER THAN as a creditor of claimant -- that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Credit Documents, UNLESS, if the proceeding is involuntary, the applicable petition is dismissed within 60 days after its filing.

          (e) Other Debt. Any Company or any Guarantor fails to make any payment due on any material Debt or security (with respect to which any Company or any Guarantor has redemption, sinking fund, or other purchase obligations) or any event occurs or any condition exists in respect of any material Debt or security of any Company or any Guarantor, the effect of which is (i) to cause or to permit any holder of that Debt or security or a trustee to cause (whether or not it elects to cause) any of that Debt or security to become due before its stated maturity or its regularly scheduled payment dates, or (ii) to permit a trustee or the holder of any security (OTHER THAN common stock of any Company or Guarantor) to elect (whether or not it does elect) a majority of the directors on the board of directors of that Company or Guarantor.

          (f) JUDGMENTS. Any Company or any Guarantor fails to pay any money judgment against it at least ten 10 days prior to the date on which any of the assets of that Company or that Guarantor may be lawfully sold to satisfy that judgment.

          (g) ATTACHMENTS. The failure to have discharged within a period of 30 days after the commencement of any attachment, sequestration, or similar proceeding against any material amount of the assets of any Company or any Guarantor.

          (h) UNENFORCEABILITY. Any material provision of any Credit Document for any reason ceases to be in full force and effect or is fully or partially declared null and void or unenforceable or the validity or enforceability of any Credit Document is challenged or denied by any Company.

        (i) CHANGE OF MANAGEMENT. Except as otherwise approved by Administrative Agent in writing prior to any such change, any change in the senior management of Borrower or Parent from the senior management of Borrower or Parent as it exists on the date of this agreement.

         (j) Change of Control. Except as otherwise approved by Administrative Agent prior to such change, the individuals who, as of the date of this agreement, constitute the members of C, Borrower's board of directors (for purposes of this section, the "INCUMBENT BOARD") do not constitute or cease for any reason to constitute at least 662/3% of Borrower's board of directors.

         (k) AGENCY QUALIFICATIONS. Borrower ceases to be approved and in good standing under any qualification listed in SECTION 6.16(B).

10.2     Remedies.

          (a) DEBTOR LAW. Upon the occurrence of an Event of Default under
SECTION 10.1(D), the commitments of Lenders to extend credit under this agreement automatically terminate and the full Obligation is automatically due and payable, without presentment, demand, notice of default, notice of the intent to accelerate, notice of acceleration, or other requirements of any kind, all of which are expressly waived by Borrower.

          (b) Other Defaults. While an Event of Default exists -- other than those described in CLAUSE (A) above -- Administrative Agent may (and, upon the direction of Required Lenders, shall) declare the Obligation to be immediately due and payable, whereupon it shall be due and payable, and the commitments of Lenders to extend credit under this agreement are then automatically terminated.

          (c) OTHER REMEDIES. Following the termination of the commitments of Lenders to extend credit under this agreement and the acceleration of the Obligation, Administrative Agent may (and, at the direction of Required Lenders, shall) do any one or more of the following: reduce any claim to judgment; foreclose upon, or otherwise enforce, any Lender Liens; and exercise any other Rights in the Credit Documents, at law, in equity, or otherwise that Required Lenders may direct. Should any Event of Default continue that, in Administrative Agent's opinion, materially and adversely affects the Collateral or the interests of the Lenders under this agreement, Administrative Agent may, in a notice to the Lenders of that Event of Default, set forth one or more actions that Administrative Agent, in its opinion, believes should be taken. Unless otherwise directed by Required Lenders (excluding the Lender serving as Administrative Agent) within 10 days following the date of the notice setting forth the proposed action or actions, Administrative Agent may, but shall not be obligated to, take the action or actions set forth in that notice.

          10.3 RIGHT OF OFFSET. Each Company hereby grants to Administrative Agent and to each Lender a right of offset, to secure the repayment of the Obligation, upon any and all modes, securities, or other property of each Company, and the proceeds therefrom now or hereafter held or received by or in transit to Administrative Agent or such Lender from or for the account of each Company, whether for safekeeping, custody, pledge, transmission, collection, or OTHERWISE, AND ALSO upon any and all deposits (general or special, time or demand, provisional or final) and credits of each Company, and any and all claims of any Company against Administrative Agent or such Lender, at any time existing. Upon the occurrence of any Event of Default, Administrative Agent and each Lender are authorized at any time and from time to time, without notice to any Company, to offset, appropriate, and apply any and all of those items against the Obligation, subject to SECTION 3.6. Notwithstanding anything in this section or elsewhere in this agreement to the contrary, neither Administrative Agent nor any other Lender shall have any right to offset, appropriate, or apply any accounts of any Company which consist of escrowed funds (except and to the extent of any beneficial interest which any Company has in such escrowed funds,) which have been so identified by any Company in writing at the fine of deposit thereof.

          10.4 WAIVERS. Each Company waives any right to require Administrative Agent to (a) proceed against any Person, (b) proceed against or exhaust any of the Collateral, or pursue its Rights and remedies as against the Collateral in any particular order, or (c) pursue any other remedy in its power. Administrative Agent shall not be required to take any steps necessary to preserve any Rights of any COMPANY AGAINST ANY PERSON from which any Company purchased any Mortgage Loans or to preserve Rights against prior parties. Each Company and each surety, endorser, guarantor, pledgor, and other party ever liable or whose property is ever liable for payment of any of the Obligation jointly and severally waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their or their property's liability with respect to the Obligation, or any part thereof, shall not be affected by any renewal or extension in the time of payment of the Obligation, by any indulgence, or by any release or change in any security for the payment of the Obligation, and hereby consent to any and all renewals, extensions, indulgences, releases, or changes, regardless of the number thereof.

          10.5 PERFORMANCE BY ADMINISTRATIVE AGENT. Should any covenant, duty, or agreement of any Company fail to be performed in accordance with the terms of this agreement or of any document delivered under this agreement (and any applicable grace period shall have expired), Administrative Agent may, at its option, after notice to Borrower, perform, or attempt to perform such covenant, duty, or agreement on behalf of that Company and shall notify each Lender that it has done so. In such event, any Company shall jointly and severally, at the request of Administrative Agent, promptly pay any amount expended by Administrative Agent in such performance or attempted performance to Administrative Agent at its principal place of business, TOGETHER WITH interest thereon at the Maximum Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume and shall never have, except by express written consent of Administrative Agent, any liability or responsibility for the performance of any duties of any Company under this agreement or under any other document delivered under this agreement.

          10.6 NO RESPONSIBILITY. Except in the case of fraud, gross negligence, or willful misconduct, neither Administrative Agent nor any of its officers, directors, employees, or attorneys shall assume -- or ever have any liability or responsibility for -any diminution in the value of the Collateral or any part of the Collateral.

          10.7 NO WAIVER. The acceptance by Administrative Agent or any Lender at any time and from time to time of partial payment or performance by any Company of any of their respective obligations UNDER this agreement or under any Credit Document shall not be deemed to be a waiver of any Event of Default then existing. No waiver by Administrative Agent or any Lender shall be deemed to be a waiver of any other then existing or subsequent Event of Default. No delay or omission by Administrative Agent or any Lender in exercising any right under this agreement or under any other document required to be executed under or in connection with this agreement shall impair such right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof, or the exercise of any other right under this agreement or otherwise.

          10.8 CUMULATIVE RIGHTS. All Rights available to Administrative Agent and the Lenders under this agreement or under any other document delivered under this agreement shall be cumulative of and in addition to all other Rights granted to Administrative Agent and the Lenders at law or in equity, whether or not the Notes are due and payable and whether or not Administrative Agent has instituted any suit for collection, foreclosure, or other action in connection with this agreement or any other document delivered under this agreement.

          10.9 RIGHTS OF INDIVIDUAL LENDERS. No Lender shall have any right by virtue of, or by availing itself of, any provision of this agreement to institute any actions or proceedings at law, in equity, or otherwise (excluding any actions in bankruptcy), upon or under or with respect to this agreement, or for the appointment of a receiver, or for any other remedy under this agreement, unless (a) the Required Lenders previously shall have given to Administrative Agent written notice of an Event of Default and the continuance thereof, including a written request upon Administrative Agent to institute such action or proceedings in its own name and offering to indemnify Administrative Agent against the costs, expenses and liabilities to be incurred therein or thereby,
(b) Administrative Agent, for 10 Business Days after its receipt of such notice, shall have failed to institute any such action or proceeding, and (c) no direction inconsistent with such written request shall have been given to Administrative Agent by Required Lenders. It is understood and intended, and expressly covenanted by the taker and holder of every Note with every other taker and holder and Administrative Agent, that no one or more holders of Notes shall have any right in any manner whatever by virtue, or by availing itself, of any provision of this agreement to affect, disturb or prejudice the Rights of any other Lenders, or to obtain or seek to obtain priority over or preference to any other such Lender, or to enforce any right under this agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Lenders. For the protection and enforcement of the provisions of this SECTION 10.9, each and every Lender and Administrative Agent shall be entitled to such relief as can be given either at law or in equity.

          10.10 NOTICE TO ADMINISTRATIVE AGENT. Should any Event of Default or Potential Default occur and be continuing, any Lender having actual knowledge thereof shall notify Administrative Agent and Borrower of the existence thereof, but the failure of any Lender to provide that notice shall not prejudice that Lender's Rights under this agreement.

          10.11 COSTS. All court costs, reasonable attorneys' fees, other costs of collection, and other sums spent by Administrative Agent or any Lender in the exercise of any Right provided in any Credit Document is payable to Administrative Agent or that Lender, as the case may be, on demand, is part of the Obligation, and bears interest at the Default Rate from the date paid by Administrative Agent or any Lender to the date repaid by any Company.

SECTION 11. ADMINISTRATIVE AGENT.

          11.1 AUTHORIZATION AND ACTION. Each Lender hereby appoints Administrative Agent as Administrative Agent under the Credit Documents and authorizes Administrative Agent to take such action on its behalf and to exercise such powers and perform such duties as are expressly delegated to Administrative Agent by the terms of the Credit Documents, TOGETHER WITH such powers as are reasonably incidental thereto. As to any matter not expressly provided for by this agreement (including, without LIMITATION, ENFORCEMENT OR collection of the Notes), Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of Lenders, and those instructions shall be binding upon all Lenders and all holders of the Notes. However, that Administrative Agent shall not be required to take any action that exposes Administrative Agent to personal liability or that is contrary to this agreement or applicable Governmental Requirements. Administrative Agent agrees to give to each Lender prompt notice of each notice given to it by Borrower pursuant to the terms of the Credit Documents.

          11.2 Agent's Reliance, Etc. Notwithstanding anything to the contrary in any Credit Document, neither Administrative Agent nor any of its Representatives shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, Administrative Agent: (a) May treat the payee of any Note as the holder thereof; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it or Borrower and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with the Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions OF this agreement on the part of Borrower or to inspect the property (including the BOOKS and records) of Borrower, except receipt OF delivery OF the items required under SECTIONS 3.2, 4.1, 4.3, and 7.1; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this agreement or any other instrument or document furnished pursuant hereto; and (F) shall incur no liability under or in respect OF this agreement BY acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) believed by it to be genuine and signed or sent by the proper party or parties.

          11.3 Administrative Agent and Affiliates. With respect to Borrowings made by it, and the one or more Notes issued to it, Administrative Agent shall have the same rights and powers under this agreement and the other Credit Documents as any other Lender and may exercise the same as though it were not the Administrative Agent; and the term "LENDER" or "LENDERS" shall, unless otherwise expressly indicated, include Administrative Agent in its individual capacity. Administrative Agent and the Affiliates OF Administrative Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Borrower, any OF its Affiliates and any Person who may do business with or own securities OF Borrower or any OF its Affiliates, all as IF Administrative Agent was not Administrative Agent and without any duty to account therefor to Lenders.

          11.4 Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on the financial statements referred to in SECTIONS 6.6 and
7.1 OF this agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter this agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any Lender, and based on such documents and information as it shall deem appropriate at the time, make its own credit decisions in taking or not taking action under this agreement.

          11.5 INDEMNIFICATION. LENDERS SHALL INDEMNIFY ADMINISTRATIVE AGENT (TO THE EXTENT NOT REIMBURSED By BORROWER), RATABLY ACCORDING TO THEIR RESPECTIVE COMMITMENT PERCENTAGES, FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST ADMINISTRATIVE AGENT IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED By ADMINISTRATIVE AGENT UNDER THIS AGREEMENT (INCLUDING ANY OF SAME WHICH MAY RESULT FROM THE NEGLIGENCE, BUT NOT GROSS NEGLIGENCE, OF ADMINISTRATIVE AGENT). HOWEVER, No LENDER SHALL BE LIABLE FOR ANY PORTION OF THOSE LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM Administrative AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER SHALL REIMBURSE ADMINISTRATIVE AGENT PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED By ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT, TO THE EXTENT THAT ADMINISTRATIVE AGENT IS NOT REIMBURSED FOR SUCH EXPENSES By BORROWER.

          11.6 Successor Administrative Agent. Administrative Agent may resign at any time by giving written notice thereof to Lenders and Borrower and may be removed at any time with or without cause by 100% of Lenders. Upon any such resignation or removal, 100% of Lenders shall have the right to appoint a successor Administrative Agent in the capacity of Administrative Agent. If no successor Administrative Agent shall have been so appointed by 100% of Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation or the Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a commercial bank or savings bank organized under the laws of the United States of America or of any state thereof which has a combined capital and surplus of at least $200,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from any further duties, and obligations under this agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this agreement. The appointment of a successor Administrative Agent shall not release the retiring Administrative Agent from any liability it may have for any actions taken or omitted to be taken by it while it was Administrative Agent under this agreement.

          11.7 INSPECTION. Administrative Agent shall permit any officer, employee, agent of Borrower OR ANY LENDER WHICH may so request to visit and inspect the premises on which the custodial duties of Administrative Agent hereunder are performed, examine the books and records of Administrative Agent which pertain to such custodial duties, take copies and extracts therefrom, and discuss the performance of such custodial duties with the officers, accountants and auditors of Administrative Agent that are responsible therefor, all at such reasonable times and as often as Borrower or any Lender may desire.

SECTION 12. MISCELLANEOUS.

          12.1 NON BUSINESS DAYS. Any action that is due under any Credit Document on a non-Business Day may be delayed until the next Business Day. However, interest accrues on any payment until it is made.

          12.2 COMMUNICATIONS. Unless otherwise stated, a communication under any Credit Document to a party to this agreement must be written to be effective and is deemed given:

          For Borrowing REQUESTS, Collateral Delivery, Notices, Shipping Requests, and Release Requests, only when actually received by Administrative Agent.

          Otherwise, if by fax, when transmitted to the appropriate fax number -- but, without affecting the date deemed given, the fax must be promptly confirmed by telephone.

          Otherwise, if by mail, on the third Business Day after enclosed in a properly addressed, stamped, and sealed envelope deposited in the appropriate official postal service.

          Otherwise, when actually delivered.

Until changed by written notice to each other party to this agreement, the address and fax number are stated for (a) Borrower and Administrative Agent, beside their names on the signature pages below, and (b) each Lender, beside its name on SCHEDULE 2.

          12.3 Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under the Credit Documents must be satisfactory to Administrative Agent and its counsel.

          12.4 Exceptions to Covenants. An exception to any Credit Document covenant does not permit violation of any other Credit Document covenant.

          12.5 Survival. All Credit Document provisions survive all closings and are not affected by any investigation made by any party.

          12.6 Governing Law. UNLESS otherwise stated, each Credit Document must be construed -and its performance enforced -- under the Governmental Requirements of the State of Texas and the United States of America.

          12.7 INVALID PROVISIONS. If any provision of a Credit Document is judicially determined to be unenforceable, all other provisions of it remain enforceable. If the provision determined to be unenforceable is a material part of that Credit Document, then, to the extent lawful, it shall be replaced by a judicially-construed provision that is enforceable but otherwise as similar in substance and content to the original provision as the context of it reasonably allows.

          12.8 Conflicts Between Credit Documents. The provisions of this agreement control if in conflict (i.e., the provisions contradict each other as opposed to a Credit Document containing additional provisions not in conflict) with the provisions of any other Credit Document.

          12.9 DISCHARGE AND CERTAIN REINSTATEMENT. The Companies' obligations under the Credit Documents remain in full force and effect until no Lender has any commitment to extend credit under the Credit Documents and the Obligation is fully paid (EXCEPT for provisions under the Credit Documents which by their terms expressly survive payment of the Obligation and termination of the Credit Documents). If any payment under any Credit Document is ever rescinded or must be restored or returned for any reason, then all Rights and obligations under the Credit Documents in respect of that payment are automatically reinstated as though the payment had not been made when due.

          12.10 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS. An amendment of -- or an approval, consent, or waiver by Administrative Agent or by one or more Lenders under -- any Credit Document must be in writing and must be:

          (a) Executed by Borrower and Administrative Agent if it purports to reduce or increase any fees payable to Administrative Agent by Borrower.

          (b) Executed by Borrower and Administrative Agent and executed or approved in writing by all Lenders if action of all Lenders is specifically provided in any Credit Document or if it purports to (i) EXCEPT as otherwise stated in this SECTION 12.10, extend the due date or of which are for the account of the assigning, pledging, or transferring Lender and its assignee, pledgee, or transferee as they may agree, and (D) if the Participant or Purchaser is organized under the Governmental Requirements of any jurisdiction other than the United States of America or any of its states, it complies with SECTION 3.13.

         (c) Otherwise Void. Any purported assignment, pledge, or other transfer in violation of this section is void from the beginning and not effective.

          12.13 PARTICIPATIONS. Subject to SECTION 12.12(B) and this section, and only if no Event of Default exists, a Lender may at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its Commitment and its share of the Obligation.

          (a) ADDITIONAL CONDITIONS. For each participation (i) the selling Lender must remain -- and the Participant may not become -- a "LENDER" under this agreement, (ii) the selling Lender's obligations under the Credit Documents must remain unchanged, (iii) the selling Lender must remain solely responsible for the performance of those obligations, (iv) the selling Lender must remain the holder of its one or more Notes and its share of the Obligation for all purposes under the Credit Documents, and
     (v) Borrower and Administrative Agent may continue to deal solely and directly with the selling Lender in connection with those Rights and obligations.

          (b) PARTICIPANT RIGHTS. The selling Lender may obtain for each of its Participants the benefits of the Credit Documents related to participations in its share of the Obligation, but Borrower is never obligated to pay any greater amount than would be due to the selling Lender under the Credit Documents calculated as though no participation had been made. Otherwise, Participants have no Rights under the Credit Documents, EXCEPT certain permitted voting Rights described below.

          (c) PARTICIPATION AGREEMENTS. An agreement for a participating interest (i) may only provide to a Participant voting Rights in respect of any amendment of or approval, consent, or waiver under any Credit Document related to the matters in SECTION 12.10(B) if it also provides for a voting mechanism that a majority of that selling Lender's Commitment Percentage or Termination Percentage, as the case may be (whether directly held by that selling Lender or participated), controls the vote for that selling Lender, and (ii) may not permit a Participant to assign, pledge, or otherwise transfer its participating interest in the Obligation to any Person, EXCEPT any Lender or its Affiliates.

          12.14 TRANSFERS. Subject to SECTION 12.12(B) and this section, and only if no Event of Default exists, a Lender may at any time sell to one or more financial institutions (each a "PURCHASER") all or part of its Rights and obligations under the Credit Documents.

          (a) ADDITIONAL CONDITIONS. The sale (i) must be accomplished by the selling Lender and Purchaser executing and delivering to Administrative Agent and Borrower an assignment and assumption agreement and (ii) may not occur until the selling Lender pays to Administrative Agent an administrative-transfer fee of $2,500.

          12.16 LIMITATION OF LIABILITY. Neither Administrative Agent nor any Lender shall be liable to any Company for any amounts representing indirect, special, or consequential damages suffered by any Company, EXCEPT where such amounts are based substantially on willful misconduct by Administrative Agent or any Lender, but then only to the extent any damages resulting from such willful misconduct are covered by Administrative Agent's and the other Lenders' fidelity bond or other insurance.

          12.17 ENTIRE AGREEMENT. THE CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED By EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE No UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[REMAINDER OF PAGE INTENTIONALLY
BLANK.
SIGNATURE PAGES TO FOLLOW]

     EXECUTED as of the date first stated in this agreement.

(ADDRESS)
                                                  CFI MORTGAGE CORPORATION, as
CFI Mortgage Corporation                          BORROWER
580 Village Blvd., Suite 360
West Palm Beach, FL 33409
Attn.: Don M. Lashbrook                           By: /s/ Christopher C. Castoro

561/687-1595 (phone)                             Christopher C. Castoro
561/687-9801 (fax)                               Title:
(ADDRESS)                                        BANK ONE, TEXAS, N.A., as
                                                 ADMINISTRATIVE
                                                 AGENT and a LENDER
Bank One, Texas, N.A.
1717 Main Street, 4th Floor
Dallas, Texas 75201                               By: /s/ Paul J. Lazusky
Attn.: Paul J. Lazusky                                Name: Paul J. Lazusky
214/290-2153 (phone)                                  Title: VP
214/290-2054 (fax)

(WIRE TRANSFER)
Account # 1887239620
Bank: Bank One, Dallas
ABA # 111000614
Attn.: Gloria Sadler, (214) 290-6069
Ref: CFI MORTGAGE CORPORATION
Settlement Account

Page One of One Signature Page               Credit Agreement



                                   SCHEDULE 2

                             LENDERS AND COMMITMENTS

                  Name of Lender                  Commitment

                            Bank One, Texas, N.A.
                            1717 Main Sue" 4th Floor
                            Dallas, TX 75201 $50,000,000
                            Attn.: Paul J. Lazusky
                            214/290-2153 (phone)
                            214/290-2054 (fax)
                            10:11

                                  SCHEDULE, 4.1

ELIGIBILITY CONDITIONS

A.  ELIGIBLE-MORTGAGE LOAN. A Mortgage Loan:

     1. Which supports either (a) a Dry Borrowing or (b) a Wet Borrowing and for which the applicable

          Wet Period has not expired.

     2.   Which is a Conventional Loan, FHA Loan, VA Loan, or Jumbo Loan.

     3. THE PROMISSORY NOTE evidencing which (a) is the standard form approved by VA, FHA, FNMA, or FHLMC or a form otherwise acceptable to Administrative Agent, (b) has a maturity within 30 years of its origination, (c) is payable or endorsed (without restriction or limitation) to Borrower's order, (d) is endorsed in blank by Borrower,
          (e) is fully funded, and (f) is valid and enforceable without offset, counterclaim, defense, or right of recision or avoidance of any kind OTHER THAN for valid payments made on it and any exceptions to enforceability under Debtor Laws.

     4. For which no default in the payment of principal or interest or any other default has continued uncured for 60 days, no foreclosure or other similar proceedings have commenced, and no claim for any credi4 allowance, or adjustment exists.

     5. Which is secured by a mortgage, deed of trust, or trust deed that (a) is the standard form approved by VA, FHA, FNMA, or FHLMC or a form otherwise acceptable to Administrative Agent mid (b) grants a first-priority Lien (or second-priority Lien with respect to Second-Line Borrowings) on residential-real property described below that will be perfected upon recording.

     6.For which the underlying residential-real property (it) consists of land and (i) it one- to four-family dwelling, or (ii) a condominium unit that is ready for occupancy, (iii) a manufactured home unit that is permanently attached to the underlying residential -real property, but not (iv) a mobile home, it co-op, or a multi-family dwelling for more than four families, (b) is, if required by Appraisal Requirements, covered by an Appraisal, and (c) is insured against loss or damage by fire and all other hazards normally included in standard-extended-coverage insurance (including, without limitation, flood insurance if the property is in a federally-designated-flood plain) in accordance with the Collateral Documents for it and Borrower is named as a loss-payee for that insurance.

     7. Which conforms in all material respects with all of the requirements of a valid and enforceable Take-Out Commitment held by Borrower.

     8. The Collateral Documents for which (a) are delivered to Administrative Agent within 90 days after the date of the related promissory note,
          (b) are in compliance with all Governmental Requirements, (c) are otherwise in compliance with the requirements of the Credit Documents and other-wise in form and substance acceptable to Administrative Agent, and (d) are subject to no Liens other than Lender Liens and other Permitted Liens.

     9. Which has been held by Administrative Agent for Lenders as an Eligible-Mortgage Loan for either (a) 120 calendar days or less, or
          (b) for B/C Loans and Second-Lien Loans committed to bulk delivery programs approved in writing by Administrative Agent, 180 calendar days or less.

     10. Which has not -- and no Collateral Document for which has -- been (a) sold to an investor and repurchased by Borrower, (b) rejected by an investor, (c) delivered to an investor or any Person for it for more than the Shipping Period, or (d) delivered to Borrower for correction for more than the CORRECTION PERIOD.

     11. Except in the case of B-Mortgage Loans, C-Mortgage Loans, and Jumbo Loans, the Mortgage Loan complies with all applicable requirements for purchase by GNMA, FNMA, and FHLMC. In the case of Jumbo Loans that are not also B-Mortgage Loans or C-Mortgage Loans, such Mortgage Loans comply with all applicable requirements for purchase by GNMA, FNMA, and FHLMC except that the amount of such Mortgage Loan exceeds the maximum loan amount under those requirements.

B.  ELIGIBLE-REPURCHASED LOAN. An otherwise Eligible-Mortgage Loan, except that:

     1. Which is valid and enforceable without offset, counterclaim, defense, or right of recision or avoidance of any kind.

     2. Which is guaranteed or issued by EITHER (a) FNMA, FHLMC or GNMA OR (b) any other Person if (i) Borrower first obtains Determining Lenders' written approval in their sole discretion and (ii) that other Person has not been rejected as an issuer or guarantor by notice to Borrower from Agent or Determining Lenders in their sole discretion.

     3.   Under which no default exists.

     4. The mortgage pool in which it was included consists of Mortgage Loans that were -- before the issuance of the relevant Mortgage Security Eligible Mortgage Loans constituting part of the Collateral.

     5. The Collateral Documents for which (a) have been delivered to or for Agent, (b) are in compliance with all Laws, (c) are otherwise in form and substance acceptable to Agent, and (d) are subject to no Liens other than Lender Liens and other Permitted Liens.

     6. Which has been held by Agent for Lenders as an Eligible-Mortgage Security for a tune period that is 90 calendar days or less.

C.   ELIGIBLE-MORTGAGE SECURITY. A Mortgage Security:

     1. Which is valid and enforceable without offset, counterclaim, defense, or right of recision or avoidance of any kind.

     2.   Which is guaranteed of issued by EITHER (a) FNMA, FHLMC, or GNMA OR
          (b) any other Person if (i) Borrower first obtains Required Lenders' written approval in their sole discretion and (ii) that other Person has not been rejected as an issuer or guarantor by notice to Borrower from Administrative Agent or Required Lenders IN THEIR SOLE DISCRETION.

     3.   Under which no default exists.

     4. Which conforms in all respects with all of the requirements of a valid and enforceable Take-Out Commitment held by Borrower.

     5. The Mortgage Pool for which consists of Mortgage Loans that were -- before the issuance of that Mortgage Security -- Eligible-Mortgage Loans constituting part of the Collateral.

     6. The Collateral Documents for which (a) have been delivered to or for Administrative Agent, (b) are in compliance with all Governmental Requirements, (c) are otherwise in form and substance acceptable to Administrative Agent, and (d) are subject to no Liens other than Lender Liens and other Permitted Liens.

     7. Which has been held by Administrative Agent for Lenders as an Eligible-Mortgage Security for a time period that -- when added to the longest-time period any Mortgage Loan to which it relates was included in the Collateral as an Eligible-Mortgage Loan -- is 180 days or less.

                                  SCHEDULE 4.2

BORROWING-BASE CALCULATIONS

A.  BORROWING BASE. The amount equal to:

     1. For each item of Eligible-Mortgage Collateral, 98% (except for B/C Loans and Second-Lien Loans, which is 97%), of the LEAST of its:

          (a)  unpaid principal balance;

          (b)  Face amount less discounts; or

          (c)  Take-Out Price. plus,

     2.   For each Eligible-Repurchased Loan, 98%, of the LEAST of its:

          (a)  unpaid principal balance;

          (b)  face amount less discounts;

          (c)  Take-Out Price due from a conveyance to FHA or VA; or

          (d) At the election of Administrative Agent or Required Lenders' at any time, Market Value as follows:

                          90% for FHA insured Mortgage Loans
                          80% for VA Mortgage Loans and all other
                          Mortgage Loans as reduced by the following matters:

     3. No more than the Wet Sublimit may be included for Mortgage Loans supporting Wet Borrowings, and nothing may be included for any Mortgage Loan supporting a Wet Borrowing upon the expiration of its applicable Wet Period; and

     4. No more than the applicable Jumbo Sublimit may be included for any Jumbo Loan or for all Jumbo Loans.

     5. Any B/C Loan or Second-Lien Loan which is more than 30 days past due unless expressly covered by specific takeout.

B.       TAKE-OUT PRICE. For the Mortgage Collateral for which Borrower elects:

     1. DESSIGNATED. To deliver to Administrative Agent a Take-Out Commitment designating a specific Eligible-Mortgage Loan or Eligible-Mortgage Security for purchase, the amount which the Approved Investor has committed to pay for that Eligible-Mortgage Loan or Eligible-Mortgage Security.

     2. Not desalinated. Not to deliver to Administrative Agent a Take-Out Commitment designating a specific Eligible-Mortgage Loan or Eligible-Mortgage Security for purchase, an amount determined by Mortgage-Collateral Group as follows:

          (a) As used in this SCHEDULE 4.2, the term "MORTGAGE- COLLATERAL GROUP" means all Mortgage Collateral bearing the same interest rate without regard to whether that Mortgage Collateral consists of Mortgage Loans or Mortgage Securities. In determining any such grouping, Mortgage Securities are grouped with other Mortgage Collateral in accordance with the interest rates of the underlying and related pools of eligible Mortgage Loans and not by the interest rates appearing on the face of any the Mortgage Securities.

          (b) The Take-Out Price for each Mortgage-Collateral Group is the corresponding weighted average Take-Out Commitment price, expressed as a percentage, determined from all of' the respective Take-Out Commitments for the sale of the items comprising that Mortgage Collateral Group held by Borrower at that time -- and not designated for specific Mortgage Collateral under PART B.I. above -- calculated as follows:

               All Take-Out Commitments are first grouped to correspond to each related Mortgage-Collateral Group, with the result that for each Mortgage-Collateral Group there will be a corresponding 'group of Take-Out Commitments;

               The aggregate principal balance of Take-Out Commitments in each group is then determined; and

               The principal balance of each Take-Out Commitment in each group is then multiplied by the related commitment price and the sum of the products thereof is divided by the aggregate principal balance of Take-Out Commitments in each group to determine the weighted average Take-Out Commitment price.

          (c) For all Mortgage Collateral, the corresponding weighted average Take-Out Commitment price, expressed as a percentage, determined by DIVIDING (i) the total Take-Out Price for all Mortgage -Collateral Groups determined above by (ii) the total principal amount of all Take-Out Commitments determined above.

         If the price in a Take-Out Commitment is stated as a yield and not as a percentage of par, a yield so stated is converted to a percentage price by the use of the "NET YIELD TABLES FOR GNMA MORTGAGE SECURITIES" published by Financial Publishing Company or the "MORTGAGE YIELD CONVERSION TABLES" published by FNMA, as applicable and acceptable to Administrative Agent.

                                  SCHEDULE 4.3

COLLATERAL PROCEDURES

A. MORTGAGE LOAN FOR DRY BORROWING. Delivery of a Mortgage Loan to support it Dry Borrowing requires delivery to Administrative Agent of the following Collateral Documents -- each of which must be in form and substance satisfactory to Administrative Agent -- in the following manner:

          1.A Collateral -Delivery Notice that, among other things, identifies the documents being delivered to Lender for that Dry Borrowing.

          2. The original promissory note evidencing the Mortgage Loan, properly payable or endorsed to Borrower, and endorsed in blank by Borrower.

          3.An assignment from Borrower of the mortgage, deed of trust, or trust deed securing the Mortgage Loan, executed in blank by Borrower, and in recordable form.

          4.A certified copy of each intervening assignment to Borrower of that mortgage, deed of trust, or trust deed sent for recording and copies of all previous-intervening assignments.

          5. A certified copy of that original mortgage, deed of trust, or trust deed sent for recording in the jurisdiction where the property is located.

          6. EITHER (a) a Take-Out Commitment specifically designating that Mortgage Loan for purchase or (b) Take-Out Commitments with the take-out prices indicated (unless a master Take-Out Commitment has already been delivered to, and is on file with, Administrative Agent).

          7. Unless Administrative Agent has initiated the wire transfer for originating the Mortgage Loan, a copy of the check evidencing that origination or confirmation of a Bank One-One Check funding.

          8. A data-processing print-out reflecting that Mortgage Loan's loan number, mortgagor, origination date, original amount, outs standing-principal balance., interest rate, type of loan, requested advance amount, and indicating what sublimit under this agreement (if any) applies to that Mortgage Loan.

          9.Any and all other files, documents, instruments, certificates, correspondence, or other records that are (a) requested b, Administrative Agent and (b) deemed by Administrative Agent in its sole and reasonable judgment to be necessary, appropriate, or desirable.

          MORTGAGE LOAN FOR WET BORROWING. Delivery of' a Mortgage Loan to support a Wet Borrowing requires delivery to Administrative Agent of the following Collateral Commitments -- each of which must be in form and substance, satisfactory to Administrative Agent -- in the following manner:

          1. A Collate ",-Delivery Notice that, among other things, identifies the documents that must be delivered to Administrative Agent before the expiration of the Wet Period for that Wet Borrowing.

          2. Unless Administrative Agent has approved a wire transfer initiated by Borrower for originating the age Loan, EITHER (a) a copy of the check evidencing that origination, (b) evidence that the Mortgage, check or that origination is held by a tide company pending disbursement, OR (C) confirmation of a Bank One-One Check funding.

          3. A data-processing print-out reflecting that Mortgage Loan's loan number, mortgagor, origination 4ite, original amount, out standing principal balance, interest rate, type of loan, requested advance amount, and indicating what sublimit under this agreement (if any) applies to ____ Mortgage Loan.

          4. A Take-Out Commitment specifically designating that Mortgage Loan or a Take-Out Commitment specifying a bulk delivery program.

C. MORTGAGE SECURITY. Delivery of a Mortgage Security to support a Dry Borrowing requires delivery to Administrative Agent of the following Collateral Documents -- each of which must be in form and substance satisfactory to Administrative Agent -- in the following manner:

          1. A Collateral-Delivery Notice that, among other things, identifies all documents being delivered to Lender for that Dry Borrowing.

          2. For a Mortgage Security that is not in book-entry form:

          (a)  The original Mortgage Security.

          (b) A bond power endorsed -- or another appropriate instrument or assignment executed -- by Borrower in blank.

          3. For a Mortgage. Security that is in book-entry form, confirmation of EITHER:

          (a) The appropriate entry (i) in records of a Federal Reserve Bank of the nominal ownership by Administrative Agent (oil behalf of Lenders) of any FNMA Mortgage Security that constitutes a FNMA BOOKENTRY SECURITY," as defined in the BOOK-ENTRY PROCEDURES FOR FNMA SECURITIES, 24 C.F.R SS.SS. 81.41-81.49 (the "FNMA BOOK-ENTRY 1ROCEDURES"), or a FHLMC Mortgage Security that constitutes a "FHLMC BOOK-ENTRY SECURITY," as defined in the FEDERAL HOME LOAN MORTGAGE CORPORATION BOOK-ENTRY REGULATIONS, I C.F.R. SS.SS. 462.1-462.8 (the "FHLMC BOOK-ENTRY REGULATIONS"), and (ii) by Administrative Agent in its records of Borrower's ownership of that book-entry Mortgage Security subject to a Lender Lien; OR

          (b) The (i) appropriate entry by Chemical Bank -- in its capacity as custodian for Participants Trust Company ("PTC"), GNMA's central depository -- in its records of the nominal ownership by Administrative Agent (on behalf of Lenders) of any GNMA-guaranteed Mortgage Security, (ii) the appropriate entry by Administrative Agent in its records of

          Borrower's ownership of that book-entry Mortgage Security subject to a Lender Lien, and (iii) receipt by Administrative Agent of a confirmation of transaction in the form of a written advice specifying the amount and description of that book-entry Mortgage Security subject to that Lien.

4. EITHER (a) a Take-Out Commitment specifically designating that Mortgage Security for purchase

          OR (b) Take-Out Commitments with the take-out prices indicated (unless a master Take-Out Commitment has already been delivered to, and is on file with, Administrative Agent).

          SCHEDULE 5

     CLOSING CONDITIONS

Unless otherwise specified, all dated as of the Closing Date or a date (a "CURRENT DATE") within 30 days before the Closing Date.

H&B [1.] CREDIT AGREEMENT (the "CREDIT AGREEMENT") dated as of the Closing Date, between CFI MORTGAGE CORPORATION, a Florida corporation ("BORROWER"), certain lenders ("LENDERS"), and BANK ONE, TEXAS, N.A., as Administrative Agent for Lenders ("ADMINISTRATIVE AGENT") all the terms in which have the same meanings when used in this schedule accompanied by:

               Schedule 2               Lenders and Commitments
               Schedule 4.1             Eligibility Conditions
               Schedule 4.2             Borrowing-Base Calculations
               Schedule 4.3             Collateral Procedures
               Schedule 5               Closing Conditions
               Schedule 6.2             Companies
               Schedule 6.9             Litigation and Judgments
               Schedule 6.10            Affiliate Transactions
               Exhibit A                Warehouse Note
               Exhibit B                Guaranty
               Exhibit C- I             Security Agreement
               Exhibit C-2              Financing Statement
               Exhibit C-3              Shipping Request
               Exhibit C-4              Bailee Letter for Investors
               Exhibit C-5              Mlee Letter for Pool Custodian
               Exhibit C-6              Trust Receipt and Agreement
               Exhibit C-7              Release Request
               Exhibit D- I             Borrowing Request
               Exhibit D-2              Collateral- Delivery Notice
               Exhibit D-3              Borrowing-Base Report
               Exhibit D-4              Brake-Out Report
               Exhibit D-5              Management Report
               Exhibit D-6              Compliance Certificate
               Exhibit D-7              Collateral- Conversion Notice
               Exhibit E                Opinion of Counsel
               Exhibit F                Assignment and Assumption Agreement

H&B [2.] WAREHOUSE NOTE dated the Closing Date, in the original principal amount of $50,000,000,executed by Borrower, payable to the order of Bank One, Texas, N.A., as the sole initial Lender, and in substantially the form of EXHIBIT A to the Credit Agreement.

H&B [3.] GUARANTY dated the Closing Date, executed by CFI Mortgage, Inc. as Guarantor, accepted by Administrative Agent, and in substantially the form of EXHIBIT B to the Credit Agreement. indicates items not complete at time of this draft of Ns schedule, together with names of parties or counsel with responsibility for each.

H&B [4.]       SECURITY AGREEMENT dated the Closing Date, executed by
               Borrower as DEBTOR and Administrative Agent as SECURED PARTY, and in substantially the form of EXHIBIT C-1 to the Credit Agreement.

H&B [5.] FINANCING STATEMENTS executed by Borrower as DEBTOR and Administrative Agent as SECURED PARTY, for filing with the following UCC filing offices, and in substantially the form of EXHIBIT C-2 to the Credit Agreement:

H&B [6.] UCC SEARCHREPORTS for financing statements filed against Borrower as DEBTOR with the following UCC filing offices as of Current Dates:

H&B [7.] TERMINATIONS OR AMENDMENTS OF FINANCING STATEMENTS reflected in the UCC Search Reports described above that, in the judgment of Administrative Agent and its special counsel, conflict with the priority of the Lender Liens contemplated by the Credit Documents, each executed by the appropriate secured party and (if necessary) debtor, mid in form acceptable to Administrative Agent for filing with the applicable UCC filing offices. AA AA [8]CONFIRMATION of the establishment of the Funding and Settlement Accounts.

AA [9] LIST agreed to by Borrower and Administrative Agent identifying the non-FNMA, FHLMC, and GNMA Approved Investors and guarantors or issuers of Eligible-Mortgage Securities, if any.

AA [10] CUSTODIAL FEES AGREEMENT dated as of a Current Date, executed by Borrower and Administrative Agent.

BWR [11] ARTICLES OF INCORPORATION for Borrower, certified as of a Current Date by the Florida Secretary of State.

BWR [12]       OFFICERS' CERTIFICATE for Borrower, dated as of the Closing
               Date, executed by the President and Secretary of Borrower as to
               (a) the resolutions duly adopted by its directors approving and authorizing the execution of the Credit Documents, (b) its bylaws, (c) its articles of incorporation, (d) the due incumbency of its officers authorized to execute or attest to the Credit Documents, accompanied by:

                          EXHIBIT A - Resolutions
                          EXHIBIT B - Bylaws
                          EXHIBIT C - ARTICLES of Incorporation

BWR [13] ARTICLES OF INCORPORATION for CFI Mortgage, Inc., certified its of a Current Date by the Delaware Secretary of State.

BWR [14.]      OFFICERS' CERTIFICATE for CFI Mortgage, Inc., dated as of
               the Closing Date, executed by the President and Secretary of CFI
               Mortgage, Inc. as to (a) the resolutions duly adopted by its directors approving and authorizing the execution of the Credit
               Documents, (b) its bylaws, (c) its articles of incorporation, (d)
               the due incumbency of its officers authorized to execute or attest to the Credit Documents, accompanied by:

                          EXHIBIT A - Resolutions
                          EXHIBIT B - Bylaws
                          EXHIBIT C - ARTICLES of Incorporation

H&B [15.]      CERTIFICATES OF QUALIFICATION, GOOD STANDING, AND AUTHORITY
               for the following Persons, issued as of Current Dates by the appropriate Governmental Authorities for the following jurisdictions:

BWR [16.]      OPINION OF COUNSEL dated as of the Closing Date, of as
               counsel to Borrower, addressed to Administrative Agent, Lenders, and Haynes and Bootie, L.L.P.,addressing the matters described on EXHIBIT E.

          17. Any other documents and items as Administrative Agent or any Lender may reasonably request.

                                  SCHEDULE 6.2

                          [TO BE COMPLETED BY BORROWER]

                                    COMPANIES

Schedule 6.2

SCHEDULE 6.9
LITIGATION AND JUDGMENTS

[TO BE COMPLETED BY BORROWER

                                                               SCHEDULE 6.9
       SCHEDULE 6.10

AFFILIATE TRANSACTIONS

[TO BE COMPLETED BY BORROWER
SCHEDULE 6.10

                                 WAREHOUSE NOTE,

             S50A0,(()()                                              June 30,
             1997

          FOR VALUE RECEIVED, CFI MORTGAGE CORPORATION, a Florida corporation (to be known as Bankers Direct Mortgage Corporation as of July 1, 1997) ("MAKER"), promises to pay to the order of BANK ONE, TEXAS, NA. ("PAYEE") that portion of the principal amount of $50,000,000 that may from Lime to Lime be disbursed and outstanding under this note TOGETHER WITH interest.

          This note is a "WAREHOUSE NOTE" under the Credit Agreement (as renewed, exceeded, amended, or restated, the "CREDIT AGREEMENT') dated as of June 30, 1997, between Maker, Payee, possibly other Lenders, and Bank One, Texas, N.A., as Administrative Agent for Lenders. All of the defined terms in the Credit Agreement have the same meanings when used -- unless otherwise defined in this note.

          This note incorporates by reference the principal and interest payment terms in the Credit Agreement for this note, including, without limitation, the final maturity, which is the Termination Date. Principal and interest are payable to the holder of this note through Administrative Agent at EITHER (a) its offices at 1717 Main Street, 4th Floor, Dallas, Texas 75201, OR (b) at any other address so designated by Administrative Agent in written notice to Maker.

          This note incorporates by reference all other provisions in the Credit Agreement applicable to this note such as provisions for disbursements of principal, applicable-interest laws before and after an event of Default, voluntary and mandatory prepayments, acceleration of maturity, exercise of Rights, payment of attorneys' fees, court costs, and other costs of collection, certain waivers by Maker and other obligors, assurances and security, choice of Texas and United States federal Governmental Requirements, usury, savings, and other matters applicable to Credit Documents under the Credit Agreement.



                                             CFI MORTGAGE CORPORATION, as MAKER

                                             By

                                                     Title:



                                   EXHIBIT 11

                                    GUARANTY

     THIS GUARANTY is executed as of June 30, 1997, by CFI Mortgage, Inc. ("GUARANTOR") for the benefit of BANK ONE, TEXAS, N.A. (in its capacity as Administrative Agent for the Lenders now or in the future party to the Credit Agreement described below, 'ADMINISTRATIVE AGENT").

     CF1 MORTGAGE CORPORATION, a Florida corporation (to be known as Bankers Direct Mortgage Corporation as of July 1, 1997) ("BORROWER"), Administrative Agent, and Lenders have executed the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of June 30, 1997. The execution and delivery of this guaranty are requirements to Administrative Agent's and Lenders' execution of the Credit Agreement, are integral to the transactions contemplated by the Credit Documents, and are conditions precedent to Lenders' obligations to extend credit under the Credit Agreement.

     ACCORDINGLY, for adequate and sufficient consideration, Guarantor agrees with Administrative Agent AND LENDERS AS follows:

     1. DEFINITIONS. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this guaranty. As used in this guaranty:

     ADMINISTRATIVE AGENT is defined in the preamble to this guaranty and includes its successor appointed under the Credit Documents and acting as ADMINISTRATIVE AGENT for Lenders under the Credit Documents.

     BORROWER is defined in the recitals to this guaranty and includes, without limitation, Borrower, Borrower as a debtor in possess ion, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Borrower or for all or substantially all of Borrower's assets under any Debtor Law.

     CREDIT AGREEMENT is defined in the recitals to this guaranty.

     GUARANTEED DEBT means the Obligation, as defined in the Credit Agreement, and all present and future costs, attorneys' fees, and expenses incurred by Administrative Agent or any Lender to enforce Borrower's, Guarantor's, or any other obligor's payment of any of the Obligation, including, without limitation, all present and future amounts that would become due but for the operation of ss.ss. 502 or 506 or any other provision of TITLE 11 of the UNITED STATES CODE and all present and future accrued and unpaid interest (including, without limitation, all post-petition interest if Borrower voluntarily or involuntarily becomes subject to any Debtor Law).

     GUARANTOR is defined in the preamble to this guaranty.

     SUBORDINATED DEBT means all present and future obligations of Borrower to Guarantor, whether those obligations are (a) direct, indirect, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, (b) due or to become due to Guarantor, (c) held by or are to be held by Guarantor,
(d) created directly or acquired by assignment or otherwise, or (e) evidenced in writing.

     2. GUARANTY. Guarantor guarantees to Administrative Agent and Lenders the prompt payment of the Guaranteed Debt at -- and at all times after -- maturity (by acceleration or otherwise). This is an absolute, irrevocable, and continuing guaranty, and the circumstance that at any time or from time to Lime the Guaranteed Debt may be paid in full does not affect the obligation of Guarantor with respect to the Guaranteed Debt incurred after that time. This guaranty remains in effect until the Guaranteed Debt is fully paid and performed and all commitments to extend any credit under the Credit Agreement have terminated. Guarantor may not rescind or revoke its obligations with respect to the Guaranteed Debt.

     3. REPRESENTATIONS AND WARRANTIES. Guarantor represents and warrants to Administrative Agent that (a) Guarantor has the power and authority to execute, deliver, and perform this guaranty, which execution, delivery, and performance does not violate any Governmental Requirements or agreements by which Guarantor or any of Guarantor's assets is bound, (b) the value of the consideration received and to be received by Guarantor is reasonably worth at least as much as Guarantor's liability under this guaranty, and that liability may reasonably be expected to directly or indirectly benefit Guarantor, (c) this guaranty constitutes a legal and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable Debtor Laws and general principles of equity, (d) all financial statements and other information about Guarantor's financial condition and cash flow are true and correct in all material respects and fairly present Guarantor's financial condition, cash flows, material liabilities, and (e) Guarantor is Solvent.

     4. CUMULATIVE RIGHTS. If Guarantor becomes liable for any indebtedness owing by Borrower to Administrative Agent or any Lender, OTHER THAN under this guaranty, that liability may not be in any manner impaired or affected by this guaranty. The Rights of Administrative Agent or Lenders under this guaranty are cumulative of any and all other Rights that Administrative Agent or Lenders may ever have against Guarantor. The exercise by Administrative Agent or Lenders of any Right under this guaranty or otherwise does not preclude the concurrent or subsequent exercise of any other Right.

     5. PAYMENT UPON DEMAND. If an Event of Default exists, Guarantor shall -- on demand and without further notice of dishonor and without any notice having been given to Guarantor previous to that demand of either the acceptance by Administrative Agent or Lenders of this guaranty or the creation or incurrence of any Guaranteed Debt -- pay the amount of the Guaranteed Debt then due and payable to Administrative Agent and Lenders. It is not necessary for Administrative Agent or Lenders, in order to enforce that payment by Guarantor, first or contemporaneously to institute suit or exhaust remedies against Borrower or others liable on that indebtedness or to enforce Rights against any collateral securing that indebtedness.

     6. SUBORDINATION. The Subordinated Debt is expressly subordinated to the full and final payment of the Guaranteed Debt. Guarantor agrees not to accept any payment of any Subordinated Debt from Borrower if an Event of Default exists. If Guarantor receives any payment of any Subordinated Debt in violation of the foregoing, Guarantor shall hold that payment in trust for Administrative Agent and Lenders and promptly turn it over to Administrative Agent, in the form received (with any necessary endorsements), to be applied to the Guaranteed Debt.

     7. SUBROGATION AND CONTRIBUTION. Guarantor may not assert, enforce, or otherwise exercise any Right of subrogation to any of the Rights or Liens of Administrative Agent or Lenders or any other beneficiary against Borrower or any other obligor on the Guaranteed Debt or any collateral or other security or any Right of recourse, reimbursement, subrogation, contribution, indemnification, or similar Right against Borrower or any other obligor on any Guaranteed Debt or any guarantor of it. Guarantor irrevocably waives all of the foregoing Rights (whether they arise in equity, under contract, by statute, under common law, or otherwise). Guarantor irrevocably waives the benefit of, and any Right to participate in, any collateral or other security given to Administrative Agent or Lenders or any other beneficiary to secure payment of any Guaranteed Debt.

     8. No Release. Guarantor's obligations under this guaranty may not be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any taking or accepting of any other security or assurance for any Guaranteed Debt; (b) any release, surrender, exchange, subordination, impairment, or loss of any collateral securing any Guaranteed Debt; (c) any full or partial release of the liability of any other obligor on the Obligation; (d) the modification of, or waiver of compliance with, any terms of any other Credit Document; (e) the insolvency, bankruptcy, or lack of corporate or partnership power of any party or any line liable for any Guaranteed Debt, whether now existing or occurring in the future; (f) any renewal, extension, or rearrangement of any Guaranteed Debt or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Administrative Agent or any Lender to any other obligor on the Obligation; (g) any neglect, delay, omission, failure, or refusal of Administrative Agent or any Lender to take or prosecute any action in connection with the Guaranteed Debt; (h) any failure of Administrative Agent or any Lender to notify Guarantor of any renewal, extension, or assignment of any Guaranteed Debt, or the release of any security or of any other action taken or refrained from being taken by Administrative Agent or any Lender against Borrower or any new agreement between Administrative Agent, any Lender, and Borrower, it being understood that neither Administrative Agent nor any Lender is required to give Guarantor any notice of any kind under any circumstances whatsoever with respect to or in connection with any Guaranteed Debt, OTHER THAN any notice required to be given to Guarantor elsewhere in this guaranty; (i) the unenforceability of any Guaranteed Debt against any party because it exceeds the amount permitted by applicable Governmental Requirements, the act of creating it is ULTRA VIRES the officers creation it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or 0) any payment of the Obligation to Administrative Agent or Lenders is held to constitute a preference under any Debtor Law or for any other reason Administrative Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance this guaranty will be reinstated in an amount equal to that payment).

     9. WAIVERS. Guarantor waives all Rights by which it might be entitled to require suit on an accrued Right of action in respect of any Guaranteed Debt or require suit against Borrower or others, whether arising under ss. 34.02 of the TEXAS BUSINESS AND COMMERCE CODE, as amended (regarding its Right to require Administrative Agent or Lenders to sue Borrower on accrued Right of action following its written notice to Administrative Agent or Lenders), ss. I ZOO] of the TEXAS CIVIL PRACTICE AND REMEDIES CODE, as amended (allowing suit against it without suit against Borrower, but precluding entry of judgment against it before entry of judgment against Borrower), RULE 31 of the TEXAS RULES OF CIVIL PROCEDURE, as amended (requiring Administrative Agent or Lenders to join Borrower in any suit against it unless judgment has been previously entered against Borrower), or otherwise.

     10. CREDIT AGREEMENT PROVISIONS. Guarantor acknowledges that certain (a) representations and warranties in the Credit Agreement are applicable to Guarantor and confirms that each such representation and warranty is true and correct, and (b) covenants and other provisions in the Credit Agreement are applicable to Guarantor or are imposed upon Guarantor and agrees to promptly and properly comply with or be bound by each of them.

     11. RELIANCE AND DUTY TO REMAIN INFORMED. Guarantor confirms that it has executed and delivered this guaranty after reviewing the terms and conditions of the Credit Documents and such other information as it has deemed appropriate in order to make its own credit analysis and decision to execute and deliver this guaranty. GUARANTOR CONFIRMS that it has made its own independent investigation with respect to Borrower's creditworthiness and is not executing and delivering this guaranty in reliance on any representation or warranty by Administrative Agent or any Lender as to that creditworthiness. Guarantor expressly assumes all responsibilities to remain informed of the financial condition of Borrower and any circumstances affecting Borrower's ability to perform under the Credit Documents to which it is a party or any collateral securing any Guaranteed Debt.

     12. NO REDUCTION. The Guaranteed Debt may not be reduced, discharged, or released because or by reason of any existing or future offset, claim, or defense (except for the defense of complete and final payment of the Guaranteed
Debt) of Borrower or any other party against Administrative Agent or Lenders or against payment of the Guaranteed Debt, whether that offset, claim, or defense arises in connection with the Guaranteed Debt or otherwise. Those claims and defenses include, without limitation, failure of consideration, breach of warranty, fraud, bankruptcy, incapacity/infancy, statute of limitations, lender liability, accord and satisfaction, usury, forged signatures, mistake, impossibility, frustration of purpose, and unconscionability.

     13. BANKRUPTCY OR Death. If Guarantor becomes insolvent, fails to pay Guarantor's debts 1'~,erierally as they become due, voluntarily seeks (or consents to or acquiesces in) any benefits of any Debtor Law, or becomes a party to (or is made the subject of) any proceeding under any Debtor Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the Rights of Administrative Agent or my Lender under this guaranty, then, in any such event, the Guaranteed Debt is automatically (as between that Guarantor, Administrative Agent, and Lenders), a fully matured, due, and payable obligation of Guarantor to Administrative Agent and Lenders (without regard to whether Borrower is then in default under the Credit Agreement or whether any of the Obligation is then due and owing by Borrower), payable in full -- I.E., the estimated amount owing in respect of the contingent claim created under this guaranty -- by Guarantor to Administrative Agent and Lenders upon demand.

     14. CREDIT DOCUMENT. This guaranty is a Credit Document and is subject to the applicable provisions of SECTIONS I and 12 of the Credit Agreement, all of which are incorporated into this guaranty by reference the same as if set forth in this guaranty verbatim.

     15. COMMUNICATIONS. For purposes of SECTION 12.2 of the Credit Agreement, Guarantor's address and telecopy number are set forth on the signature page to this guaranty.

     16. Amendments, Etc. No amendment, waiver, or discharge to or under this guaranty is valid unless it is in writing and is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of SECTION 12.10 of the Credit Agreement.

     17. ENTIRETY. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTISAN MAY NOT BE CONTRADICTED By evidence OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE No UNWRI17EN ORAL AGREEMENTS BETWEEN THE PARTIES.

     18. ADMINISTRATIVE AGENT AND LENDERS. Administrative Agent is the agent for each Lender under the Credit Agreement. All Rights granted to Administrative Agent under or in connection with this guaranty are for each Lender's ratable benefit. Administrative Agent may, without the Consent of any Lender, exercise any Rights in Administrative Agent's or Lenders' favor under or in connection with this guaranty. Administrative Agent's and each Lender's Rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, Guarantor is not required to inquire about any such agreement and is not subject to any terms of it unless Guarantor specifically joins it. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or is entitled to rely upon or raise as a defense any party's failure or refusal to comply with the provisions of it.

     19. Parties. This guaranty benefits Administrative Agent, Lenders, and their respective successors and assigns and binds Guarantor and Guarantor's successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the Rights of Administrative Agent under this guaranty automatically vest in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality OTHER THAN that appointment. The Rights of Administrative Agent and Lenders under this guaranty may be transferred with any assignment of the Guaranteed Debt. The Credit Agreement contains provisions governing assignments of the Guaranteed Debt and of Rights and obligations under this guaranty.

                                       REMAINDER OF PAGE INTENTIONALLY BLANK
                                              SIGNATURE PAGE FOLLOWS

EXECUTED as of the date first stated above.

                                           CFI MORTGAGE, INC., as Guarantor

                                                   By Chris Castoro:

Administrative Agent executes this guaranty in acknowledgment of Paragraph 17 above.

BANK ONE, TEXAS, N.A., AS ADMINISTRATIVE AGENT

By

         Paul J. Lazusky


Signature Page to Guaranty

                                   EXHIBIT C-1

SECURITY AGREEMENT

     THIS AGREEMENT is entered into as of June 30,1997, between CFI MORTGAGE CORPORATION, a Florida corporation (to be known as Bankers Direct Mortgage Corporation as of July 1, 1997) ("DEBTOR"), certain Lenders, and BANK ONE, TEXAS, N.A., as Administrative Agent (in that capacity, "SECURED PARTY' for Lenders.

     Debtor, Lenders, and Administrative Agent have entered into the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT" dated as of June 30, 1997. As a continuing inducement to the Lenders to extend credit to Debtor under the Credit Agreement -- and as a condition precedent to that credit -- Debtor is executing and delivering this agreement for the benefit of Lenders and Secured Party.

     ACCORDINGLY, for adequate and sufficient consideration, Debtor and Secured Party agree as follows:

SECTION 1. DEFINITIONS AND REFERENCES. Unless stated otherwise, (a) terms defined in the Credit Agreement or the UCC have the same meanings when used in this agreement, and (b) to the extent permitted by Governmental Requirements, if in conflict (i) the definition of a term in the Credit Agreement controls over the definition of that term in the UCC, and the definition of a term in
ARTICLE 9 of the UCC controls over the definition of that term elsewhere in the UCC.

     COLLATERAL is defined in SECTION 2.2 of this agreement.

     DEBTOR is defined in the preamble to this agreement and includes, without limitation, Debtor, Debtor as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party appointed for Debtor or for substantially all of Debtor's assets under any Debtor Law.

     OBLIGOR means any Person obligated with respect to any Collateral (whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise).

     SECURED PARTY is defined in the preamble to THIS agreement and includes its successor appointed and acting as ADMINISTRATIVE AGENT for Lenders under the Credit Documents.

     SECURITY INTEREST means the security interest granted and the pledge and assignment made under SECTION 2.1 of this agreement, which is a Lender Lien under the Credit Agreement.

SECTION 2. SECURITY INTEREST AND COLLATERAL.

     2.1 SECURITY INTEREST. To secure the full payment and performance of the Obligation, Debtor grants to Secured Party for Lenders a security interest in the Collateral and pledges and assigns the Collateral to the Secured Party, all upon and subject to the terms and conditions of this agreement. The grant of the Security Interest does not subject the Secured Party or any Lender to the terms of any Collateral Document or in any way transfer, modify, or otherwise affect
(a) any of Debtor's obligations with respect to any Collateral or (b) the Lender Liens under the Credit Agreement.

         2.2 Collateral. As used in this agreement, the term "COLLATERAL" means the present and future items and types of property described below, whether now owned or acquired in the future by Debtor. This description of Collateral does not permit any action prohibited by any Credit Document.

          Mortgage Loans from time to time identified to Secured Party as Collateral.

          All Collateral Documents in any way related to any Mortgage Loans identified as Collateral -including, without limitation, all promissory notes evidencing and all mortgages, deeds of trust, or trust deeds securing those Mortgage Loans -- whether deposited with or held by or for Secured Party under this agreement, identified by Debtor as Collateral for a Wet Borrowing, or otherwise.

          Private-mortgage insurance (including, without limitation, all commitments to issue any such insurance) covering -- and all commitments issued by FHA to insure or issued by VA to guarantee -- any Mortgage Loans identified as Collateral.

          SECURITY of any KIND PLEDGED BY A MORTGAGOR FOR any Mortgage Loan identified as Collateral.

          Casualty insurance assigned to Debtor in connection with any Mortgage Loan identified as Collateral.

          Mortgage Securities deposited with or held by or for Secured Party under the Credit Document's or registered by book-entry in Secured Party's name under the Credit Documents.

          Guaranties related to Mortgage Securities identified as Collateral.

          Take-Out Commitments held by Debtor for any Mortgage Loans or Mortgage Securities identified as Collateral, Rights to deliver those Mortgage Loans or Mortgage Securities, as the case may be, to the investors or other purchasers under those Take-Out Commitments, and all proceeds resulting from the sale of any of those Mortgage Loans or Mortgage securities under those Take-Out Commitments.

          Any Collateral otherwise described in this agreement that may from time to time be delivered (a) to an investor under SECTION 4.5 of the Credit Agreement until purchased and paid for by that investor or (b) for correction under SECTION 4.6 of the Credit Agreement.

          The Funding and Settlement Accounts and all amounts deposited in them or represented by them.

          Personal property, contract rights, accounts, and general intangibles of any kind whatsoever relating to any Collateral.

          All files, surveys, certificates, correspondence, appraisals, tapes, discs, cards, accounting records, and other information and data of Debtor relating to any other Collateral -- including, without limitation, all information, data, tapes, discs, and cards necessary to administer and service any Mortgage Loan identified as Collateral.

          Cash and non-cash proceeds of any Collateral.

SECTION 3. REPRESENTATIONS AND WARRANTIES. By entering into this agreement, and by each subsequent delivery of additional Collateral under this agreement, Debtor reaffirms the representations and warranties contained in the Credit Agreement. Debtor further represents and warrants to Secured Party for Lenders as follows:

     3.1 CONCERNING THE COLLATERAL. All Collateral (a) is genuine and in all respects what it purports to be, (b) is the legal, valid, and binding obligation of each Obligor (EXCEPT as enforceability may be limited by Debtor Laws), (c) is free from any claim for credit, deduction, or allowance of any Obligor and free from any defense, dispute, setoff, or counterclaim (other for payments made in respect of it), (c) if a Mortgage Loan, was originated and is in compliance with all Governmental Requirements (including, without limitation, all usury Governmental Requirements, the REAL ESTATE SETTLEMENT PROCEDURES ACT OF 1974, the EQUAL CREDIT OPPORTUNITY ACT, the FEDERAL TRUTH IN LENDING ACT, REGULATION Z promulgated by the Board of Governors of the Federal Reserve System, and all applicable federal and state consumer protection Governmental Requirements, (d) if a Mortgage Security, is duly authorized and validly issued, the transfer of which is not subject to any restrictions other than under the Credit Documents,
(e) if a Take-Out Commitment or other contract, is in full force and effect without any material default having occurred by any party to it, and (f) conforms to the applicable requirements of eligibility under SCHEDULE 4.1 to the Credit Agreement.

     3.2 OWNERSHIP AND PRIORITY. Debtor has full legal and beneficial ownership of all Collateral, free and clear of all Liens EXCEPT Permitted Liens.

     3.3 CREATION AND PERFECTION. The Security Interest is created and perfected on (a) each promissory note that evidences a Mortgage Loan identified its Collateral and that is delivered to Secured Party, (b) each promissory note that evidences a Mortgage Loan identified by Debtor to Secured Party as supporting a Wet Borrowing for 21 days after the Borrowing Date for that Borrowing, (c) each Mortgage Security in certificated form that is delivered to Secured Party, (d) each Mortgage Security in book-entry form when notice of the Security Interest is given to the financial institution in whose favor that security has been issued and that institution confirms that notice, (e) all Mortgage Collateral shipped to any Approved Investor under SECTION 4.5 of the Credit Agreement (and the Security Interest continues to be perfected until Secured Party receives either payment or Mortgage Securities under that section), (f) all Mortgage Collateral shipped to Debtor for correction under SECTION 4.6 of the Credit Agreement (and the Security Interest continues to be perfected for 21 days after that shipment), and (g) all other COLLATERAL UPON THE FILING of the Financing Statements.

SECTION 4. COVENANTS. Until all commitments by Secured Party and Lenders to extend credit under the Credit Agreement have been canceled or terminated and the Obligation is fully paid and performed, Debtor covenants and agrees with Secured Party for Lenders as follows:

     4.1 CONCERNING THE COLLATERAL. Debtor (a) shall fully perform all of its duties under and in connection with each transaction to which any Collateral relates, (b) shall promptly notify Secured Party about any change in any fact or circumstances represented or warranted by Debtor about any Collateral, (c) shall promptly notify Secured Party of any claim, action, or proceeding affecting title to my Collateral or the Security Interest and, at Secured Party's request and Debtor's expense, appear in and defend that action or proceeding, (d) shall hold in trust for Secured Party all Collateral not delivered to Secured Party (without excusing any failure to deliver Collateral Documents to Secured Party as required by this agreement) and mark that Collateral on Debtor's records that it is subject to the Security Interest (but the failure to do so does not unpair the Security Interest or its priority), (e) other than collections under SECTION
4.3 below, Debtor shall pay and deliver to Secured Party all items and types of property into which any Collateral may be converted (all of which is subject to the Security Interest) and properly endorse, assign, or take such other action as Secured Party may request in order to maintain and continue the Security Interest in that property, (f) may not compromise, extend, release, or adjust payments on any Mortgage Collateral, accept a conveyance of mortgaged property in full or partial satisfaction of any Mortgage Loan, or release any mortgage, deed of trust, or trust deed securing or underlying any Mortgage Collateral, and
(g) may not agree to the amendment, termination, or substitution of any Take-Out Commitment covered by the Security Interest if that amendment, termination, or substitution would be a Material- Adverse Event.

     4.2 Insurance. Debtor shall keep the Collateral fully insured in the amounts, against the risks, and with insurers as may be approved by Secured Party, with loss payable to Secured Party as its interest (on behalf of Lenders) may appear.

     4.3 Collections. Debtor shall, at its sole cost and expense, whether requested to by Secured Party or in the absence of such a request, take all actions reasonably necessary, to obtain payment, when due and payable, of all amounts due or to become due from Obligors with respect to any Collateral. Debtor may not agree to any rebate, refund, compromise, or extension with respect to any Collateral or accept any prepayment on account of any Collateral OTHER THAN in a manner and to the extent consistent with or as may otherwise be provided in various servicing agreements to which it is a party or subject.

          (A) NO EVENT OF DEFAULT. While no Event of Default exists, Debtor shall make all of those collections, shall maintain such escrow accounts and otherwise comply with the servicing agreements to which it is a party or subject, and may otherwise retain and use the proceeds of those collections in the ordinary course of its business.

          (B) EVENT OF DEFAULT. While an Event of Default exists, and upon the request of Secured Party, Debtor shall (i) notify and direct each Obligor to make payments on the Collateral to Secured Party for deposit into such accounts as it may designate so as to be held as Collateral under this agreement and (ii) otherwise turn over to Secured Party, in the form received and with any necessary endorsements, all payments it receives in respect of any Collateral for deposit into such accounts as Secured Party may designate to be held as Collateral under this agreement. Secured Party may at any time apply any amounts in those accounts as a payment of the Obligation, OTHER TITAN mortgage escrow payments that are deposited into escrow accounts in accordance with the applicable Guide or servicing contract.

     4.4 CONCERNING DEBTOR. Without first giving Secured Party 30 days notice (or fewer if agreed to in writing by Secured Party) of the intention to do any of the following and performing such acts and executing and delivering to Secured Party such additional documents as Secured Party requests in order to continue or maintain the existence and priority of the Security Interest, Debtor may not (a) use or transact business under any corporate, assumed, or trade name, EXCEPT as represented in the Credit Agreement, (b) relocate its chief executive offices or principal place of business, or (c) move or surrender possession of its books and records regarding the Collateral.

SECTION 5. EVENT OF DEFAULT AND REMEDIES. If an Event of Default exists, then Secured Party may, at its election (but subject to the terms and conditions of the Credit Agreement), exercise any and all Rights available to a secured party under the UCC, in addition to any and all other Rights afforded by the Credit Documents, at law, in equity, or otherwise, including, without limitation (a) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (b) surrendering any policies of insurance on all or part of the Collateral AND RECEIVING AND applying the unearned premiums as a credit on the Obligation, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (d) applying to the Obligation any cash held by Secured Party or any Lender under the Credit Documents.

     5.1 Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the Lime after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC. If any Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. Notice sent or given not less than five calendar days before the taking Of the action to which the notice relates is reasonable notification and notice for the purposes of this section.

     5.2 APPLICATION OF Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this SECTION 5 in the order and manner specified in SECTION 3.5 of the Credit Agreement. Any surplus remaining shall be delivered to Debtor or as a court Of Competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligation in full, Debtor remains liable for any deficiency.

SECTION 6. OTHER RIGHTS.

     6.1 PERFORMANCE. If Debtor fails to pay when due all Taxes on any of the Collateral, or to preserve the priority of the Security Interest in any of the Collateral, or to keep the Collateral insured as required by this agreement, or otherwise fail to perform any of its obligations under any Credit Documents or Collateral Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, pay such Taxes, prosecute of defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the Credit Documents or Collateral Documents. Any sum which may be expended or paid by SECURED PARTY UNDER THIS SECTION (including, without limitation, court costs and attorneys' fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and is part of the Obligation.

     6.2 Collection.

          (a) Actions. When Secured Party is entitled under SECTION 4.3 above to make collection on any Collateral, it may in its own name or in the name of Debtor (i) compromise or extend the time of payment with respect to any Collateral for such amounts and upon such terms as Secured Party may determine, (ii) demand, collect, receive, receipt for, sue for, compound, and give acquittance for any and all amounts due or to become due with respect to Collateral, (iii) take control of cash and other proceeds of any Collateral, (iv) endorse Debtor's name on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into Secured Party's possession, (v) sign Debtor's name on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral, (vi) send requests for verification of obligations to any Obligor, (vii) do all other acts and things necessary to carry out the intent of this agreement, and
     (viii) authorize any servicer in respect of any Collateral to any one or more of the foregoing on Secured Party's behalf.

          (b) Other Matters. If any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its name or in Debtor's name, to take such action as Secured Party deems appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision, however, Secured Party is never liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral and is not under any duty whatever to anyone except Debtor to account for funds that it actually receives. Without limiting the generality of the foregoing, Secured Party has no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). Secured Party's receipt to any Obligor is a full and complete release, discharge, and acquittance to that Obligor, to the extent of any amount so paid to Secured Party.

     6.3 POWER OF ATTORNEY. Debtor irrevocably appoints Secured Party -- acting on behalf of Lenders -as its attorney-in-fact (with full power of substitution) for, on behalf, and in the name of Debtor to (a) endorse and deliver to any Person any check, instrument, or other document, received by Secured Party or any Lender that represents payment in respect of any Collateral, (b) prepare, complete, execute, deliver, and record any assignment of any mortgage, deed of trust, or trust deed securing any Mortgage Loan or Mortgage Security, (C) endorse and deliver or otherwise transfer any promissory note evidencing any Mortgage Loan or Mortgage Security and do every other thing necessary or desirable to effect transfer of all or any Collateral, (d) take all necessary and appropriate action with respect to any Obligation or any Collateral, (e) commence, prosecute, settle, discontinue, defend, or otherwise dispose of any claim relating to any Collateral, and (f) sign that Debtor's name wherever appropriate to effect the performance of this agreement and the Credit Agreement. This section shall be liberally, not restrictively, construed to give the greatest latitude to Secured Party's power as the Debtor's attorney-in-fact to collect, sell, and deliver any Collateral and all other documents relating to it. The powers and authorities conferred on Secured Party in this section (w) are discretionary and not obligatory on the part of Secured Party, (x) may be exercised by Secured Party through any Person who, at the time of the execution of a particular document, is an officer of Secured Party, (y) may not be exercised by Secured Party unless an Event of Default exists, and (z) is granted for a valuable CONSIDERATION, COUPLED WITH AN INTEREST, and irrevocable until -- and all Persons dealing with Secured Party, any of its officers acting under this section, or any substitute are fully protected in treating the powers and authorities conferred by this section as existing and continuing in full force and effect until advised by Secured Party that -- all commitments under the Credit Agreement to extend credit under this agreement have been terminated or canceled and the Obligation is fully paid and performed.

SECTION 7. MISCELLANEOUS.

     7.1 MISCELLANEOUS. Because this agreement is a "CREDIT DOCUMENT" referred to in the Credit Agreement, the provisions relating to Credit Documents in Sections I and 12 of the Credit Agreement are incorporated into this agreement by reference the same as if included in this agreement verbatim.

     7.2 TERM. This agreement terminates upon full payment and performance of the Obligation. No Obligor is ever obligated to make inquiry of the termination of this agreement but is fully protected in making any payments on the Collateral directly to Secured Party.

     7.3 Matters Not Relevant. The Security Interest, Debtor's obligations, and Secured Party's and Lenders' Rights under this agreement are not released, diminished, impaired, or adversely affected by any one or more of the following:
(a) Secured Party's or any Lender taking or accepting any additional -- or any release, surrender, exchange, subordination, or loss of any other -- guaranty, assurance, or security for any of the Obligation; (b) any full or partial release of any other Person obligated on any of the Obligation; (c) the modification or assignment of -- or waiver of compliance with -- any other Credit Document; (d) any present or future insolvency, bankruptcy, or lack of corporate, partnership, or trust power of any other Person obligated on any of the Obligation; (e) any renewal, extension, or rearrangement of any of the Obligation, or any adjustment, indulgence, forbearance, or compromise granted to any Person obligated on any of the Obligation; (f) any Person's neglect, delay, omission, failure, or refusal to take or prosecute any action in connection with any of the Obligation; (g) any existing or future affect, claim, or defense (OTHER THAN the defense of full and final payment of the Obligation) of Debtor or any other Person against Secured Party or any Lender; (h) the unenforceability of any of the Obligation against any Person obligated or any of the Obligation because it exceeds the amount permitted by Governmental Requirement, the act of creating it is ULTRA VIRES, or the officers, partners, or trustees creating it exceeded their authority or violated their fiduciary duties, or otherwise; (i) any payment of the Obligation is held to constitute a preference under any Debtor LAW OR FOR ANY OTHER REASON SECURED Party or any Lender is required to refund any payment or make payment to another Person; or
0) any Person's failure to notify Debtor, Secured Party, or any Lender of their acceptance of this agreement or any Person's failure to notify Debtor about the foregoing events or occurrences, and Debtor waives my notice of any kind under any circumstances whatsoever with respect to this agreement or any offer Obligation OTHER THAN as specifically provided in this agreement.

     7.4 Waivers. Except to the extent expressly otherwise provided in the Credit Documents, Debtor waives (a) any Right to require Secured Party or any Lender to proceed against any other Person, to exhaust its Rights in the Collateral, or to pursue any other Right which Secured Party or any Lender may have, and (b) all Rights of marshaling in respect of the Collateral.

     7.5 Financing Statement. Secured Party may, at any Lime, file this agreement or a carbon, photographic, or other reproduction of this agreement as a financing statement, but Secured Party's failure to do so does not impair the validity or enforceability of this agreement.

     7.6 Parties. This agreement binds and inures to Debtor, Secured Party, and each Lender, with their respective successors and permitted assigns. Only those Persons may rely or raise any defense about this agreement.

          (a) Assignments. Debtor may not assign any Rights or obligations under this agreement without first obtaining the written consent of Secured Party and all Lenders. Secured Party's Rights under this agreement may be assigned to any successor agent appointed under the Credit Agreement. Any Lender may assign, pledge, and otherwise transfer all or any of its Rights under this agreement to any participant or transferee permitted by the Credit Agreement.

          (b) Secured Party. Secured Party is the agent for each Lender. Secured Party may, without the joinder of any Lender, exercise any Rights in favor of any of them under this agreement. The Rights of Secured Party and Lenders VIS-A-VIS each other may be subject to other agreements between them. Neither Debtor nor its successors or permitted assigns need to inquire about any such agreement or be subject to the terms of it unless they join in it and, therefore, are not entitled to the benefits of any such agreement or entitled to rely upon or raise as a defense the failure of any party to comply with it.

     7.7 Entire Agreement. THIS AGREEMENT THE OTHER CREDIT DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED By evidence OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE No UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                      REMAINDER OF PAGE INTENTIONALLY BLANK

                             SIGNATURE PAGE FOLLOWS

     EXECUTED as of the date first stated above.

CFI MORTGAGE CORPORATION, as DEBTOR        BANK ONE, TEXAS, N.A., Administrative
                                           Agent, as Secured Party
By                                         By /s/ Paul J. Lazusky
   Name  Chris Castoro:                    /s/ Vice President
   Title:

Signature Page to Security Agreement

I
THIS DOCUMENT                              Haynes and Boone, L.L.P.
PREPARED BY AND WHEN                       901 Main Street, Suite 3 100
FILED RETURN TO:                           Dallas, Texas 75202
                                           Attention: Kelly Roberts
EXHIBIT C-2

                               FINANCING STATEMENT

                THIS FINANCING STATEMENT IS PRESENTED TO A FILING
                      OFFICER FOR FILING UNDER T14E UNIFORM
                                COMMERCIAL CODE.

DEBTOR'S NAME AND MAILING ADDRESS:          CFI Mortgage Corporation
                                            580 Village Blvd., Suite 360
                                            West Palm Beach, FL 33409
SECURED PARTY'S NAME AND MAILING ADDRESS:   Bank One, Texas, N.A.
                                            1717 Main Street 4th Floor
                                            Dallas, TX 75201
FOR FILING OFFICER:

   THIS FINANCING STATEMENT COVERS THE FOLLOWING PRESENT AND FUTURE TYPES AND
      ITEMS OF PROPERTY AND INTERESTS, WHETHER NOW OWNED OR ACQUIRED IN THE
                                FUTURE BY DEBTOR
                               (THE "COLLATERAL"):

Terms defined on SCHEDULE I attached to this financing statement have the same meanings when used below:

          Mortgage Loans identified from time to time to Secured Party as Collateral.

          All Collateral Documents in any way related to any Mortgage Loans identified as Collateral -including, without limitation, all promissory notes evidencing and all mortgages, deeds of trust, of trust deeds securing those Mortgage Loans -- whether deposited with or held by or for Secured Party under the Credit Documents, identified by Debtor as Collateral for a Wet Borrowing, or otherwise.

          Private-mortgage insurance (including, without limitation, all commitments to issue any such insurance) covering -- and all commitments issued by FHA to insure or issued by VA to guarantee -- any Mortgage Loans identified as Collateral. Security of any kind pledged by a mortgagor for any Mortgage Loan iden6fied as Collateral.

          Casualty insurance assigned to Debtor in connection with any Mortgage Loan identified as Collateral.

          Mortgage Securities deposited with or held by or for Secured Party under the Credit Documents or registered by book-entry in Secured Party's name under the Credit Documents.

          Guaranties related to Mortgage Securities identified as Collateral.

Take-Out Commitments held by Debtor for any Mortgage Loans or Mortgage Securities identified as Collateral, Rights to deliver those Mortgage Loans or Mortgage Securities, as the case may be, to the investors or other purchasers under those Take-Out Commitments, and all proceeds resulting from the sale of any of those Mortgage Loans or Mortgage Securities under those Take-Out Commitments.

Any Collateral otherwise described in this financing statement that may from time to Lime be shipped (a) to all investor under SECTION 4.5 of the Credit Agreement until purchased and paid for by that investor or (b) to Debtor for correction under SECTION 4.6 of the Credit Agreement.

The Funding and Settlement Warehouse Accounts and all amounts deposited ill them or represented by them.

Personal property, contract rights, accounts, and general intangibles of any kind whatsoever relating to any Collateral.

All files, surveys, certificates, correspondence, appraisals, tapes, discs, cards, accounting records, and other information and data of Debtor relating to any other Collateral -- including, without limitation, all information, data, tapes, discs, and cards necessary to administer and service any Mortgage Loan identified as Collateral.

Cash and noncash proceeds of any Collateral.

DEBTOR:                                SECURED PARTY:

CFI MORTGAGE CORPORATION               BANK ONE, TEXAS, N.A., as Administrative
                                       Agent for Lenders

By                                     By
         Name:                            Paul J. Lazusky, Vice President
         Title:

                                   SCHEDULE I

                   DEFINITIONS ATTACHED TO FINANCING STATEMENT
                  FROM CFI MORTGAGE CORPORATION, as DEBTOR, to
          Bank One, Texas, N.A., ADMINISTRATIVE AGENT, as SECURED PARTY

          COLLATERAL DOCUMENTS means the documents and other items described on
SCHEDULE 4.3 to the Credit Agreement and required to be delivered to Secured Party under SECTION 4.3 of the Credit Agreement.

          FHA means the Federal Housing Administration within the United States Department of Housing and Urban Development or its successor.

          FHLMC means the Federal Home Loan Mortgage Corporation or its successor.

          FNMA means the Federal National Mortgage Association or its successor.

          FUNDING ACCOUNT means a non-interest bearing deposit account established by Debtor with Secured Party -styled and numbered "CFI MORTGAGE CORPORATION FUNDING ACCOUNT," Account No. 1825167602 for deposit of Borrowings under the Credit Agreement.

          GNMA means the Government National Mortgage Association or its successor.

          LENDERS means, at any time, the lenders that are now or in the future party to the Credit Agreement.

          CREDIT AGREEMENT means the Credit Agreement dated as of June 30, 1997, between Debtor, Lenders, and Secured Party as Administrative Agent for Lenders, as renewed, extended, amended, or restated.

          MORTGAGE LOAN means a loan that is not a construction or non-residential commercial loan, is evidenced by a valid promissory note, and is secured by a mortgage, deed of trust, or trust deed that grants a perfected first-priority lien on the residential-real property.

          MORTGAGE SECURITY means a security -- in respect of an underlying pool of related Mortgage Loans -- that provides for payment by the issuer to the holder of specified principal installments and a fixed-interest rate on the unpaid balance, with all prepayments being passed through to the holder, whether issued in certificate or book-entry form.

          SETTLEMENT ACCOUNT means a non-interest bearing deposit account established by Debtor with Secured Party -styled and numbered "CFI MORTGAGE CORPORATION SETTLEMENT ACCOUNT," Account No. 1825167644 for the deposit of payments from investors in or the settlement of mortgage collateral, and for the deposit of payments on the obligation under the Credit Agreement.

          TAKE-OUT COMMITMENT means a written and binding commitment or master purchase agreement from an investor or other purchaser to purchase Mortgage Securities or Mortgage Loans.

          VA means the Veteran's Administration or its successor.

          WET BORROWING means a borrowing under the Credit Agreement for which all of the Collateral Documents have not been delivered to Lender in accordance with SECTION 4.3 OF the Credit Agreement.


Title:

I Must be a Responsible Officer of Borrower.


                                   EXHIBIT C-4

                                     BANK ONE

BAILEE LETTER FOR INVESTORS

BANK ONE, TEXAS, N.A.
1717 Main Street
Dallas, Texas 75201
Telephone (214) 290-6082
Telecopy (214) 290-6069

The enclosed mortgage notes and other documents ("COLLATERAL, as more particularly described on the attached schedule, have been assigned and pledged to Bank One, Texas, N.A., as Administrative Agent ("ADMINISTRATIVE AGENT") for itself and certain other Lenders ("LENDERS"), as collateral under the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of June 30, 1997, between CFI MORTGAGE CORPORATION (to be known as Bankers Direct Mortgage Corporation as of July 1, 1997) ("BORROWER"), Administrative Agent, and Lenders.

The Collateral is being delivered to you for purchase under an existing Take-Out Commitment (as defined in The Credit Agreement). Either payment in full for the Collateral or the Collateral itself must be received by administrative Agent within 45 calendar days (or 60 days if under a bond program approved by Administrative Agent) after the date of this letter. Until that time, you are deemed to be holding the Collateral in trust, subject to The security interest granted to Administrative Agent for Lenders and as Administrative Agent's bailee in accordance with the applicable provisions of the UNIFORM COMMERCIAL CODE. NO property interest in the Collateral is transferred to you until Administrative Agent receives the greater of either (a) the agreed purchase price of the Collate" or (b) $__, which is the full amount of the advances under the Credit Agreement in respect of the Collateral. If you receive conflicting instructions regarding the Collateral from Borrower or Administrative Agent, you agree to act in accordance with Administrative Agent's instructions. ADMINISTRATIVE AGENT RESERVES THE RIGHT, AT ANY TIME BEFORE IT RECEIVES FULL PAYMENT, TO NOTIFY YOU AND REQUIRE THAT YOU RETURN THE COLLATERAL To ADMINISTRATIVE AGENT. Payment for the Collateral must be made by wire transfer of immediately available funds to:

    Bank One, Texas, N.A., Administrative- Agent     Account Number

    ABA Number 111000614                             Attn.: Gloria Sadler
    Further Credit - CFI Mortgage Corporation        TEL     (214) 290-6082

         Settlement Account                          FAX     (2140 290-6069

BY ACCEPTING THE COLLATERAL DELIVERED TO YOU WITH THIS LETTER, YOU CONSENT TO BE ADMINISTRATIVE AGENT'S BAILEE ON THE TERMS DESCRIBED IN THIS LETTER. ADMINISTRATIVE AGENT REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED COLLATERAL AND THIS LETTER BY SIGNING AND RETURNING TO ADMINISTRATIVE AGENT THE ENCLOSED COPY OF THIS LETTER, BUT YOUR FAILURE TO DO SO DOES NOT NULLIFY YOUR CONSENT. If YOU FAIL TO MAKE FULL PAYMENT to Administrative Agent for it within 45 days (or 60 days, if applicable) after the date of this letter, you are instructed to return all of the Collateral to Administrative Agent. The preceding provision in no way affects or impairs any claim or cause of action against you in respect of your Take-Out Commitment.

This letter binds you and your successors, assigns, trustees, Conservators, and receivers and inures to Administrative Agent, Lenders, and their respective successors and assigns.

Member FDIC                                                     Exhibit C-4

yours,

BANK ONE, TEXAS, N.A., as ADMINISTRATIVE AGENT

By: Name: Title:

ACKNOWLEDGED AND AGREED as of              '199-.

[NAME OF INVESTOR]

By: Name: Title:

Member FDIC                                                     Exhibit C-4

                                   EXHIBIT C-5

                                                                     BANK ONE



 LETTER FOR 11001, CUSTODIAN                    BANK ONE, TEXAS, N.A.
                                                1717 Main Street
                                                Dallas, Texas 75201
                                                Telephone (214) 290-6082
                                                Telecopy (214) 290-6069

The enclosed mortgage notes and other documents ("COLLATERAL, as more particularly described the attached schedule, have been assigned and pledged to Bank One, Texas, N.A., as Administrative Agent ("ADMINISTRATIVE AGENT") for itself and certain other lenders ("LENDERS"), as Collateral under the Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of June 30, 1997, between CFI MORTGAGE CORPORATION (to be known as Bankers Direct Mortgage Corporation as of July 1, 1997) ("BORROWER"), Administrative Agent, and Lenders.

The Collateral is being delivered to you for pooling in connection with the issuance of Mortgage Securities (as defined in the Credit Agreement). Within 21 days after the date of THIS letter (a) payment ill full for the Collateral must be paid to Administrative Agent, (b) the Mortgage Securities must be received by Administrative Agent if ill certificated form or on its behalf in respect of Mortgage Securities in book-entry form, or (c) the Collateral must be returned to and received by Administrative Agent. Until that Lime, you are deemed to be holding the Collateral in trust subject to the security interest granted to Administrative Agent for Lenders as Administrative Agent's bailee in accordance with the applicable provisions of the applicable UNIFORM COMMERCIAL CODE. No property interest in the Collateral is transferred to you until either (a) Administrative Agent receives the greater of either (i) the agreed purchase price of the Collateral or (ii) $__, which is the full amount of the advances under the Credit Agreement in respect of the Collateral, or (b) Administrative Agent receives Mortgage Securities in certificated form or receives Mortgage Securities on its behalf in respect of Mortgage Securities in book-Entry form. If you receive conflicting instructions regarding the Collateral from Borrower or Administrative Agent, you agree to act in accordance with Administrative Agent's instructions. If you deliver any of the enclosures to another party, this letter must accompany those items. ADMINISTRATIVE AGENT RESERVES THE RIGHT, AT ANY TIrv1E BEFORE THE MORTGAGE SECURITIES HAVE BEEN ISSUED, TO NOTIFY YOU AND REQUIRE THAT YOU RETURN THE COLLATERAL To ADMINISTRATIVE AGENT.

If applicable above, payment for the Collateral must be made by the purchaser's wire transfer of immediately available funds to:

   Bank One, Texas, N.A., Administrative Agent       Account Number
   ABA Number 111000614                              Attn.:  Gloria Sadler
   Further Credit - CFI Mortgage Corporation         TEL     (214) 290-6082
   Settlement Account                                FAX     (2140 290-6069

If applicable above, Mortgage Securities in certificated form must be sent to:

                   Bank One, Texas, N.A., Administrative Agent
                         1900 Pacific Street, 6th Floor
                               Dallas, Texas 75201
                      Attn.: Gloria Sadler, Vice President

Member FDIC                                                       Exhibit C-5

BY ACCEPTING THE COLLATERAL DELIVERED TO YOU WITH THIS LETTER, YOU CONSENT TO BE ADMINISTRATIVE AGENT'S BAILEE ON THE TERMS DESCRIBED IN THIS LETTER. ADMINISTRATIVE AGENT REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED COLLATERAL AND THIS LETTER BY SIGNING AND RETURNING TO ADMINISTRATIVE AGENT THE ENCLOSED COPY OF THIS LETTER, BUT YOUR FAILURE TO DO SO DOES NOT NULLIFY YOUR CONSENT.

This letter binds you and your successors, assigns, trustees, conservators, and receivers and inures to Administrative Agent, Lenders, and their respective. successors and assigns.

Very truly yours,

BANK ONE, TEXAS, N.A., as ADMINISTRATIVE AGENT

By: Name: Title:

ACKNOWLEDGED AND AGREED as of                                 , 199

[NAME OF POOL CUSTODIAN]

By: Name: Title:

Member FDIC                                                    Exhibit C-5

                                   EXHIBIT C-6

                         TRUST RECEIPT AND AGREEMENT.

ADMINISTRATIVE AGENT. BANK ONE, TEXAS, N.A.         DATE:               199

BORROWER:   CFI MORTGAGE CORPORATION (to be known as Bankers Direct Mortgage
            Corporation as of July 1, 1997)

     This trust receipt and agreement is delivered under the Credit Agreement (as renewed, extended, or amended the "CREDIT AGREEMENT") dated as of June 30, 1997, between Borrower, Administrative Agent, and certain other Lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -in this trust receipt and agreement.

         In accordance with SECTION 4.6 of the Credit Agreement, Borrower requests delivery by Administrative Agent to Borrower of the entire mortgage file of Collateral Documents for the Mortgage Loan and for the corrections described as follows:

         MORTGAGE LOAN NUMBER:

         ORIGINAL AMOUNT:

         CORRECTIONS:

     Borrower agrees that (a) these Collateral Documents are delivered to Borrower solely for the purpose of making these corrections, (b) these Collateral Documents are and continue to be subject to Lender Liens under the Credit Documents, (c) Borrower shall hold these Collateral Documents as bailee and trustee for Administrative Agent, and Lenders, and (d) Borrower may not deliver any of these Collateral Documents to it third party unless (i) it is necessary in order to complete the corrections, and (ii) Borrower notifies that third party that the Collateral Documents are and continue to be subject to Lender Liens under the Credit Documents, and obtains from that third party its agreement to hold those Collateral Documents as bailee and trustee for Administrative Agent and Lenders UNTIL THEY HAVE BEEN RETURNED TO Administrative Agent or the amount of the Borrowing Base attributable to the related Mortgage Loan has been fully paid to Administrative Agent for Lenders to be applied to the Obligation.

     On and as of the date of this receipt and agreement, Borrower certifies, represents, and warrants to Administrative Agent for Lenders that (a) Borrower's representations and warranties in the Credit Documents are true and correct in all material respects EXCEPT to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or permitted by the Credit Documents, (b) no Event of Default, Potential Default, or Borrowing Excess exists, and (c) this shipment will not result in Collateral Documents for Mortgage Loans with more than a LOW face amount of $1,500,000 being outstanding for correction.

Borrower acknowledges receipt of the Collateral Documents referred to above.

                       CFI MORTGAGE CORPORATION, Borrower

By: Name:  Title:

I MUST BE A RESPONSIBLE OFFICER OF Borrower.

                                   EXHIBIT C-7

RELEASE REQUEST

ADMINISTRATIVE AGENT.-  BANK ONE, TEXAS, N.A.            Date:            , 199

BORROWER:               CFI MORTGAGE CORPORATION (to be known as Bankers Direct
                        Mortgage Corporation as of July 1, 1997)

     This request is delivered under the Credit Agreement (as renewed, extended, or amended the "CREDIT -AGREEMENT") dated as of June 30, 1997, between Borrower, Administrative Agent, and certain Lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this request.

     Borrower requests Administrative Agent to release the Lender Liens under the Credit Documents in the Collateral described oil the attached SCHEDULE 1.

     On and as of the date of this request, Borrower certifies, represents, and warrants to Administrative Agent for Lenders that (a) Borrower's representations and warranties in the Credit Documents are true and correct in all material respects EXCEPT to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or permitted by the Credit Documents, and (b) no Event of Default, Potential Default, or Borrowing Excess exists or occurs as a result of the requested release OTHER THAN any Borrowing Excess that has been eliminated by payment which has been made to Administrative Agent.

                                      CFI MORTGAGE CORPORATION, BORROWER

By: Name: Title:

BORROWING REQUEST.

ADMINISTRATIVE AGENT:     BANK ONE, TEXAS, N.A.          DATE:    199
BORROWER:                 CFI MORTGAGE CORPORATION

          THIS REQUEST IS DELIVERED UNDER the Credit Agreement (as renewed, extended, and amended, the "CREDIT AGREEMENT") dated as of June 30, 1997, between Borrower, Administrative Agent, and certain Lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this request.

          Borrower requests $ in Borrowings (collectively, the "REQUESTED BORROWING") to be funded on __, 199_ (as REQUESTED BORROWING DATE") in the one or more Borrowing -Purpose

Categories indicated on the attached schedule, which has been completed as to all other relevant information.

     Borrower certifies that as of the Requested Borrowing Date -- after giving effect to the Requested Borrowing -- (a) the representations and warranties of Borrower in the Credit Documents are true and correct in all material respects EXCEPT to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or permitted by the Credit Documents, (b) no Event of Default or Potential Default exists, (c) the extension of the Requested Borrowing does not cause any Borrowing Excess to exist, (d) Borrower has timely delivered a Collateral-Delivery Notice, if applicable, (e) all Collateral Documents required by the Credit Agreement to be delivered to Administrative Agent in connection with the Requested Borrowing have been delivered to Administrative Agent, and (f) Borrower has otherwise complied with all conditions of the Credit Documents to permit the Requested Borrowing to be extended.

CFI MORTGAGE CORPORATION

By: Name: 'Title:

Must be no later than (a) the third business Day after request if the Requested Borrowings involves any LIBOR Borrowing or (b) the business Day of request otherwise. Must be a Responsible Officer of Borrower.

EXHIBIT D-1


                          SCHEDULE TO BORROWING REQUEST

                               Dated _, 199-; for $

                   [COMPLETE EACH APPLICABLE BOX OR MARK N.A.]

   Borrowing-Purpose      Amount      Borrowing-Price Category   Interest Period
      Category       I           I                                    Ending
Borrowing (Dry)         $            o Base Rate                      19
                                    11 Fed-Funds Rate
0 (check and indicate               ii LIBOR
amount if B/C Borrowing -
0 (check and indicate
amount if Second-Lien
Borrowing -
0 (check and indicate
amount if Repurchase
Borrowing -S-)
Borrowing (Wet)                     0 Base Rate                       19
                                   C3 Fed-Funds Rate
0 (check and indicate               o LIBOR
amount if B/C Borrowing
0 (CHECK AND INDICATE
AMOUNT if Second-Lien
Borrowing
0 (check and indicate
amount if Repurchase
Borrowing -

1  Must be 1, 2, or 3 months or other period acceptable to Administrative Agent.

            EXHIBITD-2

COLLATERAL-DELIVERY NOTICE

ADMINISTRATIVE AGENT:    BANK ONE, TEXAS, N.A.          DATE:        __, 199

BORROWER:                CFI MORTGAGE CORPORATION (to be known as Bankers Direct
                         Mortgage Corporation as of July 1, 1997)

     This notice is delivered under the Credit Agreement (as renewed, extended, and amended the "CREDIT AGREEMENT") dated as of June 30, 1997, between Borrower, Administrative Agent, and certain Lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this notice.

     Under SECTION 4.3 and other applicable provisions of the Credit Agreement, Borrower submits the following Collateral under -- and subject to the Lender Liens created by -- the Credit Documents [CHECK APPLICABLE BOX(ES)]:

  O MORTGAGE LOANS FOR DRY BORROWING. Borrower (a) is delivering to Administrative Agent the Collateral Documents required by PART A of
     SCHEDULE 4.3 to the Credit Agreement for the Mortgage Loans described on the attached ANNEX I which is a data-processing print-out meeting the requirements of PART A.8 on that SCHEDULE 4.3 and (b) confirms that those Mortgage Loans and all related Collateral Documents are subject to the Lender Liens created by the Credit Agreement.

  O MORTGAGE LOANS FOR WET BORROWING. Borrower (a) is delivering to ADMINISTRATIVE AGENT THE COLLATERAL Documents required by PART B of
     SCHEDULE 4.3 to the Credit Agreement for the Mortgage Loans described on the attached ANNEX 2 -- which is a data-processing print-out meeting the requirements of PART B.3 on that SCHEDULE 4.3, (b) shall deliver to Administrative Agent the Collateral Documents required by PART A of that
     SCHEDULE 4.3 for -- before the expiration of the Wet Period for the Borrowings made on the basis of -- those Mortgage Loans, and (c) cont-trins that those Mortgage Loans and all related Collateral Documents are subject to the Lender Liens created by the Credit Agreement.

 O MORTGAGE SECURITIES FOR DRY BORROWING. Borrower (a) is delivering to Administrative Agent the Collateral Documents required by PART C of SCHEDULE
    4.3 to the Credit Agreement for the Mortgage Securities described on the attached ANNEX 3 (the Mortgage Pools for which consist of Mortgage Loans that were -- before issuance of those Mortgage Securities -- Eligible-Mortgage Loans constituting part of the Collateral) and (b) confirms that those Mortgage Securities and all related Collateral Documents are subject to the Lender Liens created by the Credit Agreement.

     On and as of the date of this notice, Borrower certifies, represents, warrants, and covenants to or with

ADMINISTRATIVE AGENT FOR LENDERS THAT:

         (a) For each Mortgage Loan described on either ANNEX I or 2 to this notice, Borrower (i) holds each of the items required by SECTION 4.3 of the Credit Agreement, (ii) holds those items in trust for Administrative Agent on behalf of Lenders, (iii) upon request or instructions from Administrative Agent from time to time and at any time, shall deliver those items to Administrative Agent any other Person designated by Administrative Agent, and (iv) may not deliver those items -- or grant, transfer, or assign any interest in any of them -- to any Person EXCEPT Administrative Agent without first obtaining Administrative Agent's written consent.

         (b) All of the items that Borrower is required to furnish to Administrative Agent under the Credit Agreement in connection with this notice accompany it, all of those items are accurate and what they purport to be, and all of the Collateral described in this notice or its schedules conform in all respects to the requirements of the Credit Agreement, including, without limitation, the requirements of eligibility applicable to that Collateral on SCHEDULE 4.1 to the Credit Agreement.

         (c) The representations and warrantees of Borrower in the Credit Documents are true and correct in all material respects EXCEPT to the extent that (i) a representation or warranty speaks to a specific date or (ii) the facts on which a representation or warranty is based have changed by transactions or conditions contemplated or permitted by the Credit Documents.

         (d) No Event of Default or Potential Default exists.

                            CFI MORTGAGE CORPORATION

By: Name: Title:

I Must be a Responsible Officer of Borrower.

                                   EXHIBIT D-3

BORROWING-BASE REPORT

ADMINISTRATIVE AGENT-   BANK ONE, TEXAS, N.A.                   DA7E:_, 199

BORROWER:               CFI MORTGAGE CORPORATION (to be known as Bankers Direct
                        Mortgage Corporation as of July 1, 1997)

     This report is delivered under the Credit Agreement (as renewed, extended, and amended, the "CREDIT AGREEMENT") dated as of June 30, 1997, between Borrower, Administrative Agent, and certain Lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this report. Administrative Agent has calculated the Borrowing Base and its various components as of the date of this report.

                                                      face            warehouse

   1. Reconciliation for Dry Borrowings

       (a) Ending Collateral balance last report)     $
       (b) Collateral removed (since last report)
       (c) Beginning Collateral balance -- LINE L(A) MINUS LINE 1(B)
       (d) Collateral received (since last report)
       (e) New Collateral balance (today) -- LINE L(C) plus Line I (d) $      $
       (f) Ineligibles expired 60, 120-, or 180-day line
       (g) Ineligibles expired shipping Period
       (h) Ineligibles expired Correction Period              $
       (i) Jumbo Sublimit-~t exclusions
       (j) Other ineligibles
       (k) Total Ineligibles -- TOTAL OF LINES 1(J) THROUGH 1(J)      $

           Total Collateral amount- LINE L(E) MINUS LINE- 1(K)

       (m) If Administrative Agent or Required Lenders elect -- Market

           Value of items in LINE L(K)

       (n) Lesser OF EITHER LINES 1(l) or -- if applicable -- ](in)

2.     Reconciliation for Wet Borrowings

       (a)     Ending Collateral balance (last report)
       (b)     Collateral removed (since last report)
       (c)     Beginning Collateral balance -- LINE 2(A) MINUS LINE 2(B)
       (d)     Collateral received (since Wt report)
       (e)     New Collateral Balance
       (f)     Ineligibles -- expired Wet Period
       (g)     Jumbo Sublimit exclusions
       (h)     Other ineligibles
       (i)     Total Ineligibles -- TOTAL of Lines 20 through 2(H)
       (j)     Total Wet Collateral
       (k)     IF Administrative Agent or Required Lender's elect -- Market

               Value OF items in LINE 2(J)

               Lesser OF EITHER LINES 2(J) OR -- IF APPLICABLE 2(K)

 3.   Borrowing Base FOR MORTGAGE COLLATERAL

      (a) 98% OF Dry and Wet Collateral Value (other than as set forth in Line
          (b) below)

      (b) 97% OF Collateral Value for B/C Loans and Second-lien Loans

      (C) TOTAL OF LINES 3(A) AND 3(B)

4.    Principal Debt

      (a)  Dry Borrowings

      (b)  Wet BORROWINGS                 TOTAL OF LINES 4(A) AND 4(B)

 5.   COMMITMENTS                 $50,000,000


 6.   Availability

      (a)     Lesser OF EITHER LINE 3(C) OR LINE 5

      (b)     Maximum Total IF positive OR Borrowing Excess IF negative

              LINE,6(A) MINUS LINE 4(C)

                            BANK ONE, TEXAS, N.A., ADMINISTRATIVE AGENT

By: Name: Title:


                                   EXHIBIT D-4

                                 TAKE-OUT REPORT

             (ONLY USED IF TAKE-OUT COMMITMENTS ARE NOT DESIGNATED)

ADMINISTRATIVE AGENT:       BANK ONE, TEXAS, N.A.        DATE:             199

BORROWER:    CFI MORTGAGE CORPORATION (to be known as Bankers Direct Mortgage
             Corporation as of July 1, 1997)

     This report is delivered under the Credit Agreement (as renewed, extended, or amended the "CREDIT AGREEMENT-) dated as of June 30, 1997, between Borrower, Administrative Agent, and certain Lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this report.

     The following is accurate and complete as of the date of this report in respect of Take-Out Prices -determined in accordance with the attached SCHEDULE 1 -- and the total weighted-average-Take-Out Price is % of par:

                               FOR MORTGAGE LOANS

      Mortgage-Collateral Group I Interest Rate       Take-Out Price T Interest

     (a)                                   %                     %
     (b)                                   %                     %
     (c)                                   %                     %
     (d)                                   %                     %
     (e)                                   %                     %


            [SCHEDULE]

TAKE-OUT PRICE DETERMINATION

Complete the following table for each Mortgage-Collateral Group for Mortgage Loans and each Mortgage- Collateral Group for Mortgage Securities, in each case indicating the group letter designation from the report to which this schedule is attached:

                (b) PRINCIPAL-BALANCE                            (D) COMMITMENT PRICE'
 (A) INVESTOR        of Take-Out         (c) Percentage of Par            COLUMN (B) THNES
                     Commitments                                        Column (C)
                                                                            % $

   Totals

The total weighted-average Take-Out- Price (determined by dividing the total in column (d) above by the total in column (b) above) is _% of par.

For each commitment price stated as a yield rather than as a percentage of par, convert the yield to a percentage price by the use of the "NET YIELD Tables for GNMA MORTGAGE-BACKED SECURITIES" PUBLISHED by Financial Publishing Company or the "Mortgage Yield Conversion Tables" published by FNMA, as applicable.

                                   EXHIBIT D-5

MANAGEMENT REPORT

ADMINISTRATIVE AGENT,     BANK ONE, TEXAS, N.A.      DATE:             1199

 BORROWER:      CFI MORTGAGE CORPORATION (to be known as Bankers Direct Mortgage
                Corporation as of July 1, 1997)

     This report is delivered under the Credit Agreement (as renewed, extended, or amended the "CREDIT AGREEMENTS" dated as of June 30, 1997, between Borrower, Administrative Agent, and certain Lenders. Terms defined in the Credit Agreement have the same meaning when used -- unless otherwise defined -- in this report.

     I certify to Administrative Agent for Lenders that on the date of this report:

     3. 1 am the undersigned officer of Borrower and deliver this certificate on its behalf.

     2. The attached SCHEDULE 1 is an accurate list of Borrower's Mortgage Loan production (in such form as Borrower customarily prepares as its secondary market report as same is reasonably acceptable to Administrative Agent) for the Calendar Month before the date of this report -- describing in reasonable detail the GEOGRAPHIC MIX OF ALL RETAIL AND CORRESPONDENT production for both the Calendar Month before the date of this certificate and for the year to date, and such other matters as Administrative Agent may have reasonably requested.

     3. The attached SCHEDULE 2 is an accurate and complete schedule of Borrower's "OPEN CONTENTMENT AND PIPELINE POSITIONS" (as commonly understood in the industry) for Mortgage Loans -- describing in reasonable detail (i) with regard to "OPEN COMMITMENT" positions, the names of investors, type, original principal amount, rate, price/yield, and expiration date, and (ii) with regard to "OPEN PIPELINE" positions, the amount of the pipeline, the tow locked amount and rate of price committed Mortgage Loans in the pipeline, the percentage of the locked amount that is covered, the types of coverage (mandatory or optional), future contracts, hedged positions, repurchase agreements, the profit or loss, and such other matters as Administrative Agent may have reasonably requested.

By: Name: 'Tide:

1        Must be a Responsible Officer of Borrower.


                                   EXHIBIT D-6

                             COMPLIANCE CERTIFICATE

ADMINISTRATIVE, AGENT:   BANK ONE, TEXAS, N.A.         DATE:             119

BORROWER:   CFI MORTGAGE CORPORATION (to be known as Bankers Direct Mortgage
            Corporation as of July 1, 1997)
SUBJECT PERIOD:                    ended                    199

     This certificate is delivered under the Credit Agreement (as renewed, extended, and amended, the "CREDIT AGREEMENT") dated as of June 30, 1997, between Borrower, Administrative Agent, and certain Lenders. Terms defined in the Credit Agreement have the same meanings when used -- unless otherwise defined -- in this certificate.

     The undersigned officer certifies to Administrative Agent and Lenders, that on the date of this certificate:

     1. The undersigned officer is the officer of Borrower designated below.

     2. Borrower's financial statements that are attached to this certificate were prepared in accordance with GAAP and present fairly the Companies' consolidated (if applicable) financial condition and results of operations as of -- and for the fiscal year or portion of the fiscal year ending on -- the last day of the Subject Period.

     3. The undersigned officer supervised a review of the Companies' activities DURING THE SUBJECT PERIOD IN RESPECT of the following matters and has determined the following: (a) The representations and warranties in the Credit Agreement are true and correct in all material respects, EXCEPT (i) to the extent that a representation or warranty speaks to a specific date or the facts on which it is based have changed by transactions or conditions contemplated or permitted by the Credit Documents and (ii) for the changes, if any, described on the attached
SCHEDULE 1; (b) each Company has complied with all of its obligations under the Credit Documents, OTHER THAN for the deviations, if any, described on the attached SCHEDULE 1; (c) no Event of Default or Potential Default exists or is imminent, OTHER THAN those, if any, described on the attached SCHEDULE 1; and
(d) the Companies' compliance with the financial covenants in SECTION 8 and
SECTION 9 of the Credit Agreement is accurately calculated on the attached
SCHEDULE 1.

By: Name: 'Title:

I MUST BE A RESPONSIBLE OFFICER OF BORROWER.

SCHEDULE, 1

     A. Describe any deviations from compliance with CLAUSE 3(A) OR clause 3(B) of the attached Compliance Certificate -- if none, so state:

     B. As required by CLAUSE 3(C) of the attached Compliance Certificate, describe any Potential Defaults .or Events of Default, if any -- if none, so state:

     C. As required by CLAUSE 3(D) of the attached Compliance Certificate, calculate compliance with the covenants in Section 8 and Section 9 of the Credit Agreement at the end of the Subject Period (on a consolidated basis, if applicable):

       Covenant                                       At End of Subject Period


1.     Net Worth ss.9.1
                                                               (a) Net Worth
         (b)     NI _______

2.       Leverage Ratio ss.9. 2. . . . . .

          (a     Total Debt                       $


         (b)     RATIO OF LINE 2 (a) to the SUM OF LINE . . . . . .
                 T0  . . . . . . . . . . . . . . . . . . . .
                 I (a) pt us t MA I SUBORDINATED DEBT. . . . . .

          (C) MAXIMUM        .........                       10.0 TO 10
              -------------------------------------------------------------

3.       Cash Flow - - 9. 3

                 Cash Row

         (b)      N1i uillutill. . . . . . . . . . . . .

                                                        13 T O 1.0

                                                            .2

                                    EXHIBIT E

                               OPINION OF COUNSEL

     The opinion delivered by counsel to the Companies must be in form and substance acceptable to Administrative Agent and its special counsel and cover the following matters:

     1. To the best of that counsel's knowledge, except as described on SCHEDULE
6.2 to the Credit Agreement (a) Borrower has no Subsidiaries and (b) no Company has used or transacted business under any other corporate or trade name in the six-month period preceding the date of this agreement.

     2. Each Company is duly organized, validly existing, and in good standing under the Governmental Requirements of the jurisdiction in which it is incorporated as stated on SCHEDULE 6.2 to the Credit Agreement.

     3. Each Company is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction so indicated on SCHEDULE 6.2 to the Credit Agreement and in each other jurisdiction where, to the best of that counsel's knowledge, the nature and extent of that Company's business and properties require due qualification and good standing

     4. EACH COMPANY POSSESSES all requisite corporate power and authority to conduct its business as is now being -- or is contemplated by the Credit Agreement to be -- conducted.

     5. The execution and delivery by each Company and each Guarantor of each Credit Document to which it is a party and the performance by it of its related obligations (a) are within its corporate power, (b) have been duly authorized by all necessary corporate action on its behalf, (c) except for my action or filing that has been taken or made on or before the date of this opinion, require no action by or filing with any Governmental Authority, (d) do not violate any provision of its charter of bylaws, (e) do not violate any provision of Governmental Requirement applicable to it or any material agreements to which it is a party and of which that counsel is aware, and (f) except for Lender Liens, do not result in the creation or imposition of any Lien on any asset of any Company.

     6. Upon execution and delivery by all parties to it, each Credit Document will constitute a legal and binding obligation of each Company party to it, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Laws and general principles of equity.

     7. Except m disclosed on SCHEDULE 6.9 to the Credit Agreement (a) no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to it or, if so adversely determined, would be a Material-Adverse Event, and (b) no outstanding or unpaid judgments against any Company exist.

     8. No Company is subject to regulation under the INVESTMENT COMPANY ACT OF 1940, as amended, or the PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, as amended.

     9. Borrower is approved and qualified and in good standing as an issuer, mortgagee, of seller/servicer, and meets all requirements applicable to its status as such, as described in SECTION 6.16(B) of the Credit Agreement.


                                    EXHIBIT F

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into effective as of 199, between ("ASSIGNOR"), and ("ASSIGNEE"),

     CF1 MORTGAGE CORPORATION, a Florida corporation (to be known as Bankers Direct Mortgage Corporation as of July 1, 1997) ("BORROWER"), certain lenders ("LENDERS"), and Bank One, Texas, N.A. (in its capacity as Administrative Agent for Lenders, 'ADMINISTRATIVE AGENT'), are party to the Amended and Restated Credit Agreement (as renewed, extended, amended, or restated, the "CREDIT AGREEMENT") dated as of January 31, 1997, all of the defined terms in which have the same meanings when used -- unless otherwise defined -- in this agreement. This agreement is entered into as required by SECTION 12.14 of the Credit Agreement and is not effective until consented to by -Borrower and Administrative Agent, which consents may not under the Credit Agreement be unreasonably withheld.

     ACCORDINGLY, for adequate and sufficient consideration, Assignor and Assignee agree as follows:

     ASSIGNMENT AND ASSUMPTION. By this agreement, and effective as of , 199_, (the "EFFECTIVE DATE"), Assignor sells and assigns to Assignee (without recourse to Assignor) and Assignee purchases and assumes from Assignor an interest in and to all of Assignor's Rights and obligations under the Credit Agreement (except any Rights and obligations pertaining to Assignor's role as Administrative Agent, Lender of Swing Borrowings, and custodian) as of the Effective Date, including, without limitation, (a) a _% interest in Assignor's Commitment, (b) a corresponding amount of the Principal Debt outstanding under Assignor's existing Warehouse Note, (c) all interest accruing in respect of the interests assigned above (collectively, the "ASSIGNED INTERESTS") after the Effective Date, and (d) all commitment fees accruing in respect of the Assigned Interest after the Effective Date.

     2. Assignor Provisions. Assignor (a) represents and warrants to Assignee that as of the Effective Date

     (i) $ - is outstanding (without reduction for any assignments that have not yet become effective) under the Assignor's Warehouse Note, (ii) Assignor is the legal and beneficial owner of the Assigned Interest, which is free and clear of any adverse claim, and (iii) Assignor has not been notified of an existing Event of Default or Potential Default, and (b) makes no representation or warranty to Assignee and assumes no responsibility to Assignee with respect to (i) any statements, warranties, or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency, or value of any Credit Document, or (iii) the financial condition of any Company or the performance or observance by any Company of any of its obligations under any Credit Document.

     3. ASSIGNEE PROVISIONS. Assignee (a) represents and warrants to Assignor, Borrower, and Administrative Agent that Assignee is legally authorized to enter into this agreement and each other Credit Document to which it will become a party, (b) confirms that it has received a copy of the Credit Agreement, copies of the Current Financials, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this agreement, (c) agrees with Assignor, Borrower, and Administrative Agent that Assignee shall -- independently and without reliance upon Administrative Agent, Assignor, of any other Lender and based on such documents and information as Assignee deems appropriate at the Lime -- continue to make its own credit decisions in taking or not taking action under the Credit Documents, (d) appoints and authorizes Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to Administrative Agent by the terms of the Credit Documents and all other reasonably -incidental powers, (e) agrees with Assignor, Borrower, and Administrative Agent that Assignee shall perform and comply with all provisions of the Credit Documents applicable to Lenders in accordance with their respective terms, and (f) if Assignee is not organized under the Governmental Requirements of the United States of America or one of its states, it (i) represents and warrants to Assignor, Administrative Agent and Borrower that no Taxes are required to be withheld by Assignor, Administrative Agent, or Borrower with respect to any payments to be made to it in respect of the Obligation, and it has furnished to Administrative Agent and Borrower two duly completed copies of either U.S. Internal Revenue Service FORM 4224, FORM 1001, FORM W-8, or any other form acceptable to Administrative Agent that entitles Assignee to exemption from U.S. federal withholding Tax on all interest payments under tile Credit Documents, (ii) covenants to provide Administrative Agent and Borrower a new FORM 4224, FORM 1001, FORM W-8, or other form acceptable to Administrative Agent upon the expiration or obsolescence of any previously delivered form according to applicable Governmental Requirements, duly executed and completed by it and to comply from time to time with all Governmental Requirements with regard to the withholding Tax exemption, and (iii) agrees with Administrative Agent and Borrower tha4 if any of the foregoing is not true or the applicable forms are not provided, then Administrative Agent and Borrower (without duplication) may deduct and withhold from interest payments under the Credit Documents any United States federal-income Tax at the full rate applicable under the IRC.

     4. CREDIT AGREEMENT AND COMMITMENTS. From and after the Effective Date (a) Assignee shall be a party to the Credit Agreement Line (to the extent provided in this agreement) have the Rights and obligations of a Lender under the Credit Documents and (b) Assignor shall (to the extent provided in this agreement) relinquish its Rights and be released from its obligations under the Credit Documents. Oil the Effective Date, after giving effect to this and certain other assignment and assumption agreements that become effective on the Effective Date, but without giving effect to any other assignments that have not yet become effective, Assignor's and Assignee's COMMITMENTS WILL be as follows:

          Lender                              Commitments

ASSIGNOR                    $
ASSIGNEE                    $

     5. Notes. Assignor and Assignee request Borrower to issue new Notes to Assignor and Assignee in the amounts of their respective commitments under PARAGRAPH 4 above and otherwise issue these Notes in accordance with the Credit Agreement. Upon delivery of those Notes, Assignor shall return to Borrower all Notes previously delivered to Assignor under the Credit Agreement.

     6. PAYMENTS AND ADJUSTMENTS. From and after tile Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees, and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods before the Effective Date by Administrative Agent or with respect to the making of this assignment directly between themselves. Assignor agrees to apply any payments and proceeds with respect to the Obligation ratably with Assignee.

     7. CONDITIONS PRECEDENT. PARAGRAPHS I through 6 above are not effective until (a) counterparts of this agreement are executed by Assignor, Assignee, Administrative Agent, and Borrower, and are delivered to Administrative Agent and Borrower and (b) pursuant to SECTION 12.14(a)(ii), Assignor pays to Administrative Agent an administrative transfer fee of $2,500. If Administrative Agent is the Assignor, the requirement of SECTION 12.14(A)(II) is waived with regard to this agreement.

     8. INCORPORATED PROVISIONS. Although this agreement is not a Credit Document, the provisions of the Credit Agreement applicable to Credit Documents are incorporated into this instrument by reference the same as if this agreement were a Credit Document and those provisions were set forth in this agreement verbatim.

     9. COMMUNICATIONS. FOR purposes of Section 12.2 of the Credit Agreement, Assignee's address and telecopy number -until changed under that section -- are beside its signature below.

     10. AMENDMENTS, ETC. No amendment, waiver, or discharge to or under this agreement is valid unless in writing that is signed by the party against whom it is sought to be enforced and is otherwise in conformity with the requirements of the Credit Agreement.

     11. ENTIRETY. THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN ASSIGNOR AND ASSIGNEE ABOUT ITS SUBJECT MATTER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR COMMITMENTS, OR SUBSEQUENT ORAL AGREEMENTS OF ASSIGNOR AND ASSIGNEE. THERE ARE No UNWRITTEN ORAL AGREEMENTS BETWEEN ASSIGNOR AND ASSIGNEE.

     12. PARTIES. This agreement binds and benefits Assignor, Assignee, and their respective successors and assigns as permitted under the documents.

                                      [REMAINDER OF PAGE INTENTIONALLY BLANK.
                                             SIGNATURE PAGES FOLLOW.]


EXECUTED as of the date first stated above.

BANK ONE, TEXAS, N.A., as ASSIGNOR and
ADMINISTRATIVE AGENT                         as ASSIGNEE

By                                            By

Name:                                         Name
Title:                                        Title

(Address)

Attn.:

(Tel. No.)(-) (Fax No.)(-)

     As of the Effective Date, Administrative Agent (per the above signature) and Borrower consent to this agreement and the transactions contemplated in it.

                                    CF1 MORTGAGE CORPORATION, as BORROWER

By: Name: Title:

       Gloria Sadler                  Bank One, Texas, NA
                   i                  PH 1  655 115
                                                    5 115




June 25, 1997

Mr. Dusty Lashbrook
President and Chief operating officer
CFI Mortgage Corporation
580 Village Blvd., Suite 360
West Palm Beach, Florida 33409

Dear Dusty:

In anticipation of beginning a new relationship, I thought it would be beneficial to give you a BRIEF OVERVIEW OF OUR WAREHOUSING procedures.

WAREHOUSE PACKAGES

The warehouse packages will be forwarded overnight to Bank One, Texas Mortgage Warehouse, 1900 Pacific Building, 6th floor. The warehouse packages will include: the original note endorsed in blank; the original executed assignment (in blank) in recordable form and, if a purchased loan, a certified copy of the interim assignment; title company certified true copy of the Deed/mortgage; a copy of the take-out commitment and the warehouse transmittal.

Bank One staff will immediately review all documentation in the warehouse package for errors in the loan amount, interest rate, closing date, names, signatures, endorsements, and legal description. If there are errors or discrepancies in the documentation, Bank one will contact the Borrower via telephone. The collateral package(s) will be returned in overnight mail to the Borrower to be corrected, therefore no advance will be allowed for that particular loan.

SERVICES

    Shipping

The Borrower will send via overnight delivery to Bank One, an original letter signed by an authorized representative, requesting the shipment of notes to permanent investors. The request letter will have a list attached specifying the notes and/or documents to be shipped (loan number, name, note amount) , and the exact wording for endorsements. Bank One will endorse the note(s) and forward as instructed in the letter. A bailee letter will accompany all notes shipped out of the Bank.

    POOLING

Borrower will send pool packages to Bank One at least one day prior to Initial Certification. After initial certification is completed by Bank One, the Bank will overnight the pool packages to the appropriate government agency. All settlements pertaining to

GNMA, FNMA and FHLMC pool transactions must be handle by Bank One's Safekeeping Department. ALL SHIPPING AND COURIER CHARGES WILL BE PAID BY THE BORROWER.

INVESTOR PURCHASES

When loans are purchased, funds will be wired to Bank One according to funding instructions provided to the investors by Bank One and the Borrower (the "Bailee Letter") . Bank One will notify the Borrower when wires are received. The borrower will fax a payment direction letter instructing Bank One to pay down the warehouse line. Immediately after a loan is purchased by an investor and removed from Bank One's collateral inventory, the residue will be returned to the Borrower.

WET FUNDING/SPECIAL BORROWING

The Borrower will submit a borrowing request to Bank One listing loans not yet closed with complete wiring instructions or check information identifying closing agents. Bank One will advance against the warehouse line of credit, deposit the proceeds of the advance into the Borrower's funding account, and add the loans to warehouse inventory as "wet". For wires, the Borrower will Que in
(type) the wiring instructions via in-house computer against the funding account and submit the sequence number of the wire to Bank One for secondary authorization. Bank One will verify and release the wire to the title company by providing secondary authorization approval. Please note that the Borrower must assign personnel of Bank one secondary authorization for all wires related to wet fundings. For checks, the Borrower will submit a list of checks written/issued on the DAY OF CLOSING.

REPORTING

Bank One will provide the following collateral reports weekly to the Borrower for reconciliation purposes:

                 a. Basic Status Report

                  b. Notes Shipped to Investors

If you have any questions or need additional information, please do not hesitate to give me a call at 214/290-6082.

We look forward to a good working relationship!!!!





Alloria Sadler, Manager
Mortgage Finance Operations

cc: Paul Lazusky